Exhibit 10.02
SECOND AMENDED AND RESTATED
SYMANTEC ONLINE STORE AGREEMENT
Certain confidential information contained in this document, marked by asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

This nonexclusive Second Amended and Restated Symantec Online Store Agreement (the “Agreement”) is entered into as of the Effective Date between Symantec Corporation, a Delaware corporation maintaining its principal place of business at 20330 Stevens Creek Boulevard, Cupertino, California 95014, Symantec Limited, an Irish corporation maintaining its principal place of business at Ballycoolen Industrial Park, Blanchardstown, Co. Dublin 15, Ireland (collectively, “Symantec”), Digital River, Inc., a Delaware corporation maintaining its principal place of business at 9625 West 76th Street, Eden Prairie, Minnesota 55344, and Digital River Ireland Limited, Bay E7 Shannon Free Zone, Shannon, Co Clare, Ireland (collectively, “Digital River”) (the parties collectively referred to herein as the “Parties” and individually as a “Party”) and supersedes and replaces the prior Authorized Symantec Electronic Reseller for Shop Symantec Agreement with an Effective Date of December 20, 2000 and the Amended and Restated Symantec Online Store Agreement with an Amended Date of July 1, 2003. All Statements of Work and Site Initiation Forms (including Backend Provider Agreements) under the prior Agreements will continue in full force and effect. This Agreement shall be effective as of the Effective Date. Unless otherwise defined herein, the capitalized terms used in this Agreement, shall have the meanings given to them in Exhibit A.
RECITALS
A. Symantec designs, publishes, manufactures and distributes computer software products, including the Symantec Products, which products Symantec licenses to End Users under the terms of Symantec’s EULAs.
B. Digital River has developed or otherwise acquired rights in a system comprising of software and hardware used by Digital River to distribute software products to third parties by allowing such third parties to download the software products through the Internet (as more particularly described in Section A(5), the “Reseller System”).
C. Symantec and Digital River desire that Digital River obtain the right to resell Symantec Products to End Users through Symantec’s Storefront, in accordance with the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements hereinafter set forth, Symantec and Digital River agree as follows:
A. APPOINTMENT AS AUTHORIZED ELECTRONIC RESELLER.
1. Outsourcer Appointment to the Storefront. Subject to the terms and conditions set forth herein, Symantec hereby appoints Digital River, and Digital River hereby accepts such appointment, as an independent, nonexclusive electronic reseller of Symantec Products through the Storefront, solely within the Territory. Symantec is under no obligation to use solely Digital River for operations related to its Storefront, Sub-sites, Sites or Partner Sites within the Territory and Symantec may, in its sole discretion, engage multiple suppliers, back end providers and/or perform any or all aspects in house. Digital River shall perform as Symantec’s outsourcer for operating the Storefront in the Territory until the termination or expiration of this Agreement. Digital River’s appointment under this Agreement as an electronic reseller shall be limited to reselling the Symantec Products (i) through the Storefront and (ii) to Customers located within the geographic limits of the Territory. Digital River’s appointment only grants to Digital River a license to market, distribute, and transfer the Symantec Products to Customers, and does not otherwise transfer any right, title or interest in any such software to Digital River. Digital River agrees that it will not purchase Symantec Products from a source other than Symantec, a Symantec authorized distributor, or any other party authorized by Symantec.
Digital River, Inc. shall have all rights and duties necessary in order to perform the obligations under this Agreement with respect to transactions conducted with End Users located within the United States. Digital River

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Ireland Limited (“Digital River, Ltd.”) shall have all rights and duties necessary in order to perform the obligations under this Agreement with respect to transactions conducted with End Users located outside of the United States. Either Digital River, Inc. or Digital River Ltd. may sell to End Users, as authorized under the Agreement, through other wholly-owned subsidiaries of Digital River via a back-to-back sale, under a commissionaire arrangement, or under any similar inter-company agreement. Digital River will be responsible for any liability resulting from its use of any such inter-company agreement(s).
2. Limitations. The appointment in Section A(1) pertains only to the distribution through the Storefront of Symantec Products listed on Exhibit R as it may be amended from time to time to include new Symantec Products or remove Symantec Products that Symantec chooses not to offer its resellers or distributors. The deletion or addition of Symantec Products from Exhibit R shall be consistent with Symantec’s deletion or addition of Symantec products for sale to End Users through Symantec’s reseller and distributor channel for the Territory, with the exception of product, product bundle or price promotions that may be offered by Symantec to select resellers or distributors from time to time. This Agreement does not pertain to the resale of Symantec Products by Digital River other than through the Storefront using the Reseller System; provided, however, that the foregoing limitation shall not preclude Digital River from distributing packaged Symantec Products to End Users who conduct the purchase of such packaged products through the Storefront, subject to the limitations set forth in Section B(13) hereof. Digital River’s appointment is additionally limited to distribution of Symantec Products to End Users on a single or multi-user basis.
3. Nature of Appointment. With respect to any Symantec Product, Digital River’s appointment only grants to Digital River such rights as are set out in this Agreement, and does not transfer any right, title or interest in any such software to Digital River. Use of the terms “sell,” “purchase,” license,” and “price” in this Agreement shall be interpreted in accordance with Section A(1) and this Section A(3).
4. Symantec’s Reserved Rights.
     a. Changes in Number of Electronic Resellers. Symantec reserves the right, from time to time and in its sole discretion, to increase or decrease the number of authorized Symantec distributors and resellers (including electronic resellers) and to distribute Symantec Products directly to all types of Customers using its own personnel or independent sales representatives.
     b. Symantec Accounts. Symantec reserves the right to distribute Symantec Products to any person or entity.
     c. Symantec Products; Changes in Products. Symantec reserves the right, in its sole discretion and without liability to Digital River, to add to and/or delete from the list of Symantec Products, any products distributed by Symantec. Any addition or deletion from the list of Symantec Products shall be indicated by Symantec’s unilateral amendment of Exhibit R to this Agreement and notice thereof to Digital River. Symantec reserves the right, in its sole discretion and without liability to Digital River, to delete and add Symantec Products from time to time. Any addition or deletion from the list of Symantec Products shall be indicated by Symantec’s delivery to Digital River of an updated product list, subject to the following conditions: (x) any addition or deletion of Symantec Products from the product list shall be consistent with Symantec’s deletion or addition of Products for sale to End Users through Symantec’s authorized distribution and reseller channel for the Territory, (y) Symantec may unilaterally add Symantec Products to the product list if such products have an ERP of $19.95 or greater, and the parties must mutually agree to the addition to the product list of Symantec Products having an ERP of less than $19.95 and (z) in the case of a Product Bundle, Symantec may unilaterally add such Product Bundle to the product list so long as the average ERP for each Symantec Product contained in the Product Bundle (determined by dividing the total ERP for the Product Bundle by the number of individual products contained in the Product Bundle) is at least $19.95, regardless of whether any one or more of the products contained in the Product Bundle may individually have an

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ERP of less than $19.95. Symantec may in its sole discretion determine the regions for which certain Symantec Products are appropriate, and Digital River shall offer the Symantec Products only through the Sub-site for such regions.
5. Reseller System. The following is a general description of the Reseller System and certain obligations of Digital River with respect thereto, subject to the additional terms and conditions contained in this Agreement:
     a. Symantec will provide Digital River with a master copy for each Purchase First and Try/Buy Symantec Product. Digital River will secure, store, and distribute Symantec Products in accordance with the terms and conditions of this Agreement, including the Exhibits attached hereto, and any SOWs mutually agreed upon by the Parties.
     b. When an End User visits the Storefront website and decides to obtain a Symantec Product, Digital River shall provide the End User with an electronic order form and, in the case of Purchase First products, shall obtain credit card or other acceptable payment information for authorization. Upon Digital River’s acceptance of the order form and the credit card or other acceptable payment information (in the case of Purchase First), Digital River shall permit the download of the applicable BOB or cryptographic keys that support or control functionality for Symantec Products (“Keys”). Digital River shall provide to Symantec free downloads of Try/Buy products by End Users *.
     c. Digital River will distribute BOBs only as packaged in accordance with this Agreement, with all Symantec provided warranties, disclaimers and EULAs intact. Digital River shall honor any refund requests received from End Users for Symantec Products distributed by Digital River pursuant to the terms of the applicable EULA for such product. Digital River agrees not to take any action contrary to Symantec’s EULA with regard to refunds unless such action is expressly and unambiguously allowed under this Agreement or otherwise required by law. When Digital River acts in accordance with this Section A(5)(c), it will advise Symantec of the action taken and its reasons for the same, and will indemnify Symantec under Section I(1) against any losses related to the same.
     d. Digital River is strictly prohibited from sublicensing the right to provide ESD or, except as otherwise provided for under Section A(1) or Exhibit Z of this Agreement, distribute any Symantec Products in any form and shall not make any ESD available to any third party for further download distribution, unless specifically authorized by Symantec in a fully executed Amendment, SOW or other agreement with Symantec.
B. OBLIGATIONS OF DIGITAL RIVER.
In recognition of the particular expertise and commitment necessary to support Symantec Products properly, Digital River warrants and represents and agrees with Symantec that Digital River has, and during the term of this Agreement will continue to maintain, the capacity, technology, facilities and personnel reasonably necessary to perform such functions as are required to carry out its obligations under this Agreement, and that it is ready and willing to do so. Digital River shall also perform the following obligations:
1. Staffing and Storefront Requirements.
     a. General Staffing. Digital River will retain sufficient fully trained staff at all times reasonably necessary to maintain and provide the level of Customer support detailed in Exhibit S, including during periods of promotional programs, high sales volume and staff attrition. Digital River shall notify Symantec of any anticipated material changes in staffing and management immediately upon becoming aware of such anticipated changes. As Symantec increases and adds more features and services on line for its Customers through the various marketing programs, campaigns and web sites, as indicated to Digital River, Digital River agrees make best efforts to add its own

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

staffing and infrastructure, at no cost to Symantec, as necessary to scale its environment to meet the demands for such aforementioned services.
     b. Dedicated Team. The Dedicated Team will: (a) work solely on Symantec projects and requests at a one hundred percent (100%) utilization rate; (b) work only * per person, per week, or *, per person, per quarter (less any holidays) (the “Dedicated Team Hours”). Digital River will be responsible for all costs and fees related to the Dedicated Team. Digital River will provide a weekly written report to Symantec in substantially the form it has used to report on the team’s utilization throughout 2005. To the extent Symantec requires work by the Dedicated Team in excess of the Dedicated Team Hours, Symantec will request such work in writing, and will pay the Consulting Rate for all such work.
     c. Account Management Team. Digital River will maintain an account management team sufficient to support the worldwide nature and level of the Storefront business. The Account Management Team will not work on infrastructure or systems related projects – which projects are the responsibility of Digital River’s general staff or the Dedicated Team, depending on the nature of the project – but will work on marketing, Storefront content changes, adding or deleting Symantec Products on the Storefront, and the relative placement of such Symantec Product, and related tasks. The nature of the work performed by the Account Management Team is discussed in further detail below.
          i. * of * Account Management Time per Month. Digital River will provide, at *, * per month of account manager time for making updates or changes to the Storefront on Symantec’s behalf, which updates or changes could be made by Symantec through the DRCC.
          ii. In Excess of * of Account Management Time per Month. Symantec shall pay Digital River the Consulting Rate for Digital River account manager time used beyond the initial * per month to make updates or changes to the Storefront that could be made by Symantec through the DRCC. Digital River shall obtain Symantec’s written approval to exceed * in making updates or changes to the Storefront in a given month, and shall not bill Symantec for any hours spent without obtaining Symantec’s prior written approval. Digital River shall provide reasonable assistance to Symantec if they encounter problems making changes using the DRCC Digital River shall follow the procedures and schedules set forth on Exhibit C with respect to the changes and updates it is obligated to make to the Storefront hereunder.
     d. Storefront Requirements. Digital River shall host the Storefront on its servers and shall operate the Storefront 24 X 7 X 365, with the no less than the minimum amount of Up Time required by Exhibit F hereto. Digital River shall also perform the following obligations with respect to the Storefront:
          i. Initial Storefront Design; Look and Feel; Style Guidelines. The Storefront, including all Sub-sites, will meet Symantec’s specifications and quality assurance testing requirements. All websites used in connection with the Storefront must: (a) comply with Symantec’s style guidelines; and (b) contain all features, including graphical components that comprise the “look and feel” of Symantec’s Storefront. The Storefront must have Symantec’s look and feel as if Customers are buying directly from Symantec. However: (a) as directed and approved by Symantec, or (b) as required by law and without such direction and approval, but with written notice to Symantec, a clear and prominent statement indicating that Digital River is Symantec’s contracted vendor, with Digital River’s full legal corporate name, address and contact details must be present on the Storefront. When Digital River acts without Symantec’s direction or approval in accordance with this Section B(1)(d)(i), it will advise Symantec of the action taken and its reasons for the same, will indemnify Symantec under Section I(1) against any losses related to the same, and will incorporate any reasonable changes requested by Symantec.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

          ii. Content Changes and Updates.
     a. Symantec shall have sole discretion regarding the Content (other than pricing information for the Symantec Products), structure and look and feel of the Storefront. Digital River may make changes to the Storefront that are immaterial or that relate to pricing of the Symantec Products upon prior email notification to Symantec, but shall obtain Symantec’s prior approval of all other changes. Nothing in this section, or anywhere else in this Agreement, is intended to limit Digital River’s right to change the content or placement of disclosures on the Storefront relating to Digital River’s data handling policies and processes, terms and conditions of sale, its role as a reseller, or any related disclosure to Customers, provided all of the foregoing are required by law. Digital River will: (a) inform Symantec in writing of any legally required changes discussed in the foregoing sentence; (b) coordinate the implementation of such changes with at least a Director in Symantec’s Global Online Sales team; and (c) incorporate any reasonable changes requested by Symantec. Similarly, nothing in this section, or anywhere else in this Agreement, is intended to limit Symantec’s right to change the content or placement of disclosures on the Storefront relating to Symantec’s data handling policies and processes, or any related disclosure to Customers.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     b. Symantec will provide an account manager to make all changes to the Storefront and Sub-Sites requested by Symantec, including posting new Symantec Products, making product information changes and making the changes listed on Exhibit C. Digital River requires Symantec to utilize the DRCC to enter the ERPs directly into the pricing information of the Storefront either manually or when technology permits, automatically from Symantec’s own computer systems; provided however that Symantec agrees that Digital River has the right to change the actual sale prices to Consumers and set the prices as Digital River decides in its sole discretion. Digital River shall provide reasonable assistance to Symantec if they encounter problems making changes using the DRCC and Digital River shall follow the procedures and schedules set forth on Exhibit C with respect to the changes and updates it is obligated to make to the Storefront hereunder.
     c. Digital River shall provide the DRCC to permit Symantec to make certain modifications to the layout and Content of the Storefront remotely. The access provided to Symantec by such remote management tool shall include but not be limited to front page and category page product assignment and ranking and product description modifications; provided, however, that Digital River shall ensure that such online tool allows Digital River to control Symantec’s ability to alter or update any prices of the Symantec Products offered or sold through the Storefront, at Digital River’s sole direction.
     d. If Symantec should need to request assistance from Digital River, the following types of Storefront changes and updates requested by Symantec will be provided by the Account Management Team: product arrangement on the front page of the Storefront, arrangement of products within categories, adding or deleting products from the Storefront and modification of existing products (including but not limited to product name, item listing, marketing information, product description and box shot changes) adding new Symantec Product IDs and email campaign activities that could be done by Symantec with the Enterprise Campaign Manager (ECM) tool (including uploading Customer Information, segmenting of Customer Information, and creating graphics text and html); Storefront template (including but not limited to the “look and feel” of the Storefront) changes, navigation bar changes, and shopping cart changes. Any additional types of Storefront changes or updates not identified herein shall also be provided by the Account Management Team *. If neither the Agreement nor any SOW specifies which Party is responsible for a particular area, Digital River shall not charge Symantec for a change or update relating to such area unless the Parties have previously agreed in writing to the scope of the work to be performed by Digital River and the rate to be charged.
     e. The time required to make any Storefront changes or updates that are necessary because of an error on the part of Digital River will be fixed by Digital River at no cost to Symantec.
     f. All changes counted as part of the Account Management time shall be completed by Digital River within two business days after Symantec makes the request and provides all necessary materials to Digital River; provided, however, that in the case of mis-posted products, items on the Storefront in error or any other situation reasonably deemed an emergency by Symantec, Digital River shall use its best efforts to complete the requested change as soon as reasonably possible following Symantec’s request, but in no event later than two business days after Symantec’s request.
     g. Digital River shall maintain a spreadsheet to track the following data relating to all Storefront changes or updates requested by Symantec: change requested, site(s) within the Storefront to which the change applies, name of person requesting the change, date requested, estimated and actual completion dates, and estimated and actual completion hours. Digital River shall provide monthly updates of the spreadsheet to Symantec until such time as the Parties may mutually agree in writing that Digital River shall provide bi-monthly updates of such spreadsheet to Symantec.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

2. Sub-sites. The Storefront shall contain the Sub-sites, which Sub-sites are subject to change or addition from time to time at the sole discretion of Symantec. Upon Symantec’s request for Digital River to design and set up a new Sub-site, the Parties shall prepare a SIF for the work to be performed. Digital River shall develop each new site as described in the applicable SIF *. All current Sub-sites as of the Effective Date, which Sub-sites are shown on Exhibit U shall continue unless Symantec requests Digital River to discontinue. Unless otherwise agreed to in writing by Symantec, each Sub-site will be subject to the following provisions:
     a. Featured Partner Spots. Each Sub-site must have one to four graphic spots for featuring Symantec-designated partners that are online retailers of Symantec Products. The specific number of graphic spots in each Sub-site shall be specified by Symantec, and Symantec will provide the graphics and applicable links. Digital River shall make needed changes to feature spots on Sub-sites as requested by Symantec with two weeks’ advanced notice, * to Symantec. Changes to Sub-sites feature spots shall not be requested by Symantec more than one time per month for each Sub-Site.
     b. Banners. Each Sub-site must have a section to accommodate a minimum of three (3) rotating marketing banners that promote Symantec Products and Symantec-designated links to other web sites. Symantec shall create any such banners, which may be different for each Sub-site. Digital River shall update banner rotation upon two weeks’ advance notice by Symantec at *. Symantec’s requested changes to marketing banners shall not exceed once each two weeks. Notwithstanding the foregoing, in the event of an outdated banner, obsolete product, virus outbreak or other event reasonably deemed an emergency by Symantec, Digital River shall update the applicable banner promptly following Symantec’s request.
     c. Purchase Options. Each Sub-site must have a section that outlines ordering options available to Symantec Customers. The section is to contain a link to the www.symantec.com web site. The following ordering options shall be available for purchasing Symantec Products:
          i. Toll Free or Toll Share Telephone Numbers. Digital River will establish toll free or toll share numbers for the United States and Canada for purposes of permitting Customers in those locations to order packaged Symantec Products via telephone, to order Wrapped Purchase First and Try/Buy Symantec Products and to obtain Keys to unlock downloads of Wrapped Symantec Products. Such list of toll free or toll share countries may change from time to time based upon mutual agreement by Symantec and Digital River. The applicable toll free or toll share telephone numbers shall be displayed in locations on the Sub-sites that are reasonably able to be located by Customers. The toll free or toll share telephone number ordering option for packaged products is available only for deliveries to addresses in the locations Digital River is expressly permitted under this Agreement to distribute packaged Symantec Products. Upon a decrease in the * that Digital River pays for Symantec Product attributable to the transfer of part of the Customer Service responsibility under Section G(4) of this Agreement, Symantec shall become responsible, in accordance with the Customer Support Transition Schedule, for all costs associated with the maintenance of such numbers.
          ii. Fax. While Digital River is responsible for Customer Service in a particular region, Digital River shall cause Customers who desire to purchase Symantec Products by fax to be presented with a printable form containing the product title and SKU of the Symantec Products to be ordered. The form should contain fields for Customers to supply missing information, and information on how to fax completed forms to Digital River’s order processing center with Customers’ credit card numbers. Such fields should include purchase quantity, credit card and shipping information. Digital River shall display the applicable fax number(s) on each Sub-site in locations that are reasonably able to be located by Customers.
          iii. Internet Orders. Digital River shall permit Customers to make orders directly through the Internet via online order forms.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     d. Site Traffic Reporting. Each Sub-site must be set up to measure Traffic and the effectiveness of specific marketing campaigns.
     e. Currency and Payment Options. Digital River shall provide Customers the currency options specified in Exhibit D and the payment options specified in Exhibit E.
     f. Try/Buy Products. Digital River’s order processing system must be able to process orders for Symantec Try/Buy products, using the Wrapper Technology. Order processing for Try/Buy products shall be available in all localized languages available using the Wrapper Technology and shall include the currency processing and payment options listed in Exhibits D and E, respectively.
3. Digital Rights Management. Digital River will comply with the product wrapping and/or other digital rights requirements required by Symantec, as these requirements are communicated to Digital River by Symantec from time to time and as specifically set forth in Exhibit Y. Pursuant to the terms of this Agreement, and conditioned upon full compliance with the same, Symantec grants to Digital River, a limited, revocable, non-exclusive, non-transferable right to use within the Territory and for the Term of the Agreement only, the digital rights and/or wrapping technology provided by Symantec to Digital River, collectively, the “DRM Technology”. Symantec (and its licensors as applicable) own all right, title, and interest in and to the DRM Technology. Digital River shall not commit or omit any act or omission in its use of the DRM Technology if applicable, in any manner that would impair Symantec’s (and its applicable licensors’) proprietary rights or goodwill in the foregoing DRM Technology. Digital River shall use the DRM Technology only as expressly permitted herein. Symantec may update the content and functionality of and/or discontinue or modify, at any time, in its sole discretion any of the DRM Technology.
4. Symantec Digital Purchase First Products. Digital River will offer and distribute Symantec digital Purchase First Products for orders placed on the Storefront, or as otherwise directed by Symantec.
5. Try/Buy Symantec Products. Upon Symantec’s request, Digital River will provide purchase options to Customers who initiate the download of Try/Buy Symantec Products and shall use the message provided by Symantec, as modified in text or process by Symantec in writing from time to time. In such case, Digital River shall require Customers to submit the requested information prior to permitting the download of the requested Try/Buy Symantec Product, and Digital River shall make such information available to Symantec (in a form that is grouped, and/or permits sorting, by Sub-Site and country) through the DRCC or via data feed pursuant to the terms of Section E(2) of the Agreement.
6. Service Levels. Digital River shall provide service levels for the Storefront that at a minimum meet the requirements set forth in Exhibit F.
7. E-Commerce and Hosting Arrangements.
     a. Main Scope of E-Commerce and Hosting Arrangements. From time to time, Symantec will enter into contracts (the “Front End Agreement(s)”) with certain third parties, who are Customers and partners of Symantec (the “Partners”), and based on those Front End Agreements, Symantec may request Digital River, as one of its back end providers of its e-commerce and hosting needs, to: (i) create and host a solely Symantec branded or alternatively co-branded online product purchase store (the “Online Stores”); (ii) create and host a private download site for a Partner pursuant to specific and unique terms and conditions (the “Download Site”); and/or (iii) facilitate a Partner linking to the Storefront in return for either * Symantec Products (“Link *,”) or a revenue share payment from Symantec (“Link and Revenue Share”). Collectively and interchangeably, the Online Stores (which includes each Generic Store and each Co-Branded Store), Link * and Link and Revenue Share

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

arrangements, as well as Download Sites shall be referred to as the “Site(s).” (For the avoidance of doubt, Digital River is not acting as a reseller of Symantec Products on Download Sites,) This Section B7 applies only to such Sites and not to the Storefront. Provided that Symantec and Digital River agree upon such terms and enter into a separate SIF for such Site to govern the hosting and building of each such Site, or for such linking arrangement, the terms of which are incorporated herein by reference and shall become part of this Agreement, Digital River shall build such Site(s) for Symantec using Digital Rivers’ web and delivery technologies, as further described herein. Digital River shall give full support to Symantec relating to the purchase and installation process of Symantec Products obtained from such Sites. Symantec is the sole owner of all domain names, URLs, Site addresses or other id’s and the actual Sites under the terms of this Agreement. Digital River shall provide all Customer service to the Site’s users in regard to problems with downloads or questions concerning the process of downloading the Symantec Products, as more specifically detailed in Exhibit S, which shall apply equally to the Sites as it does to the Storefront. Symantec shall provide technical support to the End-Users in accordance with the license terms under which each Symantec Product was distributed. Within three (3) business days of receiving a Symantec approved SIF regarding a linking arrangement with a Partner, Digital River shall supply Symantec with one or more Campaign URL’s for that Partner, and indicate such on the SIF, execute it and promptly return the same to Symantec. Each Campaign URL shall allow Digital River to: (i) track the sales generated by Customers entering the Storefront from the Partner’s web site; and (ii) pay Symantec for the Symantec Products purchased through Partner, and pay the Partner the appropriate portion of the revenue generated in the form of a Revenue Share, as detailed below.
     b. Hosting of Download Sites. Digital River agrees to create and host certain Download Sites, as requested by Symantec, from time to time, pursuant to the terms of this Agreement and pursuant to separately negotiated terms between Symantec and Digital River set forth in the separate SIF for various Partners. The specific terms relating to the creation and maintenance of a particular Download Site shall be pursuant to such applicable SIF between Digital River and Symantec. Further, Digital River takes full responsibility for securing the Site and preventing unauthorized downloads or access to the Symantec Product and if not adequately secured, Digital River will fully indemnify Symantec for the lost revenue at the price at which the Partner purchased the Symantec Product from Symantec, for such lost or inappropriate downloads, for any other expenses incurred by Symantec as a result of inadequate security and for all other costs and losses incurred as a result of the inadequate security, so long as such costs are adequately documented, and for any and all other costs and losses associated with such security problems. Further, Digital River may not charge Symantec or the Partner for any expenses it would normally be able to charge Symantec or the Partner for, including but not limited to, per download fees, which are incurred during the time in which the Site is inadequately secured. Examples of inadequate security include, but are not limited to, those in which (i) the authentication process for screening allowed users does not adequately screen out unauthorized users, as defined by the Partner or (ii) authorized users are able to download or obtain copies of Symantec Product in excess of that authorized by the promotion or coupon of the Partner or actually paid for by the user or (iii) authorized users are able to download or obtain copies of Symantec Product in any manner not intended by the Partner, or (iv) unauthorized users are able to obtain Symantec Products, or (v) Symantec Products are obtained in a manner which was not intended by the terms of the applicable SIF, or (vi) such other security breaches, whether or not listed in the examples given above, which were preventable as they were in the complete control of Digital River to prevent. Symantec may extend the length of the Site’s existence upon written notice by Symantec to Digital River, without further action.
     c. Royalty Payment and Report from Digital River to Partners. If a SIF calls for a revenue share to be paid to a Partner, Digital River shall, no later than twenty (20) days after the end of each calendar quarter, on behalf of Symantec, pay to each Partner an amount equal to such Partner’s Revenue Share Percentage (as listed on the SIF) of Net Revenue (as defined in the SIF) but only on Net Revenue associated with those particular Symantec Products that the SIF indicates on which the Partner should receive a Revenue Share. Along with such payment, Digital River shall deliver to the Partner a written report showing, in reasonable detail, the calculation of such payment for such

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

quarter.The payment and report required hereunder shall be sent to the Partner at the address listed on the SIF (which may be changed by Symantec upon reasonable notice to Digital River). No later than twenty (20) days after the end of each calendar quarter, Digital River shall confirm to Symantec in writing that it has complied with its payment and reporting obligations pursuant to this subsection and shall provide Symantec with a copy of the report sent to each Partner at the address stated in Exhibit M. Digital River is entitled to withhold from the amounts owed to, and to be paid to, Symantec, such amount of Revenue Share that Digital River paid to each Partner on Symantec’s behalf and any other promotions, discounts or rebates that Symantec contractually provides to Customers of the Partner which results in a reduction of the proceeds that Digital River collects on a particular sale of a Symantec Product, pursuant to this section. All other amounts due and owing to Symantec are to be paid to Symantec pursuant to the terms of this Agreement.
     d. Hosting of Online Stores.
          i. Co-Branded Stores. Digital River agrees to create and host certain “Co-Branded” Online Stores that contain certain designated Symantec Products and sets forth both the intellectual property marks of the Partner and of Symantec (the “Co-Branded Store”), as requested by Symantec, from time to time, and as mutually agreed to by Symantec and Digital River under the terms of the separate SIFs. Such Co-Branded Stores shall be created and hosted pursuant to the terms of this Agreement and pursuant to specifically negotiated terms set forth in a separate SIF entered into by Digital River and Symantec for each such Co-Branded Store, which SIF shall include no less than a description of the Co-Branded Store along with the Specifications, any fees or rebates, length of Site existence, launch date, revenue share for the Partner, any electronic coupons or rebates, and other unique terms. Symantec may extend the length of the length of the Site’s existence upon written notice by Symantec to Digital River, without further action.
          ii. Generic Stores. Digital River agrees to create and host certain “Generic” Online Stores that contain certain designated Symantec Products, but which do not specifically identify the Partner or its intellectual property marks (the “Generic Store”), as requested by Symantec, from time to time, pursuant to the terms of this Agreement and pursuant to the terms of the specific SIF entered into by Digital River and Symantec for each Generic Store. Such SIF shall include no less than a description of the links and Site address needed to create the Generic Store, fees or rebates, length of Site existence, launch date, revenue share for the Partner, any electronic coupons or rebates, and other unique terms. Symantec may extend the length of the Site’s existence upon written notice by Symantec to Digital River, without further action.
     e. URL’s for Sites. The URL for each Site shall be as specified in the relevant Exhibit containing the SIF for the particular Partner (the “URL”). The URL should only be accessible to such Partner’s customers or Site users coming directly from the Partner’s own website or through whatever promotional link is required, such as from the Symantec Product or in an e-mail provided by the Partner or Digital River on Partner’s behalf as part of an e-mail campaign, if so specified in the applicable SIF. Symantec shall obtain from Partner and provide to Digital River, on Partner’s behalf, the allowed URLs that a Partner’s customer or Site users may click through from to arrive at the Site (the “Allowed URLs”). The SIF will indicate if the Partner requires access to the Site to be restricted to only users coming from the Allowed URLs. In such a case, Digital River shall use the Allowed URLs to verify the permissible access by a Site user. If the Partner requires access to be restricted per the SIF, Digital River will not allow access to the Site by any user who accesses the Site from any URL other than the Allowed URLs. Digital River agrees to not allow any unauthorized links or third party advertisements or promotions of any kind whatsoever on any Site, except as specifically directed by Symantec. Notwithstanding the foregoing, Digital River shall not be responsible for any unauthorized links placed by Partner, or transferred to unauthorized email lists, or an unauthorized third party end user. Digital River shall create and host a single page location, as the page to which Digital River will send unauthorized Site users who do not meet the definition of an authorized Customer when access is restricted to users coming from Allowed URLs (the “Authentication Page”). Symantec shall obtain and

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

provide to Digital River, the information and wording instructing the non-authorized Site user as to the reason for their failed access to the Site and information and links on how to obtain membership and proper access, as each Partner deems appropriate, for the Authentication Page and as more specifically detailed in the relevant SIF. Digital River agrees to specifically comply with, and ensure that the Site will be in compliance with, all authentication requirements as provided for by any relevant SIF.
     f. Trademarks, Trade Names and Copyrights. Digital River agrees that each Site will include the proper trademarks, logos and trade names, for Symantec and if applicable, for the Partner, as indicated in the SIF for the Partner, all pursuant to the requirements of Sections D of the Agreement in the same manner as applied to the Storefront; provided however, no identification shall be made with “Symantec Online Store.” Digital River may rely upon Symantec’s presentation of the SIF as a warranty by Symantec that Symantec has obtained the necessary rights to permit Digital River to use the Partner’s copyrights, trademarks and other intellectual property to permit Digital River to create and run the Site. Symantec will indemnify Digital River, pursuant to Section I(2), for its failure to obtain adequate rights in this regard.
     g. Quality, Functionality and Look and Feel. Digital River shall build, host on its servers, and completely maintain all Download Sites and Online Stores and resell (as applicable and in accordance with the terms of this Agreement and the SIF) through such Online Stores and/or Download Sites to Site Customers, at a level of quality, functionality and look and feel, as set forth in the terms of each SIF, as applicable, the terms of this Agreement and the generally accepted standards in the online reseller and retail industry. The design and content of each Download Site and Online Store will be in compliance with the terms and conditions of each SIF, as applicable, at all times, and Digital River shall notify Symantec immediately upon discovery otherwise and remedy such problems within one (1) business day, unless otherwise provided an extended period of time to cure in writing, by an authorized Symantec Vice President or higher. Digital River shall follow the approved design and content blueprint for each Site, which shall be first pre-approved by the Partner and attached as an exhibit to the relevant SIF, as applicable, or as otherwise separately provided by Symantec (the “Specifications”).
          i. Initial Look and Feel. The initial look and feel and content of the Download Site or Online Store shall be as set forth in the Specifications at the date indicated for the Download Site or Online Store to be first fully functional, launched and available for public use, which includes ability to download or purchase Symantec Products on the Site (the “Launch Date”). Digital River agrees that unless the Specifications are later changed after the Launch Date, in accordance with the terms of this Agreement, the Site will continue to meet the Specifications set forth in the SIF throughout its existence.
          ii. Security and Compliance with Specifications. Digital River agrees to comply with all the Specifications applicable for a particular Site, including all security on the Site, which are necessary to allow for the described functions to operate as the Partner desires, and to prevent third parties from unauthorized access or downloads of Symantec Products, as well as ensuring the ability to complete authorized access to the Symantec Products, starting from the Launch Date, and continuing throughout the life of the Site. If such malfunctions are not fully remedied within the time periods provided for under the terms of the Agreement or such applicable SIF, Digital River takes full financial responsibility for the failure to secure the Site and for failing to prevent unauthorized downloads or failure to allow authorized access to the Symantec Product, as such case may be, regardless of whether or not there is a third party Digital River or reseller involved, and will indemnify Symantec for the lost revenue it cannot charge its Partners for such lost downloads or inappropriate downloads for any other expenses incurred by Symantec as a result of inadequate security and for all other costs and losses incurred as a result of the inadequate security or malfunction of the Site, so long as such costs are adequately documented, and for any and all other costs and losses associated with such security or access problems. Further, Digital River may not charge Symantec or the Partner for any expenses it would normally be able to charge Symantec or the Partner for, including but not limited to, per download fees, which are incurred during the time in which the Site is

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

inadequately secured or malfunctioning.
          iii. Examples of Inadequate Security. Examples of inadequate security include, but are not limited to, those in which (i) the authentication process for screening allowed users does not adequately screen out unauthorized users, as defined by the Partner or (ii) authorized users are able to download or obtain copies of Symantec Product in excess of that authorized by the promotion or coupon of the Partner or actually paid for by the user or (iii) authorized users are able to download or obtain copies of Symantec Product in any manner not intended by the Partner, or (iv) unauthorized users are able to obtain Symantec Products or (v) Symantec Products are obtained in a manner which was not intended by the terms of the applicable SIF, or (vi) such other security breaches, whether or not listed in the examples given above, which were preventable as they were in the complete control of Digital River to prevent.
     h. Adjustment Period and Deviations from Specifications. Digital River agrees that upon receipt of any oral or written notice, during a period from the time of such notice of the “Effective Date” of the SIF until no later than five (5) business days prior to the Launch Date of the Online Store or Download Site (the “Adjustment Period”), Digital River will make minor modifications to the Site, which are not part of the Specifications. Any change or modification to the Site which is not shown or otherwise specified in the Specifications of the SIF is defined as a “Deviation.” The Partner may notify Symantec (who will in turn notify Digital River) of any minor Deviation to the look and feel of the actual Download Site or Online Store and Digital River shall implement such minor Deviations prior to the Launch Date. After the Adjustment Period, any additional requested Deviations to the look and feel of the Download Site shall be completed by Digital River within twenty (20) days of the receipt of such requested Deviations. Any Deviation in the links provided for under the SIFs, as well as to the look and feel and specific content contained on the Site after the Launch Date, which are not Corrections, shall be requested in writing by the Partner.
     i. Corrections and Related Timing. The Parties agree that any corrections or modifications to the Site in order to conform to, and for full and complete implementation of, the Specifications or the functionality or operation of the Site or any technical problem on the Site Store which prevents the redemption or purchase of Symantec Products or any other navigation or access by any Customer or any corrections to the Partner’s service marks, trademarks and logos is defined as a “Correction.” Digital River agrees from the “effective date” of the relevant SIF, until the actual Launch Date (the “Correction Period”), Corrections shall be made immediately upon receipt of such written or oral notice, but no later than before the Launch Date. Digital River will not charge for Corrections, regardless of whether requested during or after the Correction Period. After the Correction Period, Digital River agrees that all Corrections which prevent click-through sales or downloads, as applicable, by Customers must be repaired with the highest sense of urgency and shall be treated as Downtime, as defined in Exhibit F of the Agreement and Digital River shall remedy the situation pursuant to the terms set forth in Exhibit F of the Agreement. In any case, Corrections shall be completed no later than twenty-four (24) hours after receipt of written or oral notice of the Correction by Symantec or the Partner. Any failure to do so shall be a material breach of this Agreement and Digital River shall fully indemnify and compensate Symantec for any and all losses and damages as a result of such Corrections which are not repaired as indicated. In the event a Correction is not corrected as required under the terms of this Agreement, Symantec may, by written notice, require Digital River to immediately shut down or disable such Site and Digital River shall do so and shall otherwise be liable for all damages to Symantec as a result from any delay in doing so and for the time period in which it remains shut down and/or inoperable in accordance with the Specifications.
     j. Down Time. Digital River shall not take down any Site in a manner that prevents click-through download redemptions or purchases and installation of the Symantec Products by Customers as outlined under the maintenance provisions of Exhibit F of the Agreement.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     k. Testing. All Sites must: (i) first be tested by Digital River’s quality control personnel no less than seventy-two (72) hours before agreed upon Launch Date; (ii) be fully functional and operational; (iii) be presented to, reviewed by and approved by the Partner and Symantec prior to actual accessibility by the Partner’s customers and/or the public, as applicable; and (iv) reviewed and approved thereafter for each and every Correction or other modification made to the Online Store or Download Site. All testing must meet the quality assurance criteria and standards set forth for testing in Exhibit N, attached hereto and incorporated by reference into the Agreement. Digital River represents and warrants, as part of the testing and as an important function of any Site, that the Site shall be secure, at all times from the Launch Date through the life of the Site, and prevent all unauthorized users and unauthorized downloads of multiple Symantec Products without proper payment or coupon redemption by such Site user, as the case may be.
     l. Product Updates and New Release Postings. Digital River agrees to post all Symantec Product updates and new releases on each Site, as directed by Symantec, within two (2) business days of the release or posting and receipt of notification. Notification can be via any form of written notice. All Symantec Products that Digital River is authorized to resell under this Agreement shall only be available for resale under each Site, as specifically provided for under the relevant SIF, as applicable.
     m. Account Managers and Responsibilities. The Account Manager will be (i) the point person for resolving all issues relating to the ongoing operations and management of the Online Stores and Download Sites, (ii) authorized to provide and bind (as applicable) Digital River or Symantec on all quotes on new Online Stores and Download Sites, (iii) authorized to provide and bind (as applicable) Digital River or Symantec on all representations of the ability to provide to Symantec certain technical features and advise on the technical feasibility of all aspects of the Storefront, Online Stores and Download Sties. All cost and time quotes which shall be used to create any SIFs and all verifications of technical feasibility for Online Stores and Download Sites provided by the Account Manager on behalf of Digital River, which are based upon Specifications, which are unchanged in terms of functionality in the final Specifications for the Sites, which were provided by Symantec in the form of written term sheets or e-mails from the Account Manager prior to the finalization of the Front End Agreement and the Specifications, shall be binding on Digital River. Symantec shall be able to rely upon such quotes and advice in drafting and entering into the Front End Agreement with its Partners and in its drafting and expectation of entering into the SIF with Digital River.
     n. Fulfillment and Other Fees. The provisions for fees under Section B(2) of the Agreement concerning Sub-sites shall apply to the Sites. Digital River will sell the Symantec Products, pursuant to the terms and conditions of this Agreement, under the electronic reseller and/or packaged products provisions set forth in its Agreement, and as so indicated in the SIF, as applicable. If Digital River is appointed as the reseller under the terms of the SIF, as applicable, then Digital River shall be free to set the prices to the Customers for the Symantec Products sold on the relevant Online Store or Download Site.If Digital River is only providing hosting and design services for the Online Store or Download Site, the price for Symantec Products shall be set between Symantec and the purchaser, if a direct sell, or Symantec and such other distributor or reseller. Prices and payments from Digital River to Symantec for Symantec Products shall be as set forth in the Agreement; provided that Digital River agrees to submit a separate product order for each Online Store and/or Download Site, as applicable, and purchases of Symantec Products sold through such Online Store and/or Download Site will not be eligible for any incentive rebate programs available to Digital River under the Agreement. All fees due hereunder by Symantec shall be invoiced to Symantec to the following address: Attention Accounts Payable, Symantec Corporation, 20330 Stevens Creek Blvd., Cupertino, CA 95014. All invoices will be paid within forty-five (45) days of receipt, provided the invoice is complete and accurate.
     o. Ownership of Site URLs, Domain Names and Sites. Digital River agrees to comply with and apply the same requirements set forth in Section C of the Agreement in relation to the Sites, as it currently does to the

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Storefront.
     p. No Other Changes and Application of Provisions to the Sites. All other provisions set forth in the Agreement, as amended to date, but except as modified specifically by this Section, shall apply specifically to the Sites, equally in the same manner as applied to the Storefront, and if there is any ambiguity or conflict of terms, the more specific terms set forth in this Section B(7) concerning the Sites, shall apply.
     8. Customer Support Services. For so long as Digital River is responsible for Customer Service within a particular region, Digital River will provide the Customer support services as described in Exhibit S within that region. After Digital River ceases to provide Customer Service within a given region in accordance with the Customer Support Transition Schedule, all Customer Service under this section shall be at the Customer Service Rate.
9. Shipping. For packaged Symantec Products that are then currently available in stock, Digital River shall conduct same business day shipment of no less than * of all orders averaged monthly, when such orders are placed before 2:00 p.m. local time of the applicable worldwide fulfillment center. Orders placed after 2:00 p.m. local time of the applicable worldwide fulfillment center may be shipped the next business day. Orders that are partially available in stock must also be shipped in accordance herewith, provided, however, that in the event that split shipments are required as a result, * for additional shipments after the first shipment (for which * shall bear the cost) if the split shipment is necessary because the applicable inventory was not available in Digital River’s stock due to the fault of Symantec (for example, because (i) Symantec did not fulfill in a reasonable timeframe any order made by Digital River in accordance with the procedures set forth herein, or (ii) inaccurate Storefront forecasting provided by Symantec to Digital River caused Digital River to have insufficient inventory of the applicable product(s)). If the inventory was not available in Digital River’s stock due to Digital River’s failure to maintain the minimum inventory level required by Section F(2), * shall be responsible for all split shipment freight charges.
10. Compliance with Laws. Digital River will: (a) comply with all applicable international, national, state, regional and local laws and regulations in performing its obligations hereunder and in any of its dealings with respect to Symantec Products; and (b) provide Symantec with all reasonable assistance in Symantec’s efforts to comply, if applicable, with such international, national, state, regional and local laws and regulations. Digital River understands that Symantec Products are restricted by the United States Government from export to certain countries and agrees that it will not distribute or re-export Symantec Products in any way that will violate any of the export control laws or regulations of the United States, including the United States Department of Commerce Denial and Prohibition Orders, the various Office of Foreign Asset Controls (OFAC) lists, and shall not distribute Symantec Products to any country, firm or person listed on such Orders. Accordingly, Digital River shall use commercially reasonable measures to ensure that it does not deliver Symantec Products to End Users located in jurisdictions to which the export of Symantec Products would be prohibited under United States or other applicable laws, including, without limitation, the measures specified in Exhibit G. Digital River further understands that some Symantec Products require export licenses if sold to government end-users outside of the Supplement 3 countries and that all Symantec Products sold into EPCI countries require export licenses if the end-user is involved in any type of EPCI activities. Further Digital River is required to comply with the US ENC Reporting requirements for Symantec Products. Symantec will provide Digital River with the Export Control Classification Numbers regarding any Symantec Product and will make available to Digital River updates with respect to any additional or modified classifications specific to Symantec Products. Symantec represents and warrants that it has accurately classified all of the Symantec Products with correct Export Control Classification Numbers and that Digital River may rely upon the classifications made available to it by Symantec to its detriment.
11. Digital River’s Financial Condition. Digital River warrants and represents that it is in good financial condition, solvent and able to pay its bills when due. Digital River will maintain and employ in connection with its business

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

under this Agreement such working capital and net worth as may be required in the reasonable opinion of Symantec to enable Digital River to carry out and perform all of Digital River’s obligations and responsibilities under this Agreement for the duration of its term. From time to time, upon reasonable notice by Symantec, Digital River will furnish the Symantec Chief Financial Officer, or his/her designee, such financial reports and other financial data as Symantec may reasonably request.
12. Marketing by Digital River. Digital River shall market only Symantec Products and/or services, or third party products and/or services authorized by Symantec, to Customers while they are in the Storefront, but only as pre-approved and specifically provided by Symantec. The Symantec Account Manager shall be solely responsible for approval of marketing activities and initiatives, and shall use commercially reasonable efforts to communicate such approval or disapproval within twenty four hours of receiving marketing creative from Digital River. In the event that the Symantec Account Manager does not specifically communicate disapproval of any Digital River supplied creative within this twenty four hour period, Digital River shall be permitted to use such creative until such time as the Symantec Account Manager communicates specific disapproval of the applicable Digital River creative.
Symantec will have no obligation to provide funding or other assistance in any marketing of the Symantec Products by Digital River except as otherwise mutually agreed upon by the Parties. Digital River’s sole compensation for any marketing efforts is as discussed in Exhibit L. The current list of authorized marketing activities, and the terms associated with each such effort, is attached hereto as Exhibit L.
13. Distribution of Packaged Symantec Products.
     a. Digital River’s Obligations. Digital River shall offer and distribute packaged Symantec Products to, at a minimum, Customers purchasing from the Storefront and the Sub-sites. Such distribution of packaged products shall be further subject to the SOW(s) executed by the Parties addressing implementation and other related issues. Digital River will distribute such packaged products with all notices, labels, logos, packaging, warranties, disclaimers and license agreements intact as shipped from Digital River or Digital River contracted facility. Digital River may not open the packaging for the Symantec Products without Symantec’s express written permission.
     b.  Packaged Products. The Parties agree that the following subsections apply to all distribution by Digital River under the Agreement of packaged products after the Effective Date.
          i. Commencement Date; Terms. Digital River shall begin offering and distributing packaged Symantec Products to Customers no later than ten business days after delivery by Symantec of the applicable pricelist for packaged Symantec Products. In the event of any future amendment of the Agreement by the Parties to include additional countries Digital River shall begin offering and distributing packaged Symantec Products to Customers located in the new countries no later than one business day after the effective date of any such amendment, unless the Parties agree in writing to another timeframe.
          ii. Delivery Method. Digital River shall offer the following two delivery options to Customers who purchase packaged Symantec Products through the Storefront: (a) standard delivery through the local postal service and (ii) overnight delivery through UPS, DHL or a similarly reliable overnight carrier. Symantec will reimburse Digital River for re-shipment costs associated with lost shipments of goods shipped via postal delivery, for up to a maximum of three percent (3%) of the total shipments made via postal delivery by Digital River, at which time postal service delivery will be immediately reviewed by both Parties. Such delivery methods shall be reviewed by the Parties on a quarterly basis, and Digital River shall provide Symantec with loss statistics and other reasonably requested information for purposes thereof. In the event Symantec determines that delivery through the carriers then being used for standard and/or overnight delivery are unsatisfactory in one or more countries, Digital River

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

will begin using the different standard delivery or overnight carriers requested by Symantec as soon as reasonably possible after such request is made by Symantec, and the Parties shall mutually agree on any changes to the approved shipping costs referenced in Section B(13)(b)(iii), immediately below, that are necessary due to the change(s) in carriers.
          iii. Customer Shipping Costs. Digital River shall not charge Customers more than the applicable approved shipping charges in the table attached as Exhibit O hereto for delivery of packaged products calculated at the then current exchange rate from U.S. Dollars to the applicable local currency in which the Customer pays for the purchased products.
          iv. Customer Payment Options. Digital River shall make available to Customers the credit card and direct debit card payment options required by Exhibit E to the Agreement, but shall not be required to make the cash on delivery payment option available until notice by Symantec (if any) at a later date after further evaluation of such option. In the event Symantec requests Digital River to begin making the cash on delivery payment option available to Customers, the Parties will further address the details in a separate SOW or Amendment to this Agreement.
14. Security. Digital River shall comply with the security requirements set forth in Exhibit H attached hereto.
15. Symantec Marketing Opportunities and Promotions. From time to time, Symantec may send out direct mailings to Customers and potential Customers offering a discount or instant electronic rebate on the purchase price of Symantec Products and/or free shipping and handling. Digital River agrees to honor such promotional mailings and Symantec shall reimburse the exact dollar amount of such discounts, instant electronic rebates and free shipping and handling promotions actually honored by Digital River to Customers.
16. Download Warranty Service aka Electronic Download Service (“EDS”).
     a. Download Warranty Service. Digital River shall offer the Download Warranty Service through the Storefront, which may be purchased by Symantec Customers simultaneously purchasing Symantec Products through the Storefront. Such right to re-download shall only apply to the Symantec Product version originally purchased by the Customer simultaneously with the purchase of the Download Warranty Service, and the re-downloaded Symantec Product shall be considered a replacement of the originally purchased product, which replacement continues to be subject to the applicable product EULA.
     b. Discontinuation of Service. Symantec may terminate Digital River’s right to offer and sell the Download Warranty Service if a notice of breach relating to this service remains uncured for a period of thirty (30) days after delivery of notice in compliance with Section K(5) of the Agreement. Digital River shall continue to offer the Download Warranty Service under the terms set forth herein unless or until this right is terminated per the termination provisions set forth herein, or the Parties mutually agree to terminate this right or the Parties otherwise modify it as agreed in an amendment to this Agreement executed by both Parties. Digital River agrees that Symantec shall have the right to terminate Digital River’s right to offer the service at any time upon five business days’ written notice if a breach of the security requirements set forth in Exhibit H are not remedied within five (5) business days from delivery of notice, in compliance with Section K(5) of the Agreement. Symantec may agree, in its sole discretion, to provide an extension of this time period if Symantec is satisfied that Digital River has a plan to, and is acting to, mitigate the failure and to correct the problems. Notwithstanding the foregoing, or the termination of this Agreement, Digital River shall retain all rights necessary to continue to provide the Download Warranty Service to those End Users who purchased the service prior to the termination of this Agreement and/or the discontinuation of Digital River offering the Download Warranty Service for sale.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     c. Details to Customer. Digital River shall provide Storefront Customers with an accurate description of the terms and conditions of the Download Warranty Service as specified in this Section, and shall submit such terms and conditions to Symantec for its pre-approval. If Symantec requests, Digital River will structure the order page on which the Customer will indicate whether he/she will purchase the Download Warranty Service such that the Customer is required to take an action to order the service. In jurisdictions where Digital River’s “opt out” presentation of the Download Warranty service is illegal, or results in legitimate customer service complaints demonstrating a deterioration of the Customer experience, Digital River will restructure the order page within the impacted jurisdiction(s) on which the Customers purchase the Download Warranty Service such that the Customer is required to take action to order the service.
     d. Payment to Symantec. As consideration for the right to sell the Download Warranty Service or EDS granted to Digital River by Symantec herein, Digital River shall pay Symantec * of the fees that Digital River charges the End User. Digital River shall charge the End Users whatever fee it so determines. The amounts owed by Digital River to Symantec under this paragraph shall be applied as a credit on the monthly invoice(s) sent by Digital River to Symantec pursuant to Section G(3) of the Agreement. Such invoice(s) will contain information reflecting Digital River’s method of calculating the total credit applied. If no invoice is sent to Symantec in a particular month, Digital River will apply the credit to the next invoice sent to Symantec, or at Symantec’s request, to a Symantec marketing campaign.
          i. Digital River shall make the following Customer and product information for Customers that purchased the Download Warranty Service available on an ongoing basis through the DRCC, or if temporarily not available through the remote management tool, Digital River will send such information electronically to Symantec on a weekly basis: Customer name, address, telephone number and email address; name, version number and SKU of the Symantec Product(s) for which the Download Warranty Service was purchased; and the Download Warranty Service purchase date.
          ii. Within 15 days following the end of any month during which Digital River is offering the Download Warranty Service through the Storefront, Digital River shall provide a report to Symantec with the following information for that region for the previous month: (i) the number of Customer service/technical support calls received, despite the fact that Symantec should be receiving such calls, in which a Customer had a question or issue relating to the Download Warranty Service and the total number of minutes it took to resolve each such call and (ii) Digital River’s Net Receipts from sales of the Download Warranty Service.
          iii. Any Customer service/technical support calls in which a Customer has a question or issue relating to the Download Warranty Service shall not be included as part of Digital River’s Customer Service Expense under Section 3 of Exhibit S of the Agreement.
     e. Process by which EDS is Bundled. Digital River may, without prior approval, bundle the Electronic Download Service with a single Symantec Product delivered via ESD, both retail and upgrade; provided that such bundling will be reported to the appropriate Director, or higher, in the Symantec Global Online Sales team. Digital River may also, without prior approval, bundle EDS on subscription renewals processed by Digital River provided that: (i) a technical implementation that is mutually accepted, in writing, regarding such bundling can be achieved; and (ii) the parties agree that the branding for EDS on subscription renewals shall be a new name to be provided by Symantec to Digital River, and which can be changed by Symantec, in its sole discretion, from time to time. Symantec will not unreasonably withhold its approval regarding the technical implementation mentioned in the previous sentence. Digital River must, however, obtain prior approval from Symantec before bundling the Electronic Download Service with any Symantec Product that is already bundled with another product (either a Symantec Product or a third party product).

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

17. Symantec Tools. The terms set forth herein shall govern all past uses and access by Digital River to the Symantec Tools, effective as of the date Digital River first had access to the applicable Symantec Tool. In accordance with the terms of this Agreement, Symantec grants to Digital River, and Digital River accepts from Symantec, a worldwide, limited, non-exclusive, non-transferable license to provide access to and host for the Term of the Agreement only, Sites containing the Symantec Security Information and various Symantec Tools as part of the Symantec Security Connection and separately on the Storefront, or if authorized through SIF or its equivalent, solely in accordance with Symantec’s instructions and guidelines, as provided to Digital River and updated by Symantec, from time to time; provided that any work requested by Symantec requiring Digital River to change Symantec content which is already hosted by Digital River, or to change pre-existing Digital River code, and such changes would result in Digital River incurring additional costs, then such work will be described in a separate Statement of Work. Notwithstanding the foregoing, Digital River acknowledges that only Symantec can host the Symantec Security Check but that Digital River is hereby authorized to provide a link thereto from the Storefront and through the Symantec Security Connection and may be authorized in the future to do so from such other Sites, as specifically authorized from time to time in writing by Symantec. Digital River shall ensure that the Storefront provides Customers access to and use, in an unaltered form (unless otherwise specifically authorized by Symantec in writing), of (i) the Symantec Security Connection Site, which shall contain the lay out and look and feel that Symantec indicates and modifies, from time to time, and which may contain any one, or a combination of, the Symantec Tools, and (ii) such other features, programs or Symantec Tools as indicated and provided by Symantec, in such combinations as Symantec may authorize, from time to time. Digital River agrees that it shall maintain a direct link to the Symantec Security Alerts or such other names used, including but not limited to “Realtime Security Alerts” located on any “Symantec.com” website or other Sites in order to ensure an automatic update of the information on the Storefront. Digital River shall not make any changes to any of the Symantec Security Information content or any links or the look and feel of any of the Symantec Tools or the Symantec Security Connection Site without Symantec’s prior written consent. Digital River agrees its license to provide access and to host certain Symantec Tools is expressly conditioned upon full compliance with the restrictions and obligations set forth in this Agreement. Digital River shall not provide the use of the Symantec Tools and the related Symantec Security Information to any third party, other than regular access to Customers, except as expressly permitted herein. Digital River agrees to host and if requested pursuant to the processes outlined in the Agreement, which involves either a SOW or a SIF, create customized, co-branded Symantec Security Connection sites or other featured tool Sites for Symantec Partners, in accordance with the terms of Section B(7)(a). Digital River acknowledges that all right, title and interest in the Symantec Security Information, the various Symantec Tools, as part of the Symantec Security Connection and separately on the Storefront, and the Symantec Security Connection itself belong solely to Symantec and its licensors, if any, and that the rights granted hereunder do not transfer any such rights whatsoever to Digital River, other than the license grant rights set forth herein. All the same obligations set forth in the Agreement that relate to protection and indemnity of either party concerning Symantec’s intellectual property shall apply equally to the Symantec Tools and various Sites.
18. Retention Business Under the Symantec Renewal Center and Related Services.
     a. Process. Digital River shall be responsible, on a worldwide basis, for, implementing, tracking and processing all traffic from Symantec Products that Symantec directs to the Symantec Renewal Center, on the Storefront. Digital River will present to the Customer the renewal options and the upgrade options in languages, payment methods and currencies consistent with the traffic being sent. The initial traffic will be US traffic and subsequent traffic will be defined by SIFs. If the option selected is a renewal then at Symantec’s discretion, Digital River shall redirect the Customer to the Symantec Renewal Center. If not, then Digital River shall process the Customer’s order in accordance with the terms of the Agreement. All renewals processed by Digital River will be assigned a SKU and processed per the payment terms of the Agreement. The foregoing shall be subject to mutually agreed upon requirements, which include but are not limited to:

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

▪	Symantec provided style, legal, and user experience guidelines, as well as the Security Requirements.

▪	Digital River will provide localization, coding, QA, and publishing (including international QA).

▪	Digital River will provide mock web pages to Symantec for approval prior to posting.

▪	Digital River and Symantec will jointly propose optimization tests and usability plans, and upon Symantec’s approval, Digital River will execute them.
Symantec reserves the right in all cases to disapprove of any look and feel, content or process in place and Digital River shall make all requested changes in the foregoing, for live pages, in no less than twenty-four (24) hours from the written notice of the requested change. The Parties may mutually agree to extend such time frame, or to define a time for making changes to mock pages.
     b. Incentive Rebate Program. In relation to the foregoing, DR will be eligible to participate in Symantec’s standard, then current, incentive rebate program for resellers, based on the increased close ratios, in accordance with and subject to the separate terms and metrics of such program. As part of participating in the incentive rebate program, Digital River will provide the necessary reports to justify the payment of rebate.
     c. Indemnification. Subject to the notice, cooperation and related process provisions of the indemnification provision in Section I of the Agreement, Digital River shall fully indemnify Symantec for any Customer claims or complaints that relate to Digital River’s actions or omissions related to its conduct under Section B(18).
     d. Symantec’s responsibilities. Symantec will provide Digital River with the following, on a quarterly basis:
▪	Online retention strategy and consumer/SMB product roadmap.

▪	Online Sales program and promotional strategy and plans.

▪	Customer contact strategy and plan.
19. Review and Revision of Certain Email Addresses for Symantec, and Emailing to such Addresses. Symantec will provide certain subscription database opt-in data to Digital River, and the Dedicated Team will perform the following:
     a. Scrubbing Email Addresses:
i.	Digital River will delete duplicate names, the classification of which will depend upon the particular e-mail campaign. The classification of a name as a “duplicate” name could be based upon SKUs and/or names, but will always be based upon e-mail address.

ii.	Digital River will delete phony names.
     b. Once Email Addresses are Scrubbed:
i.	Digital River must suppress, or, not send mail to, the Symantec Master Opt-out list (which is delivered to DR daily) and the Symantec Store Opt-out list (as updated by DR for Symantec).

ii.	In addition, Digital River must suppress any names who have received e-mails from Symantec or Digital River within the last two weeks (by mailing list), or any names of customers who own the products to which Symantec is up-selling (at the VID level).
     c. Once the Email Addresses are all Confirmed Opt-Ins. Digital River will
i.	Segment by region;

ii.	Segment by subscription product; and

iii.	Segment by expiration date
     d. Digital River Sending E-mails on Symantec’s Behalf. Symantec may direct Digital River to send emails to certain email addresses from time to time. Digital River may not send any emails on Symantec’s behalf, or to

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

any email addresses provided by Symantec, without Symantec’s express written direction. The content, email strategy, and any offers contained in any such emails must be approved, in writing, by Symantec.
     e. Indemnification. Subject to the notice and cooperation and related process provisions of the indemnification provision in Section I of the Agreement, Digital River will defend and indemnify Symantec, for any third party claims for damages, which arise out of, through no fault of Symantec: (a) Digital River’s failure to comply with the scrubbing and emailing requirements as stated in this Section B(19); (b) Digital River’s failure to comply with Symantec’s direction regarding emails sent by Digital River on Symantec’s behalf; or (c) any misrepresentation by Digital River in the performance of the services as stated in this Section B(19). Subject to the notice and cooperation and related process provisions of the indemnification provision in Section I of the Agreement, Symantec will defend and indemnify DR for any third party claims for damages, which arise (through no fault of DR) out of incomplete or inaccurate information or instruction provided by Symantec pursuant to this Section B(19), including incomplete or inaccurate information provided as part of the Master Opt-Out list
20. Symantec Rights Upon a Trigger Event. In order for this Section B(20) to apply, the volume of all of Symantec’s online sales business (regardless of whether or not that online sales business is included or not included within the term “Symantec’s OSB”), but excluding any direct relationships between Symantec and its partners as well as Symantec’s xSP, OEM, and enterprise business, processed by Digital River cannot fall below * at the end of any single quarter (the “Trigger Event Percentage”). The Trigger Event Percentage will be calculated by dividing the Net Sales of Symantec products and services transacted by Digital River, under this Agreement or any related SOW, by the net sales (which means the purchase price paid by the seller of the Symantec product to Symantec for the Symantec products, or the amount received by Symantec from the Customer for the Symantec Product, less returns, Taxes, and shipping and handling charges) of all Symantec’s online sales business (regardless of whether or not that online sales business is included or not included in the term “Symantec’s OSB”). Measurements regarding Symantec’s satisfaction of the Trigger Event Percentage will only be made at end of a calendar quarter. If the Trigger Event Percentage falls below *, then the applicability of this Section B(20) is suspended until Symantec satisfies the Trigger Event Percentage upon the next Trigger Event Percentage measurement date. In the event of a Trigger Event, Symantec will have the option to require that Digital River assign this contract *.
a.	Change of Control. “Change of Control” means any Symantec Competitor has acquired beneficial ownership interest of * percent (*%) or more of Digital River.

b.	Symantec Competitor. “Symantec Competitor” means: *.

c.	Trigger Event. A “Trigger Event” means if Digital River is merged into, consolidated with, sells all or substantially all of its assets to, or implements or suffers a Change of Control from, a Symantec Competitor. For purposes of Section 20(e), “Trigger Event Date” shall mean the date an agreement is executed between Digital River and a Symantec Competitor, and notice of such Trigger Event Date must be provided by Digital River to Symantec within 24 hours.

d.	* The Parties acknowledge that the purpose of this Section is to permit seamless operation of the Storefront, and that therefore the foregoing list is not intended to be exhaustive, but will be deemed to contain anything reasonably required * in order to achieve the purpose of this provision. *
21. Intellectual Property Protection. DR agrees that it shall file patents in the areas that are necessary in its opinion to protect its rights to provide the services and technology under the terms of this Agreement.
C. PRIVACY; OWNERSHIP; CONFIDENTIALITY.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1. Symantec Privacy Policy; Use and Ownership of Customer Information. Digital River shall (i) post the Symantec provided Privacy Policy on the Symantec hosted pages of each Sub-site in the applicable language of such Sub-site; (ii) post the Digital River privacy policy on Digital River hosted pages of each Sub-site in the applicable language of such Sub-site; (iii) update such Privacy Policy on each Sub-site from time to time upon notice from Symantec that such Privacy Policy has been changed; and (iv) comply with all the obligations of Symantec described in such Privacy Policy in connection with all Customer transactions conducted through the Storefront. Notwithstanding the foregoing, nothing in the Digital River privacy policy, or in any related site disclosures, will relieve Digital River of its obligations to provide Symantec with the Customer Information from all Sub-sites.
     a. Customer Information. Digital River shall not request any Customer Information that is not required to perform its obligations hereunder. Digital River agrees that all Customer Information is the property of Symantec and Digital River may only use such information to perform its obligations as specifically authorized under this Agreement, or as requested by Symantec, and for no other purpose. Digital River further shall (i) keep all Customer Information strictly confidential, provided that Digital River may provide necessary Customer Information to payment processors solely in connection with processing payments from Customers for Symantec Products or in response to any subpoena or inquiry from law enforcement, and (ii) delete all Customer Information from its records and systems after it is no longer reasonably necessary for Digital River to retain such information to perform its obligations hereunder. The Parties recognize that Digital River may retain Customer Information solely for the purpose of engaging in ongoing fraud prevention regarding customer transactions.
     b. Billing Details and Auto-Renewal Consents.
          i. Collection and Transfer. Digital River shall collect and transfer all Auto-Renewal Consents and Billing Details obtained from customers to Symantec, its payment processors and any agents as designated by Symantec, provided each of the foregoing are PCI compliant (each a “Processor”). Digital River acknowledges and agrees that, unless otherwise agreed to in writing by Symantec, it has an ongoing obligation, from the Statement of Work Six Effective Date forward, to obtain United States and Canadian Customers’ consent to provide Customers’ Billing Details to Symantec in situations where the Customer agrees at the time of Customer’s purchase to the auto-renewal of his/her subscription (the “Auto-Renewal Consents”). To the extent the Auto-Renewal Consents were not collected on the shopping cart page on the Storefront from the Statement of Work Six Effective Date, the Auto-Renewal Consents will be collected in post-purchase confirmation emails sent by Symantec to Customers. The collection of Auto-Renewal Consents outside of United States and Canada will be addressed by subsequent amendments to this Agreement. Notwithstanding anything to the contrary in this Agreement, Symantec or its Processors will only use Billing Details in accordance with the consents provided by the relevant Customers. Symantec will not ask Digital River to send Billing Details for a unique transaction to multiple Processors. Digital River will not transfer such information to a Processor in a manner that: (a) requires the Processor to complete the transaction with Digital River, or otherwise restricts the Processor’s ability to complete customer transactions; or (b) prevents the Processor from transferring the data to Symantec. Digital River will provide any and all other Customer Information to Symantec upon Symantec’s request.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

          ii. Auto-Renewal Consent and Related Disclaimer Content. Symantec will possess sole control over the content of the Auto-Renewal Consent, and those portions of the disclaimer as it applies to Symantec. Digital River will have five business days within which to post the Auto-Renewal Consent, along with any applicable disclaimers, that is approved by Symantec and provided by Symantec to Digital River. Notwithstanding the foregoing, the parties will include required content in order to comply with payment processor requirements or applicable Credit Card Association rules; provided that Digital River may not: (a) alter the content of the Symantec approved Auto-Renewal Consent, or any related disclaimers; or (b) employ content which conflicts with, or alters the content of, the Symantec Auto-Renewal Consent or related disclaimers. The Parties will resolve any issues regarding the Auto-Renewal Consents and related disclaimers within five (5) business days. The Auto-Renewal Consents will conspicuously and prominently display the appropriate disclaimer, the current version of which is reproduced immediately below.
On-going Protection

This product includes the On-going Protection feature. On-going Protection keeps your computer protected against the latest internet risks by automatically renewing your subscription at the regular price (plus applicable tax) at the time of renewal using the credit/debit card provided in connection with your original purchase of downloaded product (if still valid at the time of renewal). Symantec will send an email with the renewal and billing details prior to your subscription’s expiration date. You authorize Symantec to use the contact and billing information you provided for your purchase to charge each renewal. You also authorize Digital River to transfer the contact and billing information you provided for your purchase today to Symantec for this purpose. You may cancel On-going Protection at any time. To cancel On-going Protection, please forward this email (which includes your order number and product key) to renewal@symantec.com and type “Cancel my On- going Protection” in the Subject Line. You will receive an email confirming that On-going Protection will no longer be active.
          iii. Billing Details Restrictions. Digital River is responsible for the security of Billing Details while such Billing Details are in Digital River’s possession or while Digital River is transferring such Billing Details. The Parties acknowledge and agree that Billing Details can only be used for assisting Customers in completing a transaction, which includes providing the Billing Details to a Processor as stated above, providing ongoing fraud control, or for others uses specifically required by law. Each party will treat Billing Details as Confidential Information during and after the Term of this Agreement.
     c. Collecting Customer Information. Further Digital River will comply with all applicable foreign laws, as well as its posted privacy policy, when collecting Customer Information, and shall disclose that it is providing the Customer Information to Symantec. The process of collecting data must inform the Customer that all payment related information will be used only by Digital River to process the order and for ongoing fraud control, and that all other provided information will be used solely by Symantec as indicated in the Symantec Privacy Policy. The process required must allow the Customer to access his or her own Customer Information collected by contacting Customer support and asking them to amend or otherwise designate the Customer as opted out and not to be contacted or when such automated technology later becomes available and is implemented by mutual agreement of the Parties, allow the Customer to directly access his or her own Customer Information collected and amend or otherwise designate the Customer as opted out and not to be contacted.
2. Disclosures to Customers; Customer Choice. In connection with processing Customer orders, Digital River shall (i) distinguish between “required” and “non-required” fields in the order entry process, (ii) disclose how the Customer Information provided may or will be used and (iii) present Customers with opt out or opt in options on order pages, which options shall require Customers to give permission for subsequent uses of their personal information by Symantec or third parties for purposes of providing notification of product upgrades, new services and/or products, newsgroups, special offers, seminars or other marketing purposes, except in all European Union

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

countries, where only opt-in options will be presented to those Customers. For Sub-Sites serving North America, and so long as not prohibited by law, fields for consent options will have default answers (with the default set at “consent”) or field validation methods that force decisions such that fields are not left unanswered. For Sub-sites serving all other regions in the Territory (and so long as not prohibited by law), fields for consent options will have default answers (with the default set at “no consent”) or field validation methods that force decisions such that fields are not left unanswered, except in all European Union countries, where only an opt-in is provided. The foregoing consent options and default answers may be modified at Symantec’s discretion, however, if Symantec requires Digital River to use a default answer mechanism based upon Symantec’s interpretation of the local law, which interpretation differs from Digital River’s interpretation, and this default answer mechanism violates local law, Symantec will indemnify Digital River under Section I(2) against any losses related to the same.
3. AntiSpam Policies and All Messaging to Customers. Digital River will not send any unsolicited email on Symantec’s behalf without express written authorization to do so from a Symantec Vice President or higher. Any and all messaging that Digital River sends out on behalf of Symantec, electronic or otherwise, shall be first approved in writing or email by the Vice President of Global On-Line Sales of Symantec. Digital River shall not send any messages to Symantec’s Customers or any visitors to Storefront which are other than those requested by Symantec and shall not use any Customer list of Symantec’s for any purpose, other than for Symantec’s benefit, as directed by Symantec.
4. Rights in Work Product.
     a. Ownership. Except for Statement of Work #14 (ownership issues, if any, to be resolved at a later time), as set forth in Sections C(4)(b) and (c) immediately below, and beginning on the Effective Date, the Work Product created for Symantec by Digital River under this Agreement shall be the property of Symantec where so indicated in an Amendment or SOW. The Parties recognize that, except for the Digital River Information and the Digital River Core Technology, the Work Product is a “work made for hire” and Digital River shall not sell, transfer, publish, disclose, display or otherwise make available the Work Product as developed for Symantec. Except as otherwise provided herein, Digital River acknowledges that it has no right to use the Work Product with or for the benefit of any entity or person, other than Symantec, without the executed written consent of Symantec. Where indicated in a SOW or Amendment Work Product will be the sole property of Symantec, and, in such instances, Digital River hereby assigns to Symantec all rights, title and interest, including but not limited to all patent rights, copyright, mask work rights, trade secret rights and other proprietary rights therein.
     b. Exceptions. The Digital River Information and the Digital River Core Technology, subject to the terms of this Agreement, will remain the exclusive property of Digital River. To the extent that Digital River incorporates any Digital River Information or Digital River Core Technology into the final Wrapper Technology or Work Product delivered by Digital River, Digital River hereby grants to Symantec a royalty-free, non-exclusive, non-transferable license to use such Digital River Information or Digital River Core Technology solely in direct connection with the use by Symantec of the final Wrapper Technology or Work Product, and any and all later versions and updates thereto, for Symantec’s Storefront business in accordance with the limitations set forth in this Agreement and any applicable SOW. Any licensed technology from a third party that is integrated into the final Wrapper Technology remains the property of such licensor, unless otherwise specifically agreed to by that party.
     c. Modifications. Any Modifications to the Symantec Technology by Digital River not performed pursuant to this Agreement, or not at Symantec’s expense, will not be considered Work Product, and will be the property of Digital River; provided, however, that Digital River hereby provides Symantec and its Affiliates with a perpetual, irrevocable, worldwide, non-exclusive, royalty free, non-transferable (except as otherwise stated in this Agreement) license to use such Modifications, and to create derivative works thereof. Prior to making any Modifications to the Digital River Core Technology or Digital River Information, Symantec shall obtain written consent from Digital

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

River, and such Modifications by Symantec will be the property of Symantec; provided, however, that Symantec hereby provides Digital River and its Affiliates with a perpetual, irrevocable, worldwide, non-exclusive, royalty free, non-transferable (except as otherwise stated in this Agreement) license to use such Modifications, and to create derivative works thereof.
     d. Assistance. During and after the term of this Agreement Digital River will assist Symantec and its nominees in every proper way, at Symantec’s expense, to document, secure, maintain and defend for Symantec’s own benefit in any and all countries all copyrights, patent rights, mask work rights, trade secret rights and other proprietary rights in and to the Work Product.
5. Confidentiality. Each Party acknowledges that in the course of performing its obligations hereunder it will receive information that is confidential and proprietary to the other Party. Each Party agrees not to, during or subsequent to the term of this Agreement, directly or indirectly (a) use any of the disclosing Party’s Confidential Information for the benefit of anyone other than the disclosing Party, or other than for a Party to perform an obligation under this Agreement, or (b) disclose any of the disclosing Party’s Confidential Information to anyone other than an employee or consultant of the receiving Party who is obligated by written contract to protect the confidentiality thereof and requires such information to perform hereunder, or an employee of the disclosing Party. Consultants include either Party’s attorneys, accountants, programmers, or other persons who render professional services to either Party. Each Party will use commercially reasonable efforts to carry out the foregoing obligations. Except as set forth in the next sentence, without each Party’s prior written approval one Party will not directly or indirectly disclose to anyone the terms and conditions of this Agreement. In the event that either Party is required by any governmental entity or legal process to disclose information that is subject to this Section C (5), the Party that is subject to the duty of disclosure shall provide the other Party with reasonable notice (given the constraints placed upon the Party under the duty to disclose) to enable either Party to take actions necessary to attempt to prevent such disclosure. Each Party agrees that it shall not make any comments of any kind in any forum (public or otherwise) relating to the other Party’s potential earnings or earnings announcements prior to that Party making its own public announcement of such information.
D. USE OF SYMANTEC AND DIGITAL RIVER NAMES.
1. Symantec Name.
     a. Orders. Except for required disclosures to Consumers, all Internet orders processed by Digital River, including orders from the Storefront and Try/Buy sections, must have the look and feel of Symantec.
     b. Telephone. Digital River shall use the name “Symantec Order Desk” when answering telephone lines that are dedicated to providing services for eligible End Users.
     c. Documents. Digital River shall use the name “Symantec Online Store” on its correspondence when it deals with Symantec Customers, and when it bills Customers’ credit cards. Digital River may also indicate on its correspondence that it is the operator of the Symantec Online Store, and that it is an authorized reseller of Symantec Products via the Symantec Online Store.
     d. Invoices; Confirmations. Digital River shall use the name “Symantec Online Store” and the appropriate Digital River address when it sends invoices and confirmations to Symantec Customers. Digital River shall also indicate on the invoices and confirmations that it is the operator of the Symantec Online Store, and that it is an authorized reseller of Symantec Products via the Symantec Online Store.
     e. Nonaffiliation. If at any point during the term of this Agreement, Digital River publishes, either orally or

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

written, any promotion of Symantec Products or services, Digital River shall use a disclaimer that states that Digital River is not an affiliate of Symantec in such promotion. At no time will Digital River hold itself out to be an affiliate of Symantec, either orally or in writing.
     f. Other. Digital River may use the name “Symantec Online Store” for other purposes for which it requests and receives written permission to do so. Digital River does not have a license to use the Symantec name, or any variation thereof, for any purposes not listed above.
2. Digital River Name. Except as otherwise provided under this Agreement, Digital River shall not display its name or any of its trademarks or other identifying marks at any location on the Storefront except as required by law to provide notice that Digital River is an authorized reseller and/or contracted vendor and on the order processing page prior to receiving Customers’ credit card information for purposes of notifying Customers that the applicable credit card charge will be made by Digital River.
3. Symantec’s Trademarks, Trade Names and Copyrights. During the term of this Agreement, Digital River is authorized by Symantec to use the trademark “Symantec,” the Symantec logos for Symantec Products and the designations “Symantec Order Desk” and “Symantec Online Store” in connection with Digital River’s services under this Agreement. Digital River’s use of such trademark, logos, and designations will be in accordance with Symantec’s policies in effect from time to time, including but not limited to trademark usage and cooperative advertising policies. Digital River shall not alter, erase, deface or overprint any trademark, copyright, trade name, or other proprietary right notice on anything provided by Symantec. Digital River acknowledges that Symantec owns and retains all copyrights and other proprietary rights in all Symantec Products, and agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity or enforceability of any trademark, trade name, copyright or logo belonging to or licensed to Symantec (including, without limitation, any act, or assistance to any act, which may infringe or lead to the infringement of any copyright in Symantec Products). All rights not expressly granted herein are reserved by Symantec. Nothing in the Agreement or in the performance thereof, or that might otherwise be implied by law, shall operate to grant Digital River any right, title, or interest in Symantec’s trademarks and logos. Digital River’s use of Symantec’s trademarks and logos shall inure solely to the benefit of Symantec. Digital River hereby assigns all rights it may acquire by operation of law or otherwise in Symantec’s trademarks and logos, including all goodwill associated therewith. Digital River will not alter, reverse engineer, decompile, disassemble or rent the Symantec Products or otherwise attempt to learn the source code, structure, or algorithms underlying the Symantec Products or Symantec Tools. Digital River will not sell, lend or transfer any user manual or printed documentation or other materials included with Symantec Products separately from the distribution of Symantec Products.
4. Digital River’s Trademarks, Trade Names and Copyrights. During the term of this Agreement, Symantec is authorized by Digital River to use Digital River’s trademarks and logos in connection with Symantec’s advertisement and promotion of the Storefront. Symantec’s use of such trademark and logos will be in accordance with Digital River’s policies in effect from time to time, including, but not limited to, trademark usage and cooperative advertising policies. Symantec will not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity or enforceability of any trademark, trade name, copyright or logo belonging to Digital River. All rights not expressly granted herein are reserved by Digital River. Nothing in the Agreement or in the performance thereof, or that might otherwise be implied by law, shall operate to grant Symantec any right, title, or interest in Digital River’s trademarks and logos. Symantec’s use of Digital River’s trademarks and logos shall inure solely to the benefit of Digital River. Symantec hereby assigns all rights it may acquire by operation of law or otherwise in Digital River’s trademarks and logos, including all goodwill associated therewith. Symantec will not alter, reverse engineer, decompile, disassemble or rent the Digital River Core Technology or Digital River Information, or otherwise attempt to learn the source code, structure, or algorithms underlying the Digital River Core Technology or Digital River Information.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

5. Ownership of Storefront URLs and Domain Names. Symantec shall designate and own the URLs that are to be used for the Storefront, any Sub-sites, and/or Sites. These ownership rights extend to all domain names and URLs required to functionally operate the Storefront, any Sub-sites and/or Sites, including, but not limited to, Storefront URLs and Key server URLs. Symantec grants Digital River limited rights to the URLs to the extent that access to the URLs that are necessary in order for Digital River to meet its obligations hereunder.
E. REPORTING; RECORDS; INSPECTION; PURCHASE ORDERS.
1. Notification. Digital River will notify Symantec in writing of any claim or proceeding involving Symantec Products within ten (10) days after Digital River learns of such claim or proceeding. This notification requirement shall not include claims relating to service or credit card charges. Digital River will report promptly to Symantec all claimed or suspected product defects. Digital River will also notify Symantec in writing not more than thirty (30) days after any change in the control of Digital River or any transfer of more than twenty-five percent (25%) of Digital River’s voting control or a transfer of substantially all its assets.
2. Reporting. Digital River must provide Symantec with the reports and access to reporting information set forth below. All reports provided by Digital River must have the capability of being sorted or totaled on every field.
     a. DRCC. Digital River shall provide Symantec access on a 24 X 7 X 365 basis to its online reporting tool, the DRCC, which will provide Symantec the ability to obtain all sales and marketing data relating to the Symantec Products as fully updated by Digital River each 24 hours. The data made available by the DRCC shall at a minimum include all Customer Information gathered by Digital River in the course of performing its obligations hereunder, other than credit card numbers of other financially sensitive information, and the following sales data for each product sold: Customer name, Customer billing and email addresses, product sold, SKU, quantity, price, country code and promotional code/campaign ID. The DRCC will provide authenticated access to authorized Symantec employees on a worldwide basis.
     b. Site Reporting. Digital River shall provide Symantec the site reports detailed in Exhibit I, as may be amended by Symantec from time to time upon reasonable notice to Digital River, either through the DRCC described in the foregoing subsection, or by electronic transmission if not available through the DRCC. If Symantec makes a request for a new report or a change to an existing report, the Parties will prepare and mutually agree upon an SOW with respect thereto.
     c. EDI Sell-Through and Returns Reporting. Digital River shall (a) provide to Symantec electronically on a daily basis the EDI sell-through reports containing the information set forth in Section 1 of Exhibit K hereto and (b) provide to Symantec electronically on a weekly basis the product returns reports containing the information set forth in Section 2 of Exhibit K hereto, as such Exhibit K may be amended by Symantec from time to time upon the mutual written agreement of the Parties. The Parties agree that the daily EDI information feed provided for in this Section of the Agreement shall be based on a three-day lag period (i.e., the EDI sell-through information submitted on a given day shall relate to Storefront sales three days prior) and be presented in accordance with the EDI template provided by Symantec. In addition, with respect to any Symantec Products sold through the Sub-sites that have List Prices in currencies other than the U.S. Dollar, the price reflected in the EDI information feed to be paid to Symantec by Digital River for such Symantec Products shall be noted in U.S. Dollars. Digital River shall determine the amount owed to Symantec in U.S. Dollars for each such Symantec Product by using a published exchange rate for the date of the sale of such product by Digital River to the Customer in order to convert the amount owed in the applicable List Price currency for such product to a total in U.S. Dollars. Symantec understands that Digital River’s internal processes are structured such that Digital River automatically sends payment to Symantec based on the monthly Penetration Report processed by Digital River. To the extent there are

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

any discrepancies in the amount owed to Symantec based on the daily EDI reporting and the monthly Penetration Report, the Parties shall cooperate to reconcile such discrepancies in order to determine the amount actually owed by Digital River to Symantec based on the number of Symantec Product units actually sold and the applicable List Prices.
     d. Penetration Report. Digital River shall provide Symantec with a penetration report (“Penetration Report”) by the tenth (10th ) day of each month for the prior month sales which contains the information prescribed in the template provided by Symantec. The price reflected on such Penetration Report as the amount to be paid by Digital River to Symantec for any Symantec Products sold through the Sub-Sites that have List Prices in currencies other than the U.S. Dollar shall be calculated in the same manner as required for the daily EDI reports.
3. Records and Audits. Digital River will maintain its records relating to distribution of Symantec Products for at least three (3) years after their creation, and will permit Symantec or its representative to examine such records upon reasonable notice during reasonable business hours. Symantec or any such representative shall agree to hold information obtained in such examination in confidence and shall only reveal to Symantec such information as is necessary to verify Digital River’s compliance or noncompliance with this Agreement. Digital River will promptly pay any payments found due by such an examination, plus interest, and if any examination discloses a shortfall in any payments due Symantec in a calendar quarter of more than five percent (5%), Digital River will pay the reasonable fee of the auditors for that examination. In addition to the foregoing, Payment Card Industry representatives, or a Payment Card Industry approved third party, will be provided with full cooperation and access to conduct a thorough security review after a security intrusion, if applicable. The review will validate compliance with the Payment Card Industry Data Security Standard for protecting cardholder data. Capitalized terms used herein, but not defined in this Agreement, have the meaning given to them by the PCI Compliance Guide. Digital River will provide Symantec with a letter certifying the completion of any such post-security intrusion audit, but not a copy of the actual audit.
4. Audit of Packaged Product Inventory. Symantec or its representative shall have the right to inspect the packaged Symantec Products inventory held by Digital River upon reasonable notice at all reasonable times.
5. Purchase Orders.
     a. Purchase Order Procedures for all Symantec Products. Digital River shall submit purchase orders to Symantec Order Services at the address listed in Section 5 of Exhibit K hereto for packaged Symantec Products, which purchase orders shall indicate for each product the product name and SKU, quantity ordered and List Price. The terms and conditions of this Agreement and the Symantec confirmation will apply to each order accepted by Symantec hereunder. Should there be conflicts in terms between Symantec’s confirmations and this Agreement, the terms of this Agreement shall control. The provisions of Digital River’s form of purchase order or business forms will not apply to any order notwithstanding Symantec’s acknowledgment or acceptance of such order.
     b. Additional Purchase Order Policies for Packaged Symantec Products. All of Digital River’s orders for packaged Symantec Products shall be in shipping carton quantities (or integral multiples thereof) and shall be subject to acceptance in writing by Symantec at its principal place(s) of business and shall not be binding until the earlier of such acceptance or shipment, and, in the case of acceptance by shipment, only as to the portion of the order actually shipped. Symantec reserves the right to cancel any orders placed by Digital River and accepted by Symantec as set forth above, or to refuse or delay shipment thereof, as it so desires if Digital River (a) fails to make any payment as provided in this Agreement or under the terms of payment set forth in any invoice or otherwise agreed to by Symantec and Digital River, (b) fails to meet reasonable credit or financial requirements established by Symantec, including any limitations on allowable credit, (c) otherwise fails to comply with the terms and conditions of this Agreement or (d) in Symantec’s opinion, has an excess inventory of packaged Symantec

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Products. Symantec also reserves the right to cancel any orders for Symantec Products deleted from Exhibit R to this Agreement pursuant to Section A(4)(c) without liability of any kind to Digital River or to any other person. No such cancellation, refusal or delay will be deemed a termination (unless Symantec so advises Digital River) or breach of this Agreement by Symantec.
     c. Acceptance of North America Purchase Orders by Digital River for Purchase on the Storefront. Digital River agrees to accept purchase orders from small business and Enterprise Customers on the Storefront that purchase more than Five Hundred Dollars ($500.00) if the purchase order is in the form set forth in Exhibit T (the “Customer Purchase Order”). Digital River hereby * associated with accepting the Customer Purchase Orders, including but not limited to *. Digital River shall settle the Symantec’s invoices and pay Symantec in full, notwithstanding any default on the part of End Users to pay Digital River. Digital River will ensure that the Customer Purchase Order process remains available in accordance with the Service Level Requirements set forth in Exhibit F. Digital River shall ensure that the End User experience with the Customer Purchase Order is as follows:
•	Customer decides to purchase a Symantec Product

•	Shopping cart page displays “Pay on Purchase Order”

•	Customer completes the Customer Purchaser Order and submits it to Digital River electronically

•	Digital River communicates approval or denial of credit within no more than forty-eight (48) hours

•	If approved, Customer will have the ability to download the Symantec Product(s), have physical versions shipped, or license certificate generated once they complete the process.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

F. PACKAGED SYMANTEC PRODUCTS.
1. Consignment of Packaged Symantec Products; Title. Digital River shall hold all packaged Symantec Products ordered and received from Symantec under this Agreement on a consignment basis. Title to all Symantec Products held on consignment is reserved by Symantec until the sale of the Symantec Products by Digital River to End Users. For sales within the United States, at the moment of sale of Symantec Products to End Users, title shall pass from Symantec to Digital River, Inc. and then immediately from Digital River, Inc. to the End User upon delivery of the Symantec Products to the common carrier. For sales outside the United States, at the moment of sale of Symantec Products to End Users, title shall pass from the appropriate Symantec entity to Digital River Ireland Limited, and then from Digital River Ireland Limited to the End User upon delivery of the Symantec Products to the End User. Until such time as title passes to Digital River, Digital River shall have no right to pledge, mortgage, or otherwise encumber Symantec Products. Digital River agrees to cooperate with Symantec in effecting protections afforded consignment sellers under the Uniform Commercial Code, including the execution of UCC-1 financing statements. Symantec shall be responsible for the preparation of such financing statements for Digital River’s review and signature, and for the filing of such financing statements and payment of filing costs. No security interest shall be granted in the proceeds from the sale of the consigned Symantec Products.
2. Inventory. Digital River will maintain warehousing facilities and an inventory of packaged Symantec Products sufficient to serve adequately the needs of the Storefront Customers on a reasonably timely basis. Digital River will maintain a minimum of four weeks of packaged product inventory and a maximum of six weeks of packaged product inventory based on Symantec’s forecast for the Storefront for the applicable quarter.
3. Storage and Segregation of Symantec Products. Digital River shall store all Symantec Products held on consignment at the Digital River contracted or owned facility to which Symantec ships such Symantec Products. Digital River and Symantec may mutually agree to amend Exhibit O from time to time to include additional or alternative fulfillment locations. Digital River shall clearly label Symantec Products as products and property owned by Symantec and held by Digital River on consignment. Digital River shall not use any Symantec Product inventory purchased or held by Digital River under any agreement between the Parties other than this Agreement to fulfill Customer purchases made through the Storefront.
4. Shrinkage; Insurance. Digital River shall be responsible for any shrinkage due to loss or damage to any Symantec Products while on consignment. For purposes of calculating any Digital River liability due to shrinkage, the value of such consigned goods shall be based upon Symantec’s cost of manufacturing the applicable products that were lost or damaged. Without limiting the foregoing, Digital River agrees to use commercially reasonable efforts to protect and preserve the Symantec Products while on consignment and to use all reasonable precautions with its staff and facilities to prevent unauthorized access to, removal of, or interference with, the Symantec Products. Digital River further agrees to maintain all-risk property insurance in an adequate amount to fully insure all Symantec Products while on consignment, wherever located, and will cause Symantec to be named as an additional insured on such policy throughout the term of this Agreement. Such insurance shall indicate that the coverage with respect to Symantec will be primary without right of contribution of any other insurance carried by Symantec.
5. Shipment. All packaged Symantec Products purchased directly from Symantec will be shipped by Symantec F.O.B., Symantec’s point of delivery. Shipments will be made to Digital River’s identified warehouse facilities or freight forwarder. Symantec will be responsible for paying all shipping, freight and insurance charges.
6. Risk of Loss. Title to Symantec Products ordered by Digital River is reserved by Symantec until sale by Digital River to End Users. However, all risk of loss or damage will pass to Digital River, or to such financing institution or other parties as may have been designated to Symantec by Digital River, upon delivery by Symantec

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

to Digital River. Symantec will bear the risk of loss or damage in transit.
7. Partial Delivery. Unless Digital River clearly advises Symantec to the contrary in writing, Symantec may make partial shipments on account of Digital River’s orders, to be separately invoiced and paid for when due.
8. Delivery Schedule; Delays. Symantec will use reasonable efforts to meet Digital River’s requested delivery schedules for packaged Symantec Products, but Symantec reserves the right to refuse, cancel or delay shipment to Digital River as it so desires. Should orders for Symantec Products exceed Symantec’s available inventory, Symantec will allocate its available inventory and make deliveries on a basis Symantec deems equitable, in its sole discretion, and without liability to Digital River on account of the method of allocation chosen or its implementation. In any event, Symantec shall not be liable for any damages, direct, consequential, special or otherwise, to Digital River or to any other person for failure to deliver or for any delay or error in delivery of Symantec Products for any reason whatsoever.
9. Account Receivables in Trust. Until such time as payment is received by Symantec, Digital River shall hold the account receivables from the sale of any packaged Symantec Products to End Users in trust for Symantec. Digital River shall have no right, title, or interest in, and shall not pledge, mortgage, or otherwise encumber such accounts receivables.
10. Field Destruction. Digital River may destroy obsolete inventory in the field subject to the field destruction process, which is attached hereto as Exhibit V (the “Field Destruction Process”). Digital River is responsible for managing the audit and destruction of obsolete and/or defective packaged Symantec Products at Digital River’s sole expense, all as pursuant to the terms of this Agreement, and the Field Destruction Process; provided, however, that is Symantec’s required order minimums are responsible for Digital River’s overstocking on certain Symantec Product, then Symantec will bear the cost of destruction of such overstocked Symantec Product. If Digital River uses a third party to complete the Field Destruction Process, then Symantec must approve, and certify, the third party destruction provider (a “Destruction Provider”) prior to Digital River using such third party. All Destruction Providers must comply with Symantec’s audit and destruction requirements, a copy of which requirements will be provided to the third party prior to its performance of the services. Symantec and Digital River will accept the third party’s count as final, however Symantec reserves the right, in its sole discretion, to audit any count hereunder. Digital River and third party will comply with the Field Destruction Process, and (to the extent provided by Symantec) any RMA procedures provided by Symantec, as may be modified from time to time unilaterally by Symantec.
G. PRICING AND LICENSE FEES; PAYMENTS; PAYMENT TERMS; TAXES, TARIFFS.
1. Digital River Pricing to End Users. Although Symantec may provide and change from time to time a suggested retail price (“ERP”) for the Symantec Products, Digital River shall be free to set and offer End Users any price (license fee) for the Symantec Products.
2. Pricing When Symantec Does Direct Sale on Sites For Partners Under Section B(7). From time to time, Symantec may agree to a direct sale to the Partners under the terms of the Symantec Partner Agreement for a particular Site and then only engage Digital River to provide hosting and design services for the Site. If such an arrangement is indicated in the SIF, the price for the Symantec Products will be set by Symantec directly for the Partner’s End Users and the terms for payment and pricing are between the Partner’s End Users (or if purchased by the Partner, then the Partner) and Symantec only. Symantec shall pay Digital River only its Margin, per the terms of the Agreement, if Symantec requires Digital River to deliver any boxed product in the SIF. If the direct sale is pursuant to a download site, then Symantec shall pay Digital River its standard per transaction or per download fee as indicated in the relevant SIF, which will clearly indicate the transaction is a direct sale by Symantec

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

arrangement. All other terms of this Section G shall apply to such Sites unless otherwise specifically modified herein.
3. Payments by Symantec to Digital River. Digital River’s sole compensation for its services under this Agreement will be the amount obtained through its resale of Symantec Products, those amounts due to Digital River under Exhibit L, and any other amounts expressly agreed by the Parties herein. Digital River shall invoice Symantec on a monthly basis for any fees owing by Symantec to Digital River hereunder. Invoices shall be mailed to Symantec Accounts Payable at the address set forth in Section K(5) hereof, and shall be due and payable thirty (30) days after receipt by Symantec.
4. Payments by Digital River to Symantec.
     a. List Prices. From time to time, Symantec shall provide Digital River with price lists setting forth the * prices from Symantec to Digital River for the Symantec Products (“List Price(s)”). The current price lists for the Symantec Products as of the Effective Date is set forth as Exhibit R to this Agreement. Symantec’s Revenue Accounting department and Global Online Sales team will maintain and update the Symantec Products in terms of both product lines offered, their SKUs listing and any List Price changes, and forward this updated list to Digital River. Unless otherwise noted and provided as separate lists in Exhibit R, the List Price and the ERPs are the same.
     b. Partner Efficiency Model. Effective October 1, 2006, the actual final price that Digital River pays Symantec for each Symantec Product shall be based upon the Partner Efficiency Model, or PEM, set forth in Exhibit A1, which is determined based upon the volume of sales of Symantec Products made by Digital River. This section G(4)(b) does not apply to the Acquisition Products, the * for which are addressed below in Section G(4)(c); however, the application of the PEM will be based upon the sales of all Symantec Products, including the sales of Acquisition Products. At the end of each quarter, the Parties will agree on an estimated “Revenue @ ERP” for the upcoming quarter, which shall be no less than the prior quarter’s actual “Revenue @ ERP.” After the conclusion of each quarter, a true up against the actual “Revenue @ ERP” shall be performed per the schedule set forth in this Section G(4). The amount due for consumer Symantec Products will be determined as follows: (i) the actual total dollar value of the consumer Symantec Products sold for the quarter (which amount shall be derived from the Penetration Report) (the “*”) will be multiplied by four (4) to annualize the amount; then (ii) locate that total amount in the column “Revenue @ ERP” on the PEM; and (iii) find the applicable * indicated at such level of “Revenue @ ERP” in the PEM. The applicable * will be applied to the * for such consumer Symantec Products to determine the * that Digital River shall pay Symantec for the Symantec Products. The Parties agree to communicate the actual amount due to Symantec on the fourth day of the next quarter.
     c. Acquisition Products. The effective date of Exhibit A-2 is October 1, 2006. The Symantec Vice President for Global Online Sales may add additional Symantec products to the Acquisition Products by adding such Products to Exhibit A1 and providing the new Exhibit A2 directly to Digital River, or as otherwise mutually agreed upon by the Parties. Notwithstanding the foregoing, the Symantec products NAV, NIS, NSW, NSWB, Norton 360, and Norton Confidential cannot be removed from the Acquisition Products.
          i. Suspension of MarketForce Amounts and Acquisition Product *. Symantec will only pay Digital River the MarketForce Amounts for the Acquisition Products until Digital River satisfies the Acquisition Product Threshold for a given quarter, which are defined below. Once Digital River satisfies the Acquisition Product Threshold for a particular quarter, for the remainder of that quarter: (a) MarketForce Amounts for the Acquisition Products are suspended; (b) the application of the PEM to the Acquisition Products is suspended; and (c) Digital River is then entitled to the Acquisition Product * for the Acquisition Products. At the end of a given quarter, Digital River must satisfy the Acquisition Product Threshold for the next applicable quarter in order to suspend the MarketForce Amounts for that quarter and receive the Acquisition Product * for that quarter. Symantec will never:

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(a) pay MarketForce Amounts and allow the Acquisition Product * on the same product(s); or (b) apply the PEM and allow the Acquisition Product * on the same product(s). This Section G(c) does not affect Symantec’s obligation to pay Digital River the Market Force Amounts for Digital River’s selling of Symantec Products that are not Acquisition Products, pursuant to the terms and conditions of Exhibit L.
          ii. Acquisition Product Thresholds. Unless revised by the Parties via a written amendment to this Agreement, the below dollar amount thresholds will continue to apply.
a.	Quarter Ending December 31, 2006, 2007, 2008, and 2009: Ten million three hundred thousand dollars of Acquisition Products sold by Digital River during this quarter.

b.	Quarter Ending March 31, 2007, 2008, 2009, and 2010: Ten million three hundred thousand dollars of Acquisition Products sold by Digital River during this quarter.

c.	Quarter Ending June 30, 2007, 2008, 2009, and 2010: Nine million four hundred thousand dollars of Acquisition Products sold by Digital River during this quarter.

d.	Quarter Ending September 30, 2007, 2008, 2009, and 2010: Nine million four hundred thousand dollars of Acquisition Products sold by Digital River during this quarter.
          iii. Acquisition Product *: *.
          iv. Two-Year Acquisition Product Exception. The Acquisition Product * will only apply to the first year value of any two-year Acquisition Product; the second year value of any two-year Acquisition Product will be subject to the PEM.
          v. Reporting. Digital River will provided quarterly written reporting to Symantec within four business days after the commencement of the subsequent quarter documenting the: (a) * provided by Symantec to Digital River per product, and per activity, as stated above in this Section G(4)(c); and (b) two reports for each MarketForce Program, one report regarding Acquisition Products, and one report regarding all other activities.
          vi. Direct Renewals. The Parties shall use best efforts to complete technical integration necessary to permit Digital River to offer direct renewals to End Users no later than November 1st, 2006.
     d. Emerging Market Stores and Payment Types. As new stores are created, and new payment types are added to these new stores, the parties will agree in writing whether the store and/or payment type is within an emerging market (an “Emerging Market Store”). If the Parties designate a store, or a particular payment type, as an Emerging Market Store, then the Parties will evaluate the costs associated with the Emerging Market Store, and will mutually agree upon any changes to Digital River’s * or other compensation for sales from such Emerging Market Store and such changes will be reflected in the Site Initiation Form or Amendment. DR is not obligated to add additional payment types beyond those found in Exhibit D.
     e. First Quarter, FY’07 Savings. The parties have agreed that Digital River will pay to Symantec; (i) no later than June 30, 2006, US *; and (ii) no later than July 21, 2006, US *, both of which are * under the Partner Efficiency Model for the period from April 1, 2006 through June 30, 2006.
     f. Finalized Reports. A finalized activity report will be sent to Symantec on the tenth (10th) of each month. Digital River shall pay Symantec the amount due by no later than the tenth (10th) of each month. Digital River will provide such other reporting to Symantec as is mutually agreed upon by the Parties. There are no other annual

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

catch up adjustments or rebates based upon other quarterly activity that will be applied in determining the final price that Digital River shall pay Symantec for the Symantec Products. Subject to the foregoing requirement, Symantec reserves the right to from time to time increase or decrease its List Prices to Digital River and the ERPs for the Symantec Products, which changes shall be effected by Symantec’s delivery to Digital River of an updated price list.
     g. Invoicing. For all ESD products, Symantec shall invoice Digital River for Purchase First products sold to End Users, and for Try/Buy products downloaded and subsequently purchased by End Users. For packaged Symantec Products, Symantec shall invoice Digital River for stock shipped and sold to End Users (even if payment has not been collected from any End User) and for shrinkage as outlined in Section F(4) of the Agreement.
     h. Sub-sites Selling in Foreign Currency. For the Symantec Products sold through the Sub-sites that have List Prices in currencies other than the U.S. Dollar, Symantec will invoice Digital River in U.S. Dollars based on the currency conversion calculated by Digital River as required by Section  E(2)(c) of the Agreement and transmitted through the EDI report for processing by Symantec.
     i. Digital River Payment Terms. On the 10th day of each month, Digital River shall: (i) settle all Symantec invoices for the previous month’s sales and shrinkage by wire transfer; and (ii) send remittance advice to Symantec Accounts Receivable at the address set forth on Section 4 of Exhibit K, which remittance advice shall detail the payments made to Symantec by purchase order number. All payments due from Digital River shall be made in United States dollars (or such other currency as agreed by both Parties) by wire transfer to the applicable banking facilities set forth on Section 3 of Exhibit K, or such other banking facility designated in writing by Symantec. Symantec shall pay the applicable wire transfer fees incurred in connection with Digital River’s transmission of payments hereunder. Symantec reserves the right, upon written notice to Digital River, to declare all sums immediately due and payable in the event of a breach by Digital River of any of its obligations to Symantec as outlined in Section J(2)(a) and (b).
     j. Transfers. Digital River is hereby authorized to do a “Fed Wire” or “Pure Swift Transfer” only of any funds due and owing to Symantec, directly into Symantec’s bank account. This does not authorize Digital River to do any other electronic deposits of any type. Digital River shall keep all information relating to Symantec’s bank accounts and other related financial information (the “Confidential Banking Information”) completely confidential and shall not disclose any Confidential Banking Information to any party without Symantec’s prior written consent. Digital River shall be solely liable for any losses that Symantec incurs as a result of mistakes, misappropriations of funds or unauthorized disclosure of Confidential Banking Information and shall separately obtain its own indemnity from any third parties who may also be responsible, as applicable. Digital River shall correct the problem or mistake and compensate Symantec within no less than twenty-four (24) hours of becoming aware of the problem or mistake. Any failure to comply with these provisions shall be deemed an immediate and material breach of this Agreement.
5. Failure to Pay. Any payment or part of a payment owing by either Party that is not paid when due, shall, after written notice by the other, bear interest at the rate of 1.5% per month from its due date until paid. Failure of either Party to pay any non-disputed fees or other charges when due shall constitute, after the other Party receives written notice and has had ten (10) days to cure non-payment, sufficient cause for the other Party to immediately suspend its performance hereunder and/or to terminate this Agreement in accordance with Section J(2)(a). Digital River’s obligation to pay Symantec hereunder shall not be affected by Digital River’s *.
6. Taxes, Tariffs, Fees. The Symantec Product List Prices do not include any national, state or local sales, use, value added or other taxes, customs duties, or similar tariffs and fees which Symantec may be required to pay or collect upon the sale or delivery of Symantec Products or upon collection of the sales price (a “Tax”). The

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

definition of Tax does not include any income or similar taxes payable by Symantec as a result of revenues received by Symantec pursuant to this Agreement. Should any Tax or levy be made, Digital River shall pay such Tax or levy and indemnify Symantec for any claim for such Tax or levy demanded. Digital River represents and warrants to Symantec that all Symantec Products acquired hereunder are for redistribution in the ordinary course of Digital River’s business, and Digital River shall provide Symantec with appropriate resale certificate and other documentation satisfactory to the applicable taxing authorities to substantiate any claim of exemption from any such taxes or fees.
7. Credit Risk. So long as Digital River is responsible for world-wide customer service, Digital River shall take * related to the End Users, including but not limited to *. Digital River shall settle Symantec’s invoices notwithstanding any default on the part of End Users to pay Digital River. In the event Symantec takes responsibility for customer service in a region, Digital River shall only take the credit risks for the first * of chargebacks, after which Symantec shall make Digital River whole for all chargebacks.
Symantec acknowledges that an unacceptable increase in the chargeback rate for its business could adversely impact Digital River’s ability to continue processing payments on its Merchant Account(s) and/or increase the cost to Digital River of the same. Accordingly, in the event the chargeback rate exceeds *, Symantec shall have seven days from the notice to draft a plan to address the issue and twenty one days from the notice within which to demonstrate it has taken steps within its handling of customer service to reverse the chargeback trend, or it shall return Customer Service in any impacted region(s) to Digital River. Moreover, in the event Symantec’s chargeback rate exceeds *, and Digital River is fined or otherwise penalized by the either its credit card processor(s) or a Credit Card Association (including by way of example, but not limitation, MasterCard or Visa), Symantec shall have full responsibility for all fines or penalties levied against Digital River by its credit card processor(s) or the Credit Card Association for conduct during any period when Symantec’s chargeback rate exceeded *.
8. Returned Products. Symantec’s return policy, which may be revised in Symantec’s sole discretion, is that Symantec will provide a full refund, which includes a refund of taxes, shipping and handling, for any product refund. As a result, Digital River will include such taxes, shipping and handling, if applicable, in its refunds for product returns and Symantec will credit Digital River: (a) the exact amounts verified as paid for the Symantec Product(s) as well as the associated shipping and handling in question; (b) for all confirmed authentic Symantec Product(s); (c) which Symantec Product(s) was verified as purchased on the Storefront. Symantec’s policy regarding Symantec Product returned more than sixty (60) days from its purchase is attached hereto and made a part of the Agreement as Exhibit W. Digital River will invoice Symantec separately, on a quarterly basis, for the shipping and handling referenced above. Digital River shall be authorized to conduct field destruction for products returned by End Users that are not suitable for resale. Symantec shall provide Digital River with a credit equal to the applicable List Price for each return received in accordance with the applicable EULA and reported to Symantec in accordance with Section E(2)(c). Digital River will require a letter of destruction from all End Users who request a refund in accordance with Symantec’s refund policy. Upon Symantec’s request, Digital River will provide Symantec with all letters of destruction as proof of refund. Symantec shall reimburse Digital River for the return costs to the extent the total gross units of Symantec Product returned in a given quarter exceeds * of gross total number of units of Symantec Product returned for such quarter, as calculated on a monthly basis and average for the quarter. In such case, Digital River shall invoice Symantec for such amounts as set forth in Section G(4) of this Agreement. The amount of the return/refund request processing fee will be subject to review by the Parties on a quarterly basis. In addition, in those regions where Symantec is handling Customer Service, Digital River shall receive a fee, equal to * of the List Price of the applicable Symantec Products for the services it performed in connection with handling the transaction that gave rise to the return.
H. DISCLAIMER OF WARRANTY; LIMITED LIABILITY.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1. Disclaimer of Warranty. SYMANTEC MAKES NO WARRANTIES OR REPRESENTATIONS AS TO PERFORMANCE OF SYMANTEC PRODUCTS OR AS TO SERVICE TO DIGITAL RIVER OR TO ANY OTHER PERSON, EXCEPT AS SET FORTH IN SYMANTEC’S LIMITED WARRANTY ACCOMPANYING DELIVERY OF SYMANTEC PRODUCTS. SYMANTEC RESERVES THE RIGHT TO CHANGE THE WARRANTY AND SERVICE POLICY SET FORTH IN SUCH LIMITED WARRANTY OR ELSEWHERE, AT ANY TIME, WITHOUT FURTHER NOTICE AND WITHOUT LIABILITY TO DIGITAL RIVER OR TO ANY OTHER PERSON. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BOTH PARTIES HEREBY EXCLUDE ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE
2. Limited Liability. EXCEPT FOR EITHER PARTY’S OBLIGATIONS UNDER SECTION I HEREOF, THE LIABILITY OF EACH PARTY, IF ANY, FOR DAMAGES SHALL BE LIMITED TO THE ACTUAL NET AMOUNT RECEIVED UNDER THIS AGREEMENT BY DIGITAL RIVER FROM SALES OF THE SYMANTEC PRODUCTS, WHICH AMOUNT SHALL BE CALCULATED AS THE GROSS AMOUNTS RECEIVED BY DIGITAL RIVER IN CONNECTION WITH ITS DISTRIBUTION OF THE SYMANTEC PRODUCTS, LESS THE AMOUNTS PAID BY DIGITAL RIVER TO SYMANTEC FOR THE SYMANTEC PRODUCTS, RETURNS, AND RELATED TAX AND SHIPPING COSTS. IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND INCLUDING ANY LOST PROFITS OR LOST DATA, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES ACKNOWLEDGE THAT NOTHING IN THIS SECTION SHALL LIMIT A PARTY’S OBLIGATION TO PAY AMOUNTS DUE AND OWING TO THE OTHER PARTY UNDER THIS AGREEMENT.
3. No Warranty by Digital River. Digital River will make no warranty, guarantee or representation, whether written or oral, on Symantec’s behalf.
I. INDEMNIFICATION.
1. Indemnification of Symantec. Digital River shall indemnify Symantec and its Affiliates and hold it harmless from any third party costs, claims, liabilities, losses, expenses or damages, or any other liability, to the extent it arises from any allegation regarding (i) the negligence, fault, or unlawful acts of Digital River, its employees or subcontractors, (ii) any unauthorized use by Digital River, its employees or subcontractors of any trademarks, copyrights or patents relating to Symantec Products or BOBs, Billing Details, Customer Information or any other third party’s intellectual property, (iii) any unauthorized warranty or representation made by Digital River, its employees or agents relating to Symantec Products or BOBs, (iv) any improper or unauthorized replication, packaging, marketing, distribution or installation of any Symantec Products or BOBs, (v) the combination, operation or use of the Symantec Products by Digital River with any hardware, software, products, data or other materials, other than the Wrapper Technology, that are not specified or provided by Symantec (other than such hardware, software, products, data or other materials reasonably required to use the Symantec Products for their respective normal commercial use), (vi) the alteration or modification by Digital River of the Symantec Products, (vii) any breaches of any warranties provided under Section B; or (viii) that Digital River has violated its Privacy Policy or otherwise misused any Customer Information or Billing Details collected by it pursuant to its performance under this Agreement. Symantec shall notify Digital River in writing of any such claim promptly after Symantec first learns of it, and shall cooperate fully with Digital River in connection with the defense thereof and shall grant Digital River control of any such claim. Digital River will pay any resulting costs, damages and reasonable attorney’s fees (which reasonable attorney’s fees are finally awarded by a court), including any settlements, with respect to any such claims. Symantec shall also have the right to participate with its own counsel at Symantec’s expense. In addition to the foregoing indemnity, the Parties agree that any fines or penalties assessed against Symantec in the case where Digital River is at fault for misuse of Billing Details shall be covered under this

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

indemnification provision. As well, Digital River shall defend Symantec and its Affiliates, and hold it harmless from any third party costs, claims, liabilities, losses, expenses or damages to the extent it arises from any allegation regarding Digital River’s misuse of Billing Details and shall pay all expense, settlements and judgments, pursuant to the indemnification provisions set forth herein subject to the limitations in Section I(1)(b) below. In recognition of the potential damage to Symantec’s reputation due to the Parties’ close association, once the matter is finally resolved, Digital River shall publicly address its responsibility for the misuse and measures it has taken and will take to avoid further problems, if Digital River is found to be solely responsible for the misuse of the Billing Details. Digital River shall take commercially reasonable measures to address the public’s perception regarding such misuse during the resolution of the matter.
     a. Limitation. In the event of indemnification under Section I(1)(ii) relating to a third party claim, Digital River shall acquire all necessary rights to continue operations under the terms of this Agreement and cannot pass those costs onto Symantec in any format. Nothing in this Section I(a) will relieve Digital River of its obligation to pay Symantec the amounts referenced in Section G, and Digital River cannot use the revenue stream from sales of Symantec Products to pay any damages to third parties or to indemnify Symantec; provided that Digital River can use the margin it makes on the selling of Symantec Products after purchasing such Symantec Products at the amounts listed in Section G to pay such damages or to indemnify Symantec.
     b. Exceptions. Notwithstanding the foregoing section, Digital River shall only be liable to Symantec to the extent that such claim is attributable to Digital River’s conduct where any claim arises in part from, or is based in part upon, any Symantec conduct listed in Section I(2)(i) through (iv).
2. Indemnification of Digital River. Symantec shall indemnify Digital River and its Affiliates and hold it harmless from any third party costs, claims, liabilities, losses, expenses or damages, or any other liability, to the extent it arises from any allegation: (i) that a Symantec Product supplied hereunder infringes a patent or copyright, (ii) related to a product liability claim regarding Symantec Products, (iii) that Symantec has violated its Privacy Policy or otherwise misused any Billing Details provided to it by Digital River, or (iv) for any unauthorized use by Symantec, its employees or subcontractors of any Billing Details, trademarks, copyrights or patents relating to Digital River Core Technology, Digital River Information, Customer Information or any other third party’s intellectual property. Digital River shall notify Symantec in writing promptly after Digital River first learns of it, and shall cooperate fully with Symantec in Symantec’s defense thereof and shall grant Symantec control of any such claim. Symantec will pay any resulting costs, damages and reasonable attorney’s fees (which reasonable attorney’s fees are finally awarded by a court), including any settlements, with respect to any such claims. Digital River shall also have the right to participate in any such claims with its own counsel at Digital River’s expense. In addition to the foregoing indemnity, the Parties agree that any fines or penalties assessed against Digital River in the case where Symantec is solely at fault for misuse of Billing Details shall be covered under this indemnity provision. As well, Symantec shall defend Digital River and its Affiliates and hold it harmless from any third party costs, claims, liabilities, losses, expenses or damages to the extent it arises from any allegation regarding Symantec’s misuse of Billing Details and shall pay all expense, settlements and judgments; pursuant to the indemnity provisions set forth herein subject to the limitations in Section I(2)(a). In recognition of the potential damage to Digital River’s reputation due to the Parties’ close association, once the matter is finally resolved, Symantec shall publicly address its responsibility for the misuse and measures it has taken and will take to avoid further problems, if Symantec is found to be solely responsible for the misuse of the Billing Details. Symantec shall take commercially reasonable measures to address the public’s perception regarding such misuse during the resolution of the matter.
     a. Exceptions. Notwithstanding the foregoing section, Symantec shall only be liable to Digital River to the extent that such claim is attributable to Symantec’s conduct where any claim arises in part from, or is based in part upon, any Digital River conduct listed in Section I(1)(i) through (viii).

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     b. Limitation. Symantec shall have no obligation to Digital River with respect to infringement of patents or copyrights beyond that stated in this Section I(2).
3. Settlement by an Indemnifying Party. The indemnifying Party will obtain the indemnified Party’s express prior written approval (such approval not to be unreasonably withheld, delayed or conditioned) to settle any claim if such settlement (i) arises from or is part of any criminal action, suit or proceeding, or (ii) contains a stipulation to or admission or acknowledgment of any liability or wrongdoing on the part of the indemnified Party, or (iii) requires any specific performance or non pecuniary remedy by the indemnified Party.
J. TERM AND TERMINATION.
1. Term. The term of this Agreement shall be from the Effective Date until June 30, 2010 (the “Term”). Thereafter, the Term of the Agreement may be mutually extended by an amendment signed by both Parties. Nothing contained herein shall be interpreted as requiring either Party to renew or extend this Agreement. Notwithstanding the foregoing, this Agreement may be terminated prior to the expiration of its stated Term as set forth below.
2. Termination For Cause. The Parties may terminate this Agreement for cause at any time during its term for the reasons set forth below
     a. Failure to Pay. Either Party may terminate this Agreement if the other Party fails to make payment of any undisputed amount due hereunder when due, and such failure to pay continues unremedied for a period of ten (10) days after a Party notifies the other Party in writing of such non-payment. The Parties shall reconcile all disputed amounts in writing within thirty (30) days of notice and shall promptly pay any outstanding reconciled amounts.
     b. Failure to Perform. Either Party may terminate this Agreement if the other Party fails to perform any material obligation, warranty, duty or responsibility or is in default with respect to any material term or condition undertaken by such Party under this Agreement and such failure or default continues unremedied for a period of thirty (30) days after the breaching Party is notified in writing of such default. Notwithstanding the foregoing, in the event that a Party has given notice of failure or default to the other Party under this section three or more times, the non-breaching Party in all three of those cases may terminate this Agreement immediately upon any subsequent failure by the other Party to perform any material obligation, warranty, duty or responsibility under this Agreement or its default with respect to any material term or condition undertaken under this Agreement.
     c. Digital River Change of Control. Symantec may terminate this Agreement if Digital River is merged, consolidated, sells all or substantially all of its assets, or implements or suffers any substantial change in control, except as agreed to by Symantec under Section K(3) of this Agreement.
3. Termination At Will. Symantec has no right to terminate this Agreement without cause but Digital River does agree that Symantec may remove or terminate distinct segments or areas of obligations of Digital River set forth in this Agreement upon written notice without cause at any time. In the event Symantec exercises its right to remove or terminate distinct segments or areas of obligation of Digital River without cause, and there is a drop in revenue in the combined regions of US, Euro, (United Kingdom, France, Germany, Italy, and Spain) International English, (Australia, Singapore, New Zealand and Canada) (collectively the “Affected Business”) of more than * as a result of Symantec’s exercising such a right, Digital River shall have the right to renegotiate the contract to address the economic impact on Digital River as a result of the change. If the parties have not agreed on new pricing for the remaining segments or areas of obligation within ninety (90) days of Digital River giving notice of its desire to invoke its rights under this provision, then Digital River can terminate, upon thirty (30) days written notice, any

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

distinct segment or area distinct segments or areas of service that, in Digital River’s discretion, are no longer economically feasible to perform based on the impact of Symantec’s termination of any segment or area of obligation. The terms and conditions of Section G(4) will still apply. In such case of a termination of any segment or area of obligations of Digital River, then Digital River agrees to comply with Section J(5) below as to such terminated segment or obligation.
4. Automatic Termination. Except as set forth in Section B(20), this Agreement terminates automatically, with no further act or action of either Party, if Digital River ceases to do business or otherwise terminates its business operations, or if a receiver is appointed for Digital River or its property, Digital River makes an assignment for the benefit of its creditors, any proceedings are commenced by, for or against Digital River under any bankruptcy, insolvency or debtor’s relief law, or Digital River is liquidated or dissolved.
5. Effect of Termination. Upon expiration or any termination of this Agreement, except as set forth in Exhibit J and what may be agreed to after the Effective Date in an amendment to this Agreement, (1) Digital River’s license to use any Symantec trademark or trade name hereunder shall terminate, and Digital River shall cease holding itself out as an authorized electronic reseller for Symantec Products through the Storefront; (2) Digital River shall return to Symantec all Symantec property, including, but not limited to, Work Product, proprietary and confidential material, demonstration copies of Symantec Products, and selling aids provided by Symantec, Customer Information, databases and code created for Symantec as a work for hire; (3) for a period of three (3) years after the date of termination, Digital River shall make available to Symantec for inspection and copying all books and records of Digital River that pertain to Digital River’s performance of and compliance with its obligations and representations under this Agreement (4) Digital River will reasonably assist Symantec in taking over Digital River’s End User accounts handled during the term of the Agreement, including providing Symantec with the most current Customer Information, those Billing Details for which consent to transfer has been obtained from the Customer, databases and code created for Symantec as a work for hire, (5) the due dates of all outstanding invoices to Digital River for Symantec Products automatically will be accelerated so they become due and payable by immediate wire transfer on the effective date of termination or expiration, even if longer terms had been provided previously; provided, however, that Digital River may reserve payment to Symantec for an amount equal to the reasonably estimated value of returns for the 90-day period following the effective date of termination and following such 90-day period, Digital River shall pay all remaining amounts owing to Symantec, and (6) upon termination of this Agreement, Digital River agrees to fully cooperate in the transition of the maintenance and hosting obligations of any existing Sites, including the Storefront, to Symantec or to a third party vendor selected by Symantec, as well as the Customer Information, Billing Details for which consent to transfer has been obtained from the Customer, and Work Product, as directed by Symantec in writing. Until such transition is complete, Digital River agrees to continue to comply with the terms and obligations of this Agreement, as amended to date, and each relevant SIF, for such Sites, Partner Sites, as well as the Storefront. Digital River is obligated to not shut down any Site or the Storefront and to allow it to remain operational in the normal course of business, which “normal course of business” will include the continued application to the parties of the then-current terms, conditions and obligations of this Agreement, including, but not limited to, the then-current financial terms, conditions, and obligations of the Agreement, provided however, the Site must have active traffic for this obligation to continue. In addition to the above termination requirements, Digital River shall carry out the termination procedures detailed in Exhibit J upon termination of this Agreement. For the avoidance of doubt, Digital River shall be permitted to retain a copy of the Customer Information solely for legal recordkeeping compliance, responding to chargebacks, other accounting matters, and for ongoing fraud control purposes.
6. No Damages For Termination. NEITHER SYMANTEC NOR DIGITAL RIVER WILL BE LIABLE TO THE OTHER FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS. DIGITAL RIVER WAIVES ANY RIGHT IT MAY HAVE TO RECEIVE ANY COMPENSATION OR

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

REPARATIONS ON TERMINATION OR EXPIRATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS. Except as expressly set forth herein, neither Symantec nor Digital River will be liable to the other on account of termination or expiration of this Agreement for reimbursement or damages for loss of goodwill, prospective profits, anticipated orders, any incidental or consequential damages or on account of any expenditures, investments, translations, localizations, leases or commitments made by either Symantec or Digital River or for any other reason whatsoever based upon or growing out of such termination or expiration. Digital River acknowledges and agrees that (1) Digital River has no expectation and has received no assurances that its business relationship with Symantec will continue beyond the stated Term of this Agreement or its earlier termination in accordance with this Section J, that any investment by Digital River in the promotion of Symantec Products will be recovered or recouped, or that Digital River will obtain any anticipated amount of profits by virtue of this Agreement or otherwise any vested, proprietary or other right in the promotion of Symantec Products or in any goodwill created by its efforts hereunder. THE PARTIES ACKNOWLEDGE THAT THIS SECTION J(6) HAS BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR SYMANTEC TO ENTER INTO THIS AGREEMENT AND THAT SYMANTEC WOULD NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE LIMITATIONS OF LIABILITY AS SET FORTH HEREIN.
7. Survival. Symantec’s rights to receive and Digital River’s obligations to pay Symantec all amounts due hereunder, as well as all indemnity and confidentiality obligations, and the Parties’ obligations under Sections E(3) (for the stated three-year period), G (limited to any payment obligations accrued prior to termination of this Agreement), H, I, J, C(5), K(1), J(5), (for the stated transition period), J(6), K(8), (for the stated one-year period), K(11) and K(12) shall survive termination of this Agreement.
K. MISCELLANEOUS.
1. Investment and Maintenance Costs. Except as stated herein or in a SOW, Symantec will not be liable to Digital River for (a) any investment costs for the set up of the Storefront, Sub-site, Site or Partner Site by Digital River or (b) any ongoing maintenance costs for the operation of, or upgrades to, the Storefront, Sub-site, Site or Partner Site by Digital River.
2. Waiver. The waiver by a Party of any default by the other Party shall not waive subsequent defaults by the other Party of the same or different kind.
3. Assignment. Digital River is appointed an authorized Symantec electronic reseller through the Storefront for Symantec Products because of Digital River’s commitments in this Agreement, and further because of Symantec’s confidence in Digital River, which confidence is personal in nature. This Agreement shall not be assignable by either company, without the prior written consent of the other. The provisions hereof shall be binding upon and inure to the benefit of the Parties, their successors and permitted assigns.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

4. Symantec Company or Product Acquisitions. Digital River understands and agrees that during the term of this Agreement, Symantec may acquire rights to additional products through company or product acquisitions. In the event that Symantec acquires any company (or the products of any company) which has in force a support services, reseller, or distribution agreement with Digital River, Digital River agrees that if Symantec elects to add such products to the Symantec Product list in accordance with the terms set forth herein, this Agreement shall automatically, without further action, govern such other agreement with regard to such products. Digital River shall have the right to review the addition of products and services acquired through company or product acquisitions to insure alignment with operational and cost target outlined in this agreement. Any identified issues requiring a change in systems or costs will be addressed in a mutually agreed upon SOW.
5. Notices. All notices and demands hereunder shall be given in English by facsimile and confirmed by certified or international mail mailed the same date, and will be deemed given upon the earlier of actual receipt or one day after sending of a confirmed facsimile to the addresses for the respective Parties set forth below, as they may be changed by proper notice from time to time.
To Symantec:
Symantec Corporation
20330 Stevens Creek Boulevard
Cupertino, CA 95014
UNITED STATES
Attn: *, Vice President Online Sales
Fax: (408) 517-8122
and, as applicable:
Symantec Limited
Ballycoolen Industrial Park
Blanchardstown, Co. Dublin 15
Ireland
Attn: Signatory of this Agreement for Symantec Limited
With a copy to:
Symantec Limited Sr. Director Legal, EMEA
Symantec (UK) Ltd, 350 Brook Drive, Green Park
Reading, Berkshire RG2 6UH
England
Fax: + 44 1189 436242
All notices to Symantec Limited will be accompanied by a notice to Symantec Corporation.
With a copy of any legal notice to General Counsel at the Cupertino, CA address set forth above.
To Digital River:
Digital River, Inc.
9625 West 76th Street
Eden Prairie, MN 55344
Attn: Chief Financial Officer
Fax: 952-253-8877
and, as applicable:
Digital River Ireland Limited
Bay E7 Shannon Free Zone

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Shannon, Co Clare,
Ireland
Attn: General Counsel
Fax: 011 353 61 230005
With a copy of any legal notice to General Counsel at the Eden Prairie, MN set forth above via fax at 952-674-4444.
6. Relationship of the Parties. Digital River’s relationship with Symantec during the term of this Agreement will be that of an independent contractor. Digital River will not have, and will not represent that it has, any power, right or authority to bind Symantec, or to assume or create any obligation or responsibility, express or implied, on behalf of Symantec or in Symantec’s name, except as expressly provided herein. Nothing stated in this Agreement shall be construed as constituting Digital River and Symantec as partners or as creating the relationships of employer/employee, franchisor/franchisee, or principal/agent between the Parties.
7. Other Agreements. This Agreement relates only to Digital River’s appointment as an independent, nonexclusive electronic reseller of Symantec Products through the Storefront as set forth in Section A(1) hereof, and shall not supersede any other agreements between Symantec and Digital River.
8. No Solicitation. During the term of this Agreement and for one year after its termination or expiration, neither Party will recruit, solicit, assist others in recruiting or soliciting, or refer to others concerning employment, any person who is then an employee of the other Party or any of its subsidiaries or induce or attempt to induce any such employee to terminate his employment with the other company or any of its subsidiaries.
9. Section Headings, Language Interpretation and Exhibits. The section headings contained herein are for reference only and shall not be considered substantive parts of this Agreement. The use of the singular or plural form shall include the other form and the use of the masculine, feminine or neuter gender shall include the other genders. All exhibits and attachments referenced in this Agreement are incorporated herein by this reference.
10. Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof, and supersedes in their entirety any and all written or oral agreements previously existing between the Parties with respect to such subject matter. Each Party acknowledges that it is not entering into this Agreement on the basis of any representations not expressly contained herein. Any modifications of this Agreement or Exhibits must be in writing and signed by both Parties hereto except as otherwise expressly set forth herein. Any such modification shall be binding upon the party to be charged only if and when signed by one of its duly authorized officers.
11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except for that body of law pertaining to conflicts of law. Venue for any legal action shall be solely in the state and federal courts of Santa Clara County, California. Both Parties expressly consent to the jurisdiction indicated herein.
12. Attorney’s Fees. In the event any litigation is brought by either Party in connection with this Agreement, the prevailing Party in such litigation shall be entitled to recover from the other Party all the costs, reasonable attorney’s fees and other expenses incurred by such prevailing Party in the litigation.
13. Severability. In the event any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, the remaining portions of this Agreement shall remain in full force and effect.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

14. Equitable Relief. Each party acknowledges that any breach of its obligations under this Agreement with respect to the proprietary rights or confidential information of the other will cause the other irreparable injury for which there are inadequate remedies at law, and therefore the aggrieved party will be entitled to equitable relief in addition to all other remedies provided by this Agreement or available at law.
15. Press Release. Upon the full execution of this Agreement and receipt by Symantec of the signature pages from Digital River, and after the Effective Date, the Parties shall release a mutually agreed upon press release regarding the arrangements established by this Agreement. Digital River shall not release any press release relating to Symantec or this relationship, without the prior written approval of a Symantec senior vice president.
16. Execution of Agreement.
     a. Effective Date. Once it has been signed by Digital River and signed and accepted by Symantec at its principal place of business, the effective date of this Agreement will be April 1, 2006 (the “Effective Date”).
     b. Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed an original, and all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date specified below.

SYMANTEC CORPORATION	DIGITAL RIVER, INC.

Signature: /s/ Vincent Steckler	Signature: /s/ Thomas Donnelly

Printed Name: Vincent Steckler	Printed Name: Thomas Donnelly

Title: SVP ww consumer sales	Title: CFO

Date: 19 Oct 2006	Date: 10/18/06

SYMANTEC LIMITED	DIGITAL RIVER IRELAND LIMITED

Signature: /s/ Ray Thornberry	Signature: /s/ Patrick Rickard

Printed Name: Ray Thornberry	Printed Name: Patrick Rickard

Title: Senior Director Revenue	Title: Director of Finance

Date: 24 Oct 2006	Date: October 18th 2006

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBITS ATTACHED:

Exhibit A:	Definitions
Exhibit A1:	Modified PEM
Exhibit A2:	Acquisition Products
Exhibit B:	Digital River’s Customer Support Metrics and Staffing Requirements
Exhibit C:	Symantec Storefront Content Updating Procedures
Exhibit D:	Symantec’s Currency Policies
Exhibit E:	Payment Options
Exhibit F:	Digital River’s Service Level
Exhibit G:	Export Control Measures
Exhibit H:	Security Requirements
Exhibit I:	Site Reporting Requirements
Exhibit J:	Termination Procedures
Exhibit K:	Symantec Sell Through Reporting Procedures and Policies
Exhibit L:	Digital River Marketing Activities
Exhibit M:	Storefront Site Initiation Form
Exhibit N:	Site Testing Standards and Criteria
Exhibit O:	Shipping Charges and Sub-site Shipping Locations
Exhibit P:	Text for Try/Buy Product
Exhibit Q:	URL Requirements
Exhibit R:	Symantec Products and List Prices
Exhibit S:	Customer Service
Exhibit T:	Purchase Order Format
Exhibit U:	List of Sub-sites
Exhibit V:	Field Destruction Certificate
Exhibit W:	Return Policy
Exhibit X:	Customer Support Transition Schedule
Exhibit Y:	DRM
Exhibit Z:	Channel Partners and Electronic Distribution

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT A
Definitions
Capitalized terms used in this Agreement, which are not otherwise defined elsewhere in this Agreement, shall have the respective meanings set forth below:
“24 X 7” shall mean 24 hours a day, 7 days a week.
“24 X 7 X 365” shall mean 24 hours a day, 7 days a week, 365 days a year.
“Account Manager” means a Digital River or Symantec account manager who will act as a contact person and resource in regards to all matters relating to the Storefront, the Sites and the Parties’ relationship thereto. As of the Effective Date, the Digital River Account Manager is *, and the Symantec Account Manager is the Vice President of Global Online Sales (as of the Effective Date this title is held by *), or higher, within that reporting chain, The Account Manager may change from time to time upon written notice from the party that employs the Account Manager to the other.
“Acquisition Products” means those products listed on Exhibit A-2 and all subsequent versions of such products.
“Affiliate” means any person, partnership, joint venture, corporation or other form of enterprise, domestic or foreign, including subsidiaries, that directly or indirectly, control, are controlled by, or are under common control with a party. For purposes of this definition, “control” is defined as: (a) ownership of a majority of the voting power of those classes of voting stock entitled to vote in the election of directors or (b) ownership of a majority of the beneficial interests in income and capital of an entity other than a corporation.
“API” shall stand for Application Program Interface.
“Auto-Renewals” shall mean those transactions resulting from Customers who purchase Products that contain a subscription sold by Digital River and who do not affirmatively opt out from having their subscription automatically renewed by Symantec.
“Billing Details” means: (i) Name on credit card; (ii) Payment Type; (iii) Credit card type; (iv) Credit card number; (v) Credit card expiry date; (vi) Billing Address Line 1; (vii) Billing Address Line 2; (viii) Billing Address Line 3; (ix) Billing Post/Zip Code; (x)Billing State; and (xi) Billing Country.
“BOB” shall stand for Bag of Bits, and shall mean software digitally Wrapped for electronic distribution. A BOB shall contain a Symantec Product, a EULA, and other documentation and information as determined by Symantec in its sole and absolute discretion.
“Co-branded Store” means one or more interim pages linked between the Partner’s Site and the Storefront.
“Commerce Enable” shall mean the process of preparing a product for entry into an ESD channel.
“Confidential Information” means without limitation all information related to the services described in this Agreement, each Party’s know-how, all information regarding each Party not known to the general public, and confidential information disclosed to either Party by third parties (whether acquired or developed by either Party during either Party’s performance under this Agreement or disclosed by either Party’s employees or consultants). Confidential Information does not include information that (a) is known to the receiving Party at the time of

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

disclosure by the disclosing Party, (b) has become publicly known through no wrongful act of a Party, (c) has been rightfully received by either Party from a third party who is authorized to make such disclosure, or (d) has been independently developed by either Party other than pursuant to this Agreement.
“Consulting Rate” means *.
“Content” shall mean the text, pictures, sound, graphics, video, and other data that appear on Storefront and Sub-Site web pages and web sites and any other Sites, as defined under the terms of this Agreement.
“Customer” shall mean a person or entity that visits any Site or the Storefront and includes any End User.
“Customer Information” shall mean (i) all Customer information gathered by Digital River in the course of performing its obligations hereunder, including but not limited to opt in flags or histories as well as customers purchasing download warranty services, and (ii) any Customer information that may be provided by Symantec to Digital River in connection with this Agreement, (iii) all Customer email lists or other listings that contain Symantec Customer information, whether or not created by or on behalf of Symantec.
“Customer Service” means the Customer support services provided by Digital River, or by Symantec, as applicable, to Symantec Customers pursuant to Exhibit S and this Agreement.
“Customer Service Rate” shall mean the rate charged by Digital River for all customer service provided by DR in any region where Symantec has taken over Customer Service. The Customer Service Rate will be * per hour during the transition of responsibility for Customer Support from Digital River to Symantec, on a per region basis. Once the transition of responsibility for Customer Support from Digital River to Symantec is complete, the Customer Service Rate for the affected region will become * per hour. Digital River will * for: (a) Digital River personnel coordinating ongoing fraud checking; (b) Escalation by Digital River personnel to Symantec customer service personnel, and/or to the Digital River escalation team or ADM; and/or (c) Digital River personnel time regarding any customer support issues if such time resulted from a failure by Digital River to provide the Customer Service Tools.
“Customer Service Tools” means those tools and/or services provided by Digital River to Symantec under the “Tools” section of the Customer Service Transition Schedule.
“Customer Support Transition Schedule” means the customer support schedule, describing the respective parties obligations in the event certain regional customer support responsibilities transfer from Digital River to Symantec, which is attached hereto as Exhibit X.
“Dedicated Team” means no less than the following Digital River personnel: * software development engineers; * web developer(s) (Creative and site design); * project manager(s); * business analyst(s); and * Q&A engineer(s), but in any event no fewer people than are required in order to provide the services required by the Dedicated Team pursuant to this Agreement.
“Digital River Core Technology” shall mean any proprietary or Confidential Information, software (in source and object forms), code, technology, documentation, processes, methodologies, and any other materials, items, or information of Digital River or any Digital River Affiliate that are a part of the Digital River technology engine referred to as “The Digital River Application,” including but not limited to, “The Express Entitlement System” (the “EE System”), the Atlantic platform, the Pacific Platform, the Common Payment Gateway, and Digital River’s fraud checking processes, together with any copyrights, patent rights, mask work rights, trade secret rights and any related intellectual property rights throughout the world (whether owned by a Digital River or licensed to

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

a Digital River from a third party) which may be used by Digital River in the conduct of its business and to provide services for Digital River’s other customers and clients, together with any Digital River modifications or improvements to any of the foregoing, any of which may be made at any time by Digital River in its sole discretion.
“Digital River Information” means any Digital River proprietary or Confidential Information not developed specifically for Symantec or at Symantec’s expense, and used by Digital River to perform its obligations hereunder, including but not limited to Digital River software, technology, development tools, processes, appliances, methodologies, code, templates, tools, policies, records, working papers, knowledge, data, trade secrets or other intellectual property, written or otherwise.
“Download Warranty Service” shall mean a service which, when purchased by a Customer, will give the Customer the right to re-download any Symantec Product purchased through the Storefront within one year of the date of purchase of such product, for the sole purpose of reinstalling a replacement copy of such Symantec Product on the Customer’s computer in the event the Customer has reformatted his/her hard drive, inadvertently uninstalled the Symantec Product, or changed computers.
“Downtime” shall have the meaning set forth in Section 1 of Exhibit F to this Agreement.
“DRCC” means the online reporting tool known as the Digital River Command Console, or any later subsequent evolution, or replacement, of the DRCC, which will be provided by Digital River to Symantec, *, for the Term of the Agreement.
“EMEA” shall mean Symantec’s Europe, Middle East and Africa region.
“End User” shall mean person(s) or entity(ies) that acquire Symantec Products for actual use, rather than for resale or distribution.
“Enterprise” shall mean those Symantec Products listed on Exhibit R-2, which are subject to change, from time to time, at Symantec’s sole discretion.
“ERP” shall have the meaning set forth in Section G(1)of this Agreement.
“ESD” shall stand for “electronic software distribution,” and shall mean a sale of Symantec Products through electronic distribution.
“EULA(s) ” shall mean Symantec’s end user license agreement(s) for any of the Symantec Products.
“Hits” shall mean the total number of requests served by the web server to any particular item on a web page.
“Issues” shall mean inquiries regarding Symantec’s Storefront or the Symantec Products received through e-mail messages and telephone calls. Inquiries may include Customer service problems, including questions regarding the download of Symantec Products, product and sales information, order status, refunds, shipping, billing, pricing, installation of software, and misdirected telephone calls transferred to Symantec or other Symantec resellers, outsourcing providers, and distributors.
“Japan Store” means the website currently hosted at www.Symantecstore.com.jp.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Key(s)” shall have the meaning set forth in Section A(5)(b) of this Agreement.
“List Price” shall have the meaning set forth in Section G(4)(a) of this Agreement.
“Margin” means the applicable percentage of List Price retained by Digital River for the sale of the Symantec Product, as described in Section G(4), for the duration of the Protective License Term.
“MarketForce Programs” are those services provided by Digital River to Symantec, which are listed in Exhibit L.
“MarketForce Program Amounts” are those amounts which are listed in Exhibit L, and which are to be paid by Symantec to Digital River for Symantec’s use of the MarketForce Programs.
“Modifications” means any derivatives, improvements, enhancements or extensions conceived, reduced to practice, or developed during the term of this Agreement by the developing Party.
“Net Sales” means the purchase price paid by Digital River to Symantec for the Symantec Products less returns, Taxes, and shipping and handling charges.
“Page View” shall mean the viewing of a complete page, including all of its graphical, text, and data elements.
“Partner Toolbox” means a particular Symantec site, web pages, or web sites produced by Symantec or its third party contractors and hosted or managed by Digital River, which shall be accessible by Partners and shall display and provide dynamically updated content, including but not limited to, virus news and/or security tips, provided by Symantec, for use by Partners on Partner websites. For the avoidance of doubt, the Partner Toolbox was created by a third party vendor for Symantec, and to Symantec’s knowledge no Digital River technology, code or content was used in its creation.
“Privacy Policy” shall mean Symantec’s privacy policy as currently posted by Symantec at URL www.symantec.com/legal/privacy.html, which policy or location may be revised by Symantec from time to time at its sole discretion.
“Product Bundle” shall mean two or more Symantec Products offered and sold together.
“Purchase First” shall mean the ESD purchase model in which payment processing or credit approval is completed before a copy of the ESD product inventory is made available to the End User.
“Reseller System” shall have the meaning set forth in the Recitals section of this Agreement.
“Site Initiation Form,” or “SIF” means a separate agreement, in the form attached hereto as Exhibit M, to govern the hosting and building of each Site, linking arrangement, or regional storefront, and once completed and signed, the terms of which are incorporated herein by reference and shall become part of this Agreement
“SKU” shall mean the unique number designated by Symantec for a Symantec Product, which may also be referred to as the “part number.”
“Solutions Builder” means a product offering tool that helps End Users select Symantec Products based on their Internet security needs, and which may include a variety of information for the End User and particular Symantec Product recommendations, such as multi-pack recommendations and up sell options. For the avoidance of doubt, Solutions Builder was created by a third party vendor for Symantec, and to Symantec’s knowledge no

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Digital River technology, code or content was used in its creation. Digital River may integrate the Digital River Core Technology into Solutions Builder. Nothing herein is intended to give Symantec any rights to the Digital River Core Technology.
“Statement of Work” or “SOW” shall mean a project document that outlines the scope of work to by performed by Digital River for a Storefront project. The SOW shall provide a sufficient level of detail such that the technical, aesthetic and business requirements are clearly defined, and will include a functional description of the services to be completed by Digital River under this Agreement. Each SOW must be approved and executed by both Parties prior to Digital River’s commencement of work in accordance with the SOW. Approval of an SOW shall not be interpreted as acceptance of the finished project outlined in the SOW. Each SOW must outline the criteria for the acceptance of work described in the SOW.
“Storefront” shall mean Symantec’s online shopping service referred to as the Symantec online store, and currently located at http://www.symantecstore.com, which name, URL and domain name(s) may be changed at Symantec’s sole discretion. “Storefront” does not include online shopping services that are co-branded between Symantec and any other party. The Storefront shall contain the Sub-sites and shall include the following sections, which may be changed by Symantec from time to time: (1) global stores, (2) Try/Buy department, (3) upgrade department, (4) full product department, (5) featured partners spots, (6) purchase options and (7) areas for marketing banners. References to the “Storefront” in this Agreement shall be deemed to include the Sub-sites.
“Sub-sites” shall mean Internet Storefront sites contained within the Storefront. Sub-sites are regionally based, and presented in localized languages. The number, Content, and localized languages of Sub-sites are subject to change from time to time at the sole discretion of Symantec. Although the general layout is the same for all Sub-sites, the Sub-sites are not simply translated versions of any one site. Sub-sites shall be localized to reflect the different merchandise and local partners available in each region. The Content, sections, Symantec Products sold, featured partners, and purchase options may vary with each Sub-site. Symantec shall provide all Content and direct translations for localization of Sub-sites. The Sub-sites do not include Sites, as defined in Section 3(b)(xii) or (xiii) hereof.
“Symantec’s Online Sales Business” or “Symantec’s OSB,” means all commerce conducted by Symantec online, and includes new product sales, and the online sales of Symantec product upgrades, subscription renewals, , and software as a service. Symantec’s OSB will also include any other business that Digital River bids on and is not awarded, provided that Digital River: (a) bids in good faith; (b) can technically integrate the business, using the below definition; and (c) bids within the competitive range of other bidders. Symantec’s OSB does not include: (a) Global Online Sales business that Digital River cannot technically integrate to provide a unique product activation key to the End User, or where the integration would result in an End User having to manually enter the product activation key; (b) Global Online Sales business refused by Digital River; (c) Any direct relationship between Symantec and its partners as well as Symantec’s xSP; OEM, and enterprise business; (d) the Japan Store; and (e) Auto-Renewals. Symantec and Digital River will each make reasonable efforts, and work in good faith with one another, to enable Digital River to work closely with the Symantec engineers during the design phase of projects so that Digital River will be able to enable all necessary integrations
“Symantec Products” shall have the meaning of all software products listed in Exhibit R attached hereto, as it may be amended by Symantec from time to time pursuant to this Agreement, and which Exhibit shall consist of two separate lists which are (i) Consumer Symantec Products set forth in Exhibit R-1, and (2) Enterprise Symantec Products set forth in Exhibit R-2.
“Symantec Product Selector” means a Symantec Tool that helps End Users select Symantec Products based on their Internet security needs.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Symantec Redirector” means the Symantec project, by which Symantec will direct customers with expiring product subscriptions – who would normally upgrade their subscriptions in the Symantec Renewal Center, with upgrade requests coming to DR hosted product detail pages (Nitro) – to DR hosted upsell pages, to take advantage of optimization flexibility. Those customers choosing to renew rather than upgrade will be sent back to the Symantec Renewal Center to complete their purchase.
“Symantec Renewal Center” means the Symantec internal subscription renewal segment of Symantec’s website, which is hosted and operated solely by Symantec.
“Symantec Security Advisor” means a Symantec Tool that scans a personal computer for existing Internet security applications, makes relevant product recommendations if such applications are lacking, and then recommends appropriate security applications to the End User for purchase.
“Symantec Security Alerts” means a Symantec Tool that provides End Users with real time alerts on current Internet security threats.
“Symantec Security Check” means a Symantec Tool that assesses a personal computer’s antivirus or firewall protection, and which is accessible to End Users via a link from the Symantec Security Connection site or through such other authorized links and which is solely hosted by Symantec and will never be offered as a co-branded Site to Partners or any third party.
“Symantec Security Connection” means that particular Symantec Site, web pages, or web sites and all related links to Symantec Tools, all proprietary to Symantec, and hosted and managed by Digital River, or such other third party contractors as Symantec may select, according to such Symantec specifications, which shall be accessible by Customers and shall display Symantec Security Information that allows Customers to learn about, assess and protect their personal computers against Internet threats, and may include links to various Sites and itself may be co-branded with various Partners.
“Symantec Security Information” means the actual content, including but not limited to, the complete look and feel, and any and all information or data, including but not limited to, that of virus news and security tips which are provided by the Symantec Security Alert or any other Symantec Tool(s) , and/or which may also be accessible through links to any “Symantec.com” web-site, any Site, any Co-branded Store, and/or the Storefront as applicable, and/or which may be provided by Symantec on the Symantec Security Connection or through some other Symantec Tool.
“Symantec Technology” means any proprietary or Confidential Information, software (in source and object forms), Symantec Tools, code, technology, documentation, processes, methodologies, and any other materials, user interface designs, architectures, class libraries, know-how, trade secrets and any related intellectual property rights throughout the world (whether owned by a Symantec or licensed to a Symantec from a third party).
“Symantec Tool(s) ” means any one or more of any proprietary methods or tools that Symantec creates or has created for it by a third party for the use of Customers, which includes those tools defined herein as follows, including but not limited to, Partner Toolbox, Solutions Builder, Symantec Security Advisor, Symantec Product Selector, Symantec Security Alerts, Symantec Security Check, Symantec Security Connection, Symantec Upgrade Assistant, try before you buy download offerings, and any other tools that Symantec creates or has created for it by a third party for the use by Customers that Symantec later makes available through Digital River, regardless of whether now existing or created in the future.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Symantec Upgrade Assistant” means a Symantec Tool that helps an End User determine what products will best meet the End User’s security needs.
“Tax” shall have the meaning set forth in Section G(6) of this Agreement.
“Territory” shall mean worldwide; provided that implementation of particular countries are discussed in more detail in the body of the Agreement, and may be addressed on a case by case basis via amendment to this Agreement or a Statement of Work.
“Traffic” shall mean the number of Hits, visitors, Page Views, and other measurements of activity on the Storefront, including the Sub-sites, and may also be used specifically in reference to Sites and Partner Sites.
“Transition Period” shall have the meaning set forth in Exhibit J to this Agreement.
“Try/Buy” shall mean a version of a Symantec Product that allows prospective End Users to use the Symantec Product for a designated period, or for designated uses, before purchasing the Symantec Product through ESD.
“Up Time” shall have the meaning set forth in Exhibit F attached hereto.
“Work Product” means the product of all work performed under this Agreement by Digital River including, without limitation notes, reports, documentation, drawings, computer programs (source code, object code and listings), inventions, creations, works, devices, masks, mask works, models, work-in-progress and deliverables.
“Wrap” shall mean the process of integrating a software application with e-commerce functionality.
“Wrapper” shall mean a secure electronic container that Commerce Enables an application.
“Wrapper Technology” shall mean the * software for ESD and Try/Buy products, or any other Wrapper software mutually agreed upon in writing by the Parties, such as the * Technology.
“Wrap Up Code” shall mean, with respect to Customer service inquiries, the question category or type of a telephone call.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit A1: The PEM
*

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit A-2
Acquisition Products
From DR Source List — Product Name
Norton Internet Security 2006 2-Year Subscription + Norton SystemWorks 2006 Basic Edition Bundle
Norton Internet Security 2006/ Norton SystemWorks 2006 Basic Bundle <Promo>
Norton Internet Security 2006/ Norton SystemWorks 2006 Basic Bundle
Norton Internet Security / Norton SystemWorks Basic Bundle <IN 30 WC DR PROMO>
Norton Internet Security & Norton SystemWorks Basic Bundle <IN>
Norton Internet Security / Norton SystemWorks Basic Bundle <SW 30 WC DR PROMO>
Norton Internet Security / Norton SystemWorks Basic Bundle <SF 30 WC DR PROMO>
Norton Internet Security / Norton SystemWorks Basic Bundle <NO 30 WC DR PROMO>
Norton Internet Security / Norton SystemWorks Basic Bundle <MEA 30 WC DR PROMO>
Norton Internet Security / Norton SystemWorks Basic Bundle <IT 20 WC DR PROMO>
Norton Internet Security / Norton SystemWorks Basic Bundle <GE 30 WC DR PROMO>
Norton Internet Security / Norton SystemWorks Basic Bundle <ES 20 WC DR PROMO>
Norton Internet Security / Norton SystemWorks Basic Bundle <DK 30 WC DR PROMO>
Norton Internet Security & Norton SystemWorks Basic Bundle <NO NIS + 10 Promo>

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

From DR Source List — Product Name
Norton Internet Security & Norton SystemWorks Basic Bundle <NL NIS + 10 Promo>
Norton Internet Security & Norton SystemWorks Basic Bundle <IT>
Norton Internet Security & Norton SystemWorks Basic Bundle <GE>
Norton Internet Security & Norton SystemWorks Basic Bundle <FI NIS + 10 Promo>
Norton Internet Security & Norton SystemWorks Basic Bundle <ES>
Norton Internet Security & Norton SystemWorks Basic Bundle <DK NIS + 10 Promo>
Norton Internet Security & Norton SystemWorks Basic Bundle — Pdivitys<FI NIS + 10 Promo>
Norton Internet Security & Norton SystemWorks Basic Bundle — Pdivittdd <FI NIS + 10 Promo>
Norton Internet Security / Norton SystemWorks Basic Bundle <SW NIS + 10 Promo>
Norton SystemWorks 2006 2-yr Subscription <SG>
Norton SystemWorks 2006 2-yr Subscription <APAC>
Norton SystemWorks 2006 2-yr Subscription
Norton SystemWorks 2006 15-DayTrialware <APAC>
Norton SystemWorks 2006 — 15 Day Trialware <NL>
Norton SystemWorks 2006 — 15 Day Trialware <IN>
Norton SystemWorks 2006 — 15 Day Trialware <FR>
Norton SystemWorks 2006 — 15 Day Trialware
Norton SystemWorks 2006-
Norton SystemWorks 2005 15 Day Trialware

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

From DR Source List — Product Name
Norton SystemWorks Basic 2006 <SL>
Norton SystemWorks Basic 2006 <IN>
Norton SystemWorks Basic
Norton SystemWorks 2006<SL>
Norton SystemWorks 2006 Premier
Norton SystemWorks 2006 Nederlands<NL>
Norton SystemWorks 2006 Italiano <IT>
Norton SystemWorks 2006 Inglis <ES>
Norton SystemWorks 2006 Espaqol <ES>
Norton SystemWorks 2006 Engelsk version <DK>
Norton SystemWorks 2006 Deutsch
Norton SystemWorks 2006 <SG>
Norton SystemWorks 2006 <PS>
Norton SystemWorks 2006 <MEA IN>
Norton SystemWorks 2006 <IN>
Norton SystemWorks 2006 <DaVinci Code Promo>
Norton SystemWorks 2006 <APAC>
Norton SystemWorks 2006 — Frangais <FR>
Norton SystemWorks 2006
Norton SystemWorks 2005 Deutsch
Norton SystemWorks 2005 <Mapping PID US>
Norton SystemWorks 2005 <IN>
Norton SystemWorks 2005 <APAC>
Norton SystemWorks 2005
Norton System Works 2006 — Portugujs <BR>
Norton System Works 2005 <IN>
Norton System Works 2005 <IE>
Norton System Works 2005 <BR>
Norton SystemWorks Premier 2006 Espaqol — Actualizacisn <ES>

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

From DR Source List — Product Name
Norton SystemWorks Premier 2006 <MEA IN>
Norton SystemWorks Premier 2006 <APAC>
Norton SystemWorks Premier 2006 — Spanish <SL>
Norton Systemworks For Macintosh Tilaus
Norton SystemWorks Essentials
Norton SystemWorks Basic 2006 Engelsk version <NO English Version>
Norton SystemWorks Basic 2006 Actualizacisn <ES>
Norton SystemWorks Basic 2006 <TW CH>
Norton SystemWorks Basic 2006 <SW English Version>
Norton SystemWorks Basic 2006 <NL>
Norton SystemWorks Basic 2006 <IT>
Norton SystemWorks Basic 2006 <GE>
Norton SystemWorks Basic 2006 <FR>
Norton SystemWorks Basic 2006 <ES>
Norton SystemWorks Basic 2006 <BR>
Norton SystemWorks Basic 2006 — Mise ` jour <FR>
Norton SystemWorks Basic 2006 — Englanninkielinen version <FI English Version>
Norton SystemWorks Basic 2006 — Engelsk version <SW English Version>
Norton SystemWorks Basic 2006 — Engelsk version <DK English Version>
Norton SystemWorks Basic <SG>
Norton SystemWorks Basic <APAC>

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

From DR Source List — Product Name
Norton SystemWorks 2006 Retail <TW CH>
Norton SystemWorks 2006 Premier Nederlands <NL>
Norton SystemWorks 2006 Premier Italiano<IT>
Norton SystemWorks 2006 Premier Inglis
Norton SystemWorks 2006 Premier Espaqol <ES>
Norton SystemWorks 2006 Premier Engelsk version <SW>
Norton SystemWorks 2006 Premier Engelsk version <DK>
Norton SystemWorks 2006 Premier Deutsch
Norton SystemWorks 2006 Premier <IN>
Norton SystemWorks 2006 Premier — Mise ` jour — Frangais
Norton SystemWorks 2006 Premier — Frangais
Norton SystemWorks 2006 Engelsk version <NO>
Norton SystemWorks 2006 — Mise ` jour — Frangais
Norton SystemWorks 2005 Mise ` jour — Francais
Norton SystemWorks 2005 Actualizacisn Espaqol
Norton System Works Premier 2006 — Portugujs <BR>
Norton Internet Security 3.0 for Macintosh — Upgrade <intl English>
Norton Internet Security 2006 with 2yr Subscription — Portugujs <BR>
Norton Internet Security 2006 with 2-Year Subscription
Norton Internet Security 2006 Trialware <DK>
Norton Internet Security 2006 2-yr Subscription Trialware
Norton Internet Security 2006 2-yr Subscription <SL>

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

From DR Source List — Product Name
Norton Internet Security 2006 2-yr Subscription <SG>
Norton Internet Security 2006 2-yr Subscription <APAC>
Norton Internet Security 2006 2-yr Subscription
Norton Internet Security 2006 2 ers prenumeration <SW>
Norton Internet Security 2006 2 ers abonnement <NO>
Norton Internet Security 2006 2 aqos de suscripcisn — Actualizacisn <ES>
Norton Internet Security 2006 2 aqos de suscripcisn <ES>
Norton Internet Security 2006 15-Day Trialware <APAC>
Norton Internet Security 2006 <A/B>
Norton Internet Security 2006 — 15 Day Trialware <FI>
Norton Internet Security 2006 — 15 Day Trialware <ES>
Norton Internet Security 2006 — 15 Day Trialware
Norton Internet Security 2005 15-Day Trialware
Norton Internet Security 2 Year Subscription <IN>
Norton Internet Security for Macintosh 3.0 <AP>
Norton Internet Security___3.0 pour Macintosh — Frangais
Norton Internet Security 3.0 pour Macintosh — Frangais
Norton Internet Security 3.0 para Macintosh <SL>
Norton Internet Security 3.0 para Macintosh
Norton Internet Security 3.0 fvr Macintosh. Engelsk version
Norton Internet Security 3.0 for Macintosh English Version
Norton Internet Security 3.0 for Macintosh Englanninkielinen versio

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

From DR Source List — Product Name
Norton Internet Security 3.0 for Macintosh Engelsk version
Norton Internet Security 3.0 for Macintosh <IE>
Norton Internet Security 3.0 for Macintosh
Norton Internet Security 3.0 for MAC <SG>
Norton Internet security 3.0 for MAC <20% off AFP promo>
Norton Internet Security___3.0 f|r Macintosh — Deutsch
Norton Internet Security 3.0 f|r Macintosh — Deutsch
Norton Internet Security 2006<SL World Cup Promo>
Norton Internet Security 2006<BR World Cup Promo>
Norton Internet Security 2006 with 2-Year <MEA IN>
Norton Internet Security 2006 Wersja Polska <PL>
Norton Internet Security 2006 Retail
Norton Internet Security 2006 Nederlands<NL>
Norton Internet Security 2006 Italiano<IT>
Norton Internet Security 2006 Italiano
Norton Internet Security 2006 Espaqol <ES>
Norton Internet Security 2006 Deutsch
Norton Internet Security 2006 <TBYB test emails>
Norton Internet Security 2006 <SW 50% PROMO>
Norton Internet Security 2006 <SL>
Norton Internet Security 2006 <SG>
Norton Internet Security 2006 <MEA IN>
Norton Internet Security 2006 <IT>
Norton Internet Security 2006 <IT 40% Promo>

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

From DR Source List — Product Name
Norton Internet Security 2006 <IN>
Norton Internet Security 2006 <IN 20% Finning Promo>
Norton Internet Security 2006 <IN 10% Promo>
Norton Internet Security 2006 <GM DR Promo>
Norton Internet Security 2006 <FR RET 20% DR PROMO>
Norton Internet Security 2006 <Fandango promo>
Norton Internet Security 2006 <EOQ Ads>
Norton Internet Security 2006 <DK>
Norton Internet Security 2006 <DaVinci Code Promo>
Norton Internet Security 2006 <DaVinci Code Promo 2>
Norton Internet Security 2006 <APAC>
Norton Internet Security 2006 <APAC Telstra>
Norton Internet Security 2006 <30% OFF PROMO>
Norton Internet Security 2006 <20% Promo>
Norton Internet Security 2006 <20% off AFP promo>
Norton Internet Security 2006 <15 off Promo>
Norton Internet Security 2006 + 2 Free Fandango Tickets
Norton Internet Security 2006 — Portugujs <BR>
Norton Internet Security 2006
Norton Internet Security 2005 Norsk versjon
Norton Internet Security 2005 Nederlands
Norton Internet Security 2005 Italiano
Norton Internet Security 2005 Espaqol
Norton Internet Security 2005 Deutsch

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

From DR Source List — Product Name
Norton Internet Security 2005 Dansk version
Norton Internet Security 2005 <SL>
Norton Internet Security 2005 <Mapping PID US>
Norton Internet Security 2005 <IN>
Norton Internet Security 2005 <BR>
Norton Internet Security 2005 <APAC>
Norton Internet Security 2005 — Frangais
Norton Internet Security 2005
Norton Internet Security <SW 30 WC DR PROMO>
Norton Internet Security <SF 30 WC DR PROMO>
Norton Internet Security <NO 30 WC DR PROMO>
Norton Internet Security <MEA 30 WC DR PROMO>
Norton Internet Security <IT 20 WC DR PROMO>
Norton Internet Security <IN 30 WC DR PROMO>
Norton Internet Security <GE 30 WC DR PROMO>
Norton Internet Security <ES 20 WC DR PROMO>
Norton Internet Security <DK 30 WC DR PROMO>
Norton Internet Security 3.0 Mise ` jour pour Macintosh — Frangais
Norton Internet Security___3.0 fvr Macintosh. Engelsk version
Norton Internet Security 2006/Norton SystemWorks 2006 Basic Bundle<SL>
Norton Internet Security 2006/Norton SystemWorks 2006 Basic Bundle<BR>
Norton Internet Security 2006 Uaktualnienie — Wersja Polska <PL>
Norton Internet Security 2006 Retail <Refer a Friend>

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

From DR Source List — Product Name
Norton Internet Security 2006 <TW CH>
Norton Internet Security 2006 <Norton SystemWorks 2006 Basic Bundle Promo>
Norton Internet Security 2006 /Norton SystemWorks 2006 Basic Edition Bundle
Norton Internet Security 2006 & Norton System Works Basic Bundle <US English>
Norton Internet Security 2006 — Svensk version<SW>
Norton Internet Security 2006 — Promozione <IT>
Norton Internet Security 2006 — Promo <IN>
Norton Internet Security 2006 — Pdivitys — Suomenkielinen versio<FI>
Norton Internet Security 2006 — Pdivittdd — Suomenkielinen versio<FI>
Norton Internet Security 2006 — Pakiet dla 2 Użytkowniksw <PL>
Norton Internet Security 2006 — Offre spiciale <FR>
Norton Internet Security 2006 — Offre spiciale — Promotion — Mise ` jour — <FR>
Norton Internet Security 2006 — Norsk versjon <NO>
Norton Internet Security 2006 — Mise ` jour — Frangais <FR>
Norton Internet Security 2006 — Ingljs <BR>
Norton Internet Security 2006 — Frangais
Norton Internet Security 2006 — English <IE>
Norton Internet Security 2006 Deutsch
Norton Internet Security 2006 — Dansk version <DK>
Norton Internet Security 2006 — Aktion <DE>

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

From DR Source List — Product Name
Norton Internet Security 2006 <IE>
Norton Internet Security 2005 Suomenkielinen versio
Norton Internet Security 2005 Pdivittdd Suomenkielinen versio
Norton Internet Security 2005 Mise ` jour — Frangais
Norton Internet Security___2005 Espaqol
Norton Internet Security 2005 AntiSpyware Edition
Norton Internet Security 2005 Actualizacisn Espaqol
Norton Internet Security 2005 <APAC Telstra>
Norton Internet Security 2005 + FREE Norton Password Manager 2004
Norton AntiVirus 2-Year Subscription
Norton AntiVirus 2006 Abonnement pour 2 ans <FR>
Norton AntiVirus 2006 Abonnement pour 2 ans — Mise ` jour — Frangais <FR>
Norton AntiVirus 2006 2-yr Subscription<Price Test>
Norton AntiVirus 2006 2-yr Subscription Trialware
Norton AntiVirus 2006 2-yr Subscription <SG>
Norton AntiVirus 2006 2-yr Subscription <APAC>
Norton AntiVirus 2006 2-yr Subscription
Norton AntiVirus 2006 2 Year Subscription
Norton AntiVirus 2006 2 ers abonnement <NO>
Norton AntiVirus 2006 2 aqos de suscripcisn <ES>
Norton AntiVirus 2006 15-Day Trialware <APAC>
Norton AntiVirus 2006 — Spanish 2 yr subscription <SL>

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

From DR Source List — Product Name
Norton AntiVirus 2006 — Gratis 15-Tage Testsoftware <GE>
Norton AntiVirus 2006 — Abonnement voor 2 jaar <NL>
Norton AntiVirus 2006 — 2 yr subscription <BR>
Norton AntiVirus 2006 — 2 Jahres-Abonnement <DE>
Norton AntiVirus 2006 — 2 ers prenumeration <SW>
Norton AntiVirus 2006 — 2 ers abonnement <DK>
Norton AntiVirus 2006 — 2 anni di abbonamento <IT>
Norton AntiVirus 2006 — 15 Day Trialware Italiano <IT>
Norton AntiVirus 2006 — 15 Day Trialware <SW>
Norton AntiVirus 2006 — 15 Day Trialware <SL>
Norton AntiVirus 2006 — 15 Day Trialware <NL>
Norton AntiVirus 2006 — 15 Day Trialware <IN>
Norton AntiVirus 2006 — 15 Day Trialware <FR>
Norton AntiVirus 2006 — 15 Day Trialware <ES>
Norton AntiVirus 2006 — 15 Day Trialware <DK>
Norton AntiVirus 2006 — 15 Day Trialware
Norton AntiVirus 2006 — 15 Day Portugujs Trialware <BR>
Norton AntiVirus 2005 15-Day Trialware
Norton AntiVirus 2005 — 15 Day Trialware <IT>
Norton AntiVirus 2005 — 15 Day Trialware <DK>
Norton AntiVirus 2006<SL>
Norton AntiVirus 2006 Nederlands<NL>
Norton AntiVirus 2006 Italiano <IT>

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

From DR Source List — Product Name
Norton AntiVirus 2006 Espaqol <ES>
Norton AntiVirus 2006 Deutsch
Norton AntiVirus 2006 Dansk version <DK>
Norton AntiVirus 2006 <SG>
Norton AntiVirus 2006 <PS>
Norton AntiVirus 2006 <Promo>
Norton AntiVirus 2006 <Price Test>
Norton AntiVirus 2006 <IN>
Norton AntiVirus 2006 <APAC>
Norton AntiVirus 2006 <20 Promo>
Norton AntiVirus 2006 <$5 off AFP promo>
Norton AntiVirus 2006 — Svensk version<SW>
Norton AntiVirus 2006 — Suomenkielinen versio <FI>
Norton AntiVirus 2006 — Portugujs<BR>
Norton AntiVirus 2006 — Norsk versjon <NO>
Norton AntiVirus 2006 — Magyarorszag<HU>
Norton AntiVirus 2006 — Frangais
Norton AntiVirus 2006 — Englanninkielinen versio<IN>
Norton AntiVirus 2006 — Engelsk versjon<NO>
Norton AntiVirus 2006 — Engelsk version <DK>
Norton AntiVirus 2006-
Norton AntiVirus 2006
Norton AntiVirus 2005<SL>
Norton AntiVirus 2005. Svensk version.
Norton AntiVirus 2005. Engelsk version.
Norton AntiVirus 2005 Suomenkielinen versio
Norton AntiVirus 2005 Norsk versjon
Norton AntiVirus 2005 Nederlands
Norton AntiVirus 2005 Italiano
Norton AntiVirus 2005 Frangais

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

From DR Source List — Product Name
Norton AntiVirus 2005 Frangais
Norton AntiVirus 2005 Espanol
Norton AntiVirus 2005 Deutsch
Norton AntiVirus 2005 Dansk version
Norton AntiVirus 2005 <SG>
Norton AntiVirus 2005 <Mapping PID US>
Norton AntiVirus 2005 <IN>
Norton AntiVirus 2005 <IE>
Norton AntiVirus 2005 <BR>
Norton AntiVirus 2005 <APAC>
Norton AntiVirus 2005
Norton AntiVirus 10.0 per MAC — Italiano
Norton AntiVirus 10.0 for Macintosh <NL>
Norton AntiVirus 10.0 for Macintosh <intl English>
Norton AntiVirus 10.0 for Macintosh <AP>
Norton AntiVirus 10.0 for Macintosh
Norton AntiVirus 10.0 for MAC <SG>
Norton AntiVirus 10.0 for MAC <$5 off AFP promo>
Norton AntiVirus 10.0 f|r Macintosh — Deutsch <GE>
Norton AntiVirus 10.0 — Macintosh English Version — DK
Norton AntiVirus 10.0 — Macintosh — NO
Norton AntiVirus™ 2006
Norton Antivirus Tilaus 2005
Norton Antivirus Tilaus
Norton AntiVirus for Mac 10.0
Norton AntiVirus 9.0 For Macintosh
Norton AntiVirus 2006<IE>
Norton AntiVirus 2006<BR>
Norton AntiVirus 2006 with 2-Year <MEA IN>
Norton AntiVirus 2006 Wersja Polska<PL>
Norton AntiVirus 2006 Pdivitys — Suomenkielinen versio<FI>

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

From DR Source List — Product Name
Norton AntiVirus 2006 Pdivittdd — Suomenkielinen versio<FI>
Norton AntiVirus 2006 <TW CH>
Norton AntiVirus 2006 <SW RET 20% DR PROMO>
Norton AntiVirus 2006 <NO RET 20% DR PROMO>
Norton AntiVirus 2006 <NL RET 20% DR PROMO>
Norton AntiVirus 2006 <IN RET 30% DR PROMO>
Norton AntiVirus 2006 <IN RET 20% DR PROMO>
Norton AntiVirus 2006 <GE RET 20% DR PROMO>
Norton AntiVirus 2006 <FR RET 20% DR PROMO>
Norton AntiVirus 2006 <ES RET 20% DR PROMO>
Norton AntiVirus 2006 <DK RET 20% DR PROMO>
Norton AntiVirus 2006 — Pdivitys Englanninkielinen versio <FI>
Norton AntiVirus 2006 — Pakiet dla 2 Użytkowniksw <PL>
Norton AntiVirus 2006 — Mise ` jour — Frangais <FR>
Norton Antivirus 2006 <MEA IN>
Norton AntiVirus 2005 Pdivittdd Suomenkielinen versio
Norton AntiVirus 2005 Pdivittdd Englanninkielinen versio
Norton AntiVirus 2005 Engelsk versjon
Norton AntiVirus 10.0 pour Macintosh — Frangais <FR>
Norton AntiVirus 10.0 pour Macintosh — Frangais <FR>
Norton AntiVirus 10.0 flr Macintosh — Deutsch <GE>
Norton AntiVirus 10.0 — Macintosh English Version – FI
Norton AntiVirus 10.0 — Macintosh – NO

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

From DR Source List — Product Name
Norton Antivirus <copy for paid search>
Norton AnitVirus 10.0 for MAC <$5 off AFP promo>
NAV 2006 <KR>

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT B
Digital River’s Customer Support Metrics And Staffing Requirements
For so long as Digital River is responsible for Customer Service within a particular region, this Exhibit B shall govern Digital River’s Customer Support Metrics and Staffing Requirements within that region. Digital River shall use commercially reasonable efforts to increase and decrease Customer support agents in the event of unexpected attrition, high volume sales, voicemail messages and order increases.
Digital River may utilize a combination of in-house and outsourced call center support to provide maximum flexibility. An example of outsource support is the contracting of independent Customer support, such as Sykes Enterprises or ClientLogic. Examples of in-house support include: escalation of Customer issues and training of new Customer support agents.
Specific support requirements are:
1. A monthly average of * of all Customer service telephone calls must be answered within * of entering the queue.
2. Response on a global-wide basis to Customer email inquiries within * hours of receipt by the email inbox, as indicated by the email header.
3. * of orders must be processed on the same day they are submitted, and orders must be shipped pursuant to Section B(9) of the Agreement.
4. * of all returns requests must be answered within *.
5. * of all returns requests must be processed and submitted by Digital River (to a third party when applicable) for a refund within * of receipt of a letter of destruction from the End User.
6. Customer telephone call abandonment rates must be * or less on average per month.
7. The average close ratio on orders when Customers telephone to place an order must be * or higher as applicable.
8. Customer support agents must capture and record * of all Promotion Codes, and * of other Wrap Up Codes.
9. * of orders received from Customers telephoning to place an order must result in additional sales of Symantec Products through up-sells and cross-sells as applicable.
10. Customer support agents must respond to issues requiring research within *. Any additional actions required by Customer support agents to resolve issues must be completed within *.
11. Customer support agents must be experienced in telephone and e-mail Customer support and fully trained on the Symantec Products and services, the Storefront and Symantec’s knowledgebase system prior to responding to inquiries regarding Symantec Products and services or being placed on Symantec telephone queues. Digital River shall designate a team of Customer support agents who will be devoted to supporting only Symantec Products and services. Agents must be proven good performers and dedicated to fulfilling Symantec’s Customer support requirements under the terms of this Agreement. To ensure high quality service, Digital River shall conduct regular call monitoring of all agents providing Customer support under this Agreement (including any outsourcer(s)

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

conducting support on Digital River’s behalf) and shall evaluate and rank such agents in accordance with performance. Digital River shall provide Symantec with the metrics and corrective actions used to measure and improve the performance of agents at each of Digital River’s support locations that are employed by Digital River to carry out Digital River’s support obligations under this Agreement. Digital River shall provide means for Symantec to participate in joint call monitoring of Customer support agents providing support hereunder (including any outsourcer(s)). If service level falls below the performance levels set forth in this Exhibit B for *, Digital River will take whatever corrective actions necessary to resolve the situation within *. Symantec shall provide all Symantec Product-related training and training materials necessary to train Digital River Customer support agents on Symantec Products and services and promotions. Digital River shall train all agents on Symantec Products and services, based on training materials supplied by Symantec. Digital River shall provide on-going training to all its agents on normal Customer service and technical skills.
12. Customer support agents must correctly transfers callers to appropriate locations and telephone numbers. Procedures regarding the transfer of telephone calls are as follows:
     a. Customers Who Call Digital River For Technical Support. Digital River will provide its Customer support agents with instructions for when and how to transfer telephone calls to Symantec’s technical support department.
     b. Customers Who Call Digital River For Order Status Not Placed Through Digital River. Digital River will provide its Customer support agents with instructions on how to handle order inquiries that were not placed through Digital River. Such orders include purchases from other Symantec resellers and outsourcing providers. These Customers are to be given the same level of care as Customers who order through Digital River, provided however, Digital River is not required to resolve the problems of other resellers and outsourcing providers. Symantec agrees that it will use commercially reasonable efforts not to refer telephone calls to Digital River without first determining that the Customer has in fact placed an order through Digital River. Symantec agrees that it will provide Digital River with all reasonable assistance necessary to enable Digital River to meet its obligations set forth herein.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT C
Symantec Storefront Content Updating Procedures
Digital River shall follow the procedures and schedules set forth below for all Content updates that Digital River shall make to the Storefront and Sub-sites:
1.	Posting products. Upon notification of a new Symantec Product on the Symantec Product list, Digital River shall post new Symantec Products on the Storefront in accordance with the process and schedule set forth in Section B(7)(m) of the Agreement.
2.	Changes to the Navigation Bar and Links. Digital River will make changes to the navigation bar and links on the Storefront within five business days of receiving such request from Symantec.
3.	Featured Partner Spots and Banners. Digital River shall make changes to featured partner spots and banners in accordance with the procedures set forth in Sections B(2)(a) and B(2)(b) of the Agreement.
4.	Marketing Campaigns. Symantec will manage all Symantec Product marketing campaigns through Digital River’s DRCC, including pulling populations, text, html, etc. Once a marketing campaign has been designed through the remote management tool, it will be set in a staging environment for approval from Symantec’s regional managers and Digital River. After approval is designated, Digital River shall post or email such campaign within 48 hours.
5.	Bug Fixes. Digital River shall fix bugs on the Storefront within the following time frames: (a) “Critical” bugs will be addressed on the highest priority and must be fixed as soon as possible after Digital River receives notice from Symantec or otherwise becomes aware of such bug, whichever is first, (b) “Serious” bugs must be fixed within 24 hours after Digital River receives notice from Symantec or otherwise becomes aware of such bug, whichever is first and (c) “Minor” bugs must be fixed within a reasonable timeframe (given the nature of the bug) after Digital River receives notice from Symantec or otherwise becomes aware of such bug, whichever is first. For purposes of this Exhibit, (x) a “Critical” bug is an issue that disallows the normal operation of the Storefront, is an unacceptable Customer experience, or causes latency on the Storefront as evidenced by an alert generated by Keynote, (y) a “Serious” bug is one that disallows the normal operation of the Storefront but a work-around is available to keep the Storefront functioning properly and (z) a “Minor” bug is any problem on the Storefront other than one falling within the Critical or Serious categories.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT D
Symantec’s Currency Policies
Digital River’s commitment to use multiple currencies is outlined below:
1.	Display and Processing of Base Price in Other Currencies: Sub-sites (other than Shop United States) shall allow the user to change the currency in which the price is displayed. When a price is displayed in other currencies, the displayed price is a pre-calculated static value using the exchange rate applied to the base price. Display prices are static and established when a product goes up for sale on any Sub-site. Updates of display prices for currency fluctuations are done using the same process used for physical products. An order is calculated and processed in the currency chosen by the Customer. Digital River shall bear all currency fluctuation risks with respect to payments made by End Users in currencies other than US Dollars. Digital River shall cooperate with Symantec in making modifications to the manner in which currency and pricing information is displayed on the Storefront in the event Symantec changes its policy with respect thereto.
2.	Default Currency: Each Sub-site will have a default currency for display and processing. The default currency, as well as other currencies offered on a Sub-site, may be changed upon mutual agreement between a Symantec and Digital River. The Parties acknowledge that they intend to transition to making local currency the default currency offered on each Sub-site as soon as reasonably possibly and upon mutually agreed upon terms set forth in an SOW or a written amendment to this Agreement.
3.	Sub-site Currency:

The following are the default currencies in which Symantec Product prices will appear to Customers on each Sub-Site (each, a “Default Currency”), and the alternative currency options (“Currency Options”) that Customers may elect to use instead of the Default Currency for purchases on such Sub-Site.
a.	Shop United States

Default Currency: US Dollar Currency Options: None

b.	Shop América Latina

Default Currency: US Dollar Currency Options: Venezuelan Bolivar, Mexican Peso, US Dollar, Euro

c.	Shop Brazil

Default Currency: Brazilian Real Currency Options: US Dollar

d.	Shop Deutschland

Default Currency: Euro Currency Options: Franken

e.	Shop Italia

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Default Currency: Euro Currency Options: None

f.	Shop Asia/Pacific

Default Currency: Australian Dollar Currency Options: New Zealand Dollar, Singapore Dollar, Hong Kong Dollar

g.	Shop Benelux

Default Currency: Euro Currency Options: None

h.	Shop United Kingdom

Default Currency: British Pound Currency Options: Euro

i.	Shop Canada: English

Default Currency: Canadian Dollar Currency Options: US Dollar

j.	Shop Canada: Francais

Default Currency: Canadian Dollar Currency Options: US Dollar

k.	Shop France

Default Currency: Euro Currency Options: None

l.	Shop Nordic

Default Currency: Euro Currency Options: Swedish Krone, Danish Krone, Norwegian Krone

m.	Middle East & Africa

Default Currency: South African Rand Currency Options: US Dollar
Notwithstanding the foregoing, in the event any of the currencies on the above list are completely replaced by the Euro, such currency shall also be deemed to be replaced by the Euro for purposes of this Section 3 of Exhibit D to the Agreement.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT E
Payment Options
The following payment options are the minimum options that must be available for the purchase of Symantec Products. Additional payment options may vary by region. Specific payment requirements by country or region are to be determined and developed on an ongoing basis and will be mutually agreed to by the Parties.
1.	Credit Card. Digital River has in place a system for payments to be made by Visa, MasterCard, Diner’s Club, and/or American Express (AMEX) credit cards in various locales within the Territory as of the Effective Date. Unless otherwise agreed by the parties, Digital River shall, at a minimum, continue to maintain the same payment options on a by locale basis that it maintains as of the Effective Date.
2.	Direct Debit Cards. Digital River shall have a system for payments to be made by direct debit from Customers’ bank accounts via Visa, MasterCard, Switch and SOLO debit cards for packaged product purchases by Customers in EMEA. The Parties shall further address this payment option in an SOW prior to the time Digital River begins offering packaged products to Customers in EMEA.
3.	Other Payment Options. The Parties agree that in the future, subject to adding the appropriate details by a mutually signed amendment, Digital River shall have a system for online banking purchases as an option for payment by End Users, along with other new concepts in payment options.
4.	PayPal and Western Union.
a.	Subject to the provisions of this Subsection, Digital River shall establish and maintain a payment system to be provided by PayPal, Inc., or its affiliates (“PayPal”). The terms and conditions of any agreement between Digital River and PayPal shall be as may be agreed upon by Digital River in its sole discretion. Subject to Section 4(e) below, any terms and conditions in the Agreement regarding Digital River’s provision of Credit Cards and/or Direct Debit Cards will also apply to Digital River’s provision of a PayPal payment system.

b.	Digital River shall use commercially reasonable efforts to establish and maintain a payment system consisting of End User purchase orders which shall contain such terms and conditions as are satisfactory to Digital River in its sole discretion and which are processed in a manner that is satisfactory to Digital River in its sole discretion; provided that neither such terms and conditions nor such process affect, in any fashion, Digital River’s obligation to pay Symantec the amounts due under the Agreement.

c.	Subject to the provisions of this Subsection, Digital River shall establish and maintain a payment system to be provided by Western Union, or its affiliates (“Western Union”). The terms and conditions of any agreement between Digital River and Western Union shall be as may be agreed upon by Digital River in its sole discretion. Subject to Section 4(e) below, any terms and conditions in the Agreement regarding Digital River’s provision of Credit Cards and/or Direct Debit Cards will also apply to Digital River’s provision of a Western Union payment system.

d.	The Parties agree that in the future, subject to adding the appropriate details by a mutually signed amendment, Digital River shall have a system for online banking purchases as an option for payment by End Users, along with other new concepts in payment options.

e.	If, through its provision of the PayPal or Western Union payment systems, Digital River becomes aware of a commercially reasonable basis for terminating such payment systems - such as, for example, offering

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

such payment systems is no longer technically feasible, or PayPal or Western Union increase the rates to Digital River for its use of such payment systems — then Digital River will provide Symantec with thirty (30) days written notice of its intention to terminate the affected payment system. Such notice will include a description, in reasonable detail, of the commercially reasonable basis for Digital River’s proposed termination. If Symantec and Digital River cannot mutually agree on how to address this commercially reasonable basis for termination within thirty (30) days of Symantec’s receipt of such notice, then Digital River will be free to terminate the affected payment system.

f.	For the avoidance of doubt, nothing in subparagraph (e) shall prohibit Digital River from terminating its PayPal contract or Western Union payment contract based upon a material breach of the applicable underlying contract with Digital River by (as applicable) PayPal or Western Union. Moreover, Digital River shall have no liability if, through no breach by Digital River, either PayPal or Western Union cancels its contract with Digital River or otherwise ceases to provide services to Digital River. In the event of such occurrence, Digital River shall give prompt notice to Symantec of the facts and circumstances related to the applicable service interruption.
5.	Bill Me Later Payment Option.
a.	Subject to the provisions of this Subsection, Digital River shall establish and maintain a payment system to be provided by I4 Commerce, Inc., commonly referred to as “Bill Me Later,” or its affiliates (“BML”). The terms and conditions of any agreement between Digital River and BML shall be as agreed upon by Digital River in its sole discretion. Subject to Section 5(b) below, any terms and conditions in the Agreement regarding Digital River’s provision of Credit Cards and/or Direct Debit Cards will also apply to Digital River’s provision of a BML payment system.

b.	If, through its provision of the BML payment system, Digital River becomes aware of a commercially reasonable basis for terminating such payment system — such as, for example, offering such payment systems is no longer technically feasible, or BML increase the rates to Digital River for its use of such payment systems — then Digital River will provide Symantec with thirty (30) days written notice of its intention to terminate the affected payment system. Such notice will include a description, in reasonable detail, of the commercially reasonable basis for Digital River’s proposed termination. If Symantec and Digital River cannot mutually agree on how to address this commercially reasonable basis for termination within thirty (30) days of Symantec’s receipt of such notice, then Digital River will be free to terminate the affected payment system.

c.	For the avoidance of doubt, nothing in subparagraph (b) shall prohibit Digital River from terminating its BML contract based upon a material breach of the applicable underlying contract with Digital River by BML. Moreover, Digital River shall have no liability if, through no breach by Digital River, BML cancels its contract with Digital River or otherwise ceases to provide services to Digital River. In the event of such occurrence, Digital River shall give prompt notice to Symantec of the facts and circumstances related to the applicable service interruption.
6.	Deferred Payment Option.
a.	Digital River shall provide to certain End Users of Symantec’s Storefront the ability to purchase Symantec Products with deferred payment (the “Deferred Payment Option”). Digital River will evaluate the creditworthiness of any such End Users and will be solely responsible for making the decision to extend or deny such deferred payment, in Digital River’s sole discretion. Symantec acknowledges that Digital River requires that End Users requesting deferred payment present a valid credit card in good standing at the time

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

of the order. Symantec further acknowledges that Digital River may initiate a credit card authorization at the time of the order to verify that the End User’s credit card is valid and in good standing at the time of the order.

b.	Digital River shall have the right to limit the number of days in the deferred period that is offered to End Users.

c.	Either party shall have the right to discontinue the Deferred Payment Option at any time; provided that the terminating party provides the other party with reasonable written notice, which will not be less than ten (10) business days.

d.	Digital River alone shall bear the risk of collection on any accounts on which Digital River elects to sell Symantec Products with deferred payments. Any and all costs incurred by Digital River due to any late or unpaid credit accounts shall be the sole responsibility of Digital River and shall not affect Digital River’s upfront payments to Symantec. In addition, the Deferred Payment Amount will be reconciled, and Digital River will report with the same frequency and timing as under the Agreement, and will become a part of the same accounting process.

e.	The territory for the Deferred Payment Option will be worldwide.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT F
Digital River’s Service Level
1. Up Time.
     a. Minimum Up Time. Digital River shall eliminate any Downtime (as defined in Section 1(b) of this Exhibit) or intermittent order processing issues within its control, and shall provide a minimum of * up time (including scheduled routine maintenance) each month for all server-based services.
     b. Calculation of Up Time. Up time (“Up Time”) is to be measured by the total number of minutes during a calendar month in which all systems operated by Digital River required for the completion of Customer transactions, order status requests and information browsing are completely available, divided by the total number of minutes during the calendar month. Routine maintenance, minor maintenance and major maintenance time shall be included when calculating total Up Time.
The following formula shall be used to calculate Up Time:
Up Time = (Total minutes per calendar month — Total minutes Downtime per calendar month)
                                         (Total minutes per calendar month)
Total minutes per calendar month includes minutes for scheduled maintenance. “Downtime” shall mean (i) any lapse in network availability, calculated from the time Digital River first detects an incidence of a service interruption and ending when the service is restored, provided the outage occurred within the Digital River facility and (ii) any lapse in order processing availability, calculated as follows by Keynote Systems, Inc. (“Keynote”), or a similar web performance management company mutually agreed upon by the Parties. The process used to calculate lapses in order processing availability will be as follows. Every 15 minutes, Keynote will test the entry point page to one Sub-site, one category product page, and one order entry page on the Storefront. If any of the three points fails to load within 60 seconds, an email will be sent to Symantec and a designated Digital River representative. If Symantec receives more than two Keynote alerts within a thirty-minute period, such thirty minutes will be considered Downtime and included when calculating Up Time in accordance with the above formula. Digital River will have the ability to dispute the Keynote alert outage by providing evidence that the outage was not within Digital River’s facility.
     c. Payments by Digital River for Failure to Maintain Minimum Up Time. In any month in which Digital River fails to maintain Up Time of *, then Digital River shall pay to Symantec an amount as liquidated damages (and not as a penalty) equal to the average amount remitted to Symantec for Net Sales during the same time periods (i.e., day of the week, time of the day, duration of outage) in the four weeks prior to the Downtime.
     d. Analysis of Failure to Maintain Minimum Up Time; Remedy Plan. If Digital River fails to maintain the minimum Up Time required herein, then Digital River shall within ten (10) days of notice from Symantec perform a root cause analysis to identify the cause of such failure, provide Symantec with a remedy plan and implement such plan in an agreed upon time frame.
     e. Broken Links. If any Links, updated by Digital River or Digital River ADM staff updating on behalf of Symantec, do not default back to a Symantec approved landing page on Symantecstore.com that offers only Symantec products for sale (“Broken Links”), then the time such Broken Links do not comply with this Section 1(e) will be treated as a breach and Digital River shall pay to Symantec an amount as liquidated damages (and not as a penalty) equal to the average amount remitted to Symantec for Net Sales of the affected products during the

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

same time periods (i.e., day of the week, time of the day, duration of outage) in the four weeks prior to the Broken Link’s existence.
2. Maintenance.
     a. Routine Maintenance. All routine maintenance will be performed online and require zero downtime. All routine maintenance will be scheduled to be as least intrusive to sales as possible. Digital River shall notify Symantec of its general maintenance schedule.
     b. Minor Maintenance. Any minor maintenance will be performed during the lowest traffic time available, usually between the hours of 1:00 a.m. and 5:00 a.m. Central Time on a weekend and require less than two hours of downtime. Digital River shall provide written notification to Symantec at least 24 hours in advance of such maintenance.
     c. Major Maintenance. Any major maintenance or upgrades that will impact sales opportunities will be discussed with Symantec and the Parties shall mutually agree to a time that will have the least impact on sales.
     d. Unscheduled Downtime. In the event of a system failure, Digital River will “fail-over” to a redundant system within 15 minutes, and shall bring up the entire infrastructure and the Storefront from a cold boot in a maximum of one hour. In the event of such a system failure, Digital River will notify Symantec of the unscheduled downtime and the status of the event via a telephone conversation. Digital River will escalate the issue within Symantec until live human contact is made.
     e. Catastrophic Failure. In the event of multiple catastrophic system failures, Digital River shall find a working solution or switch to a backup server in a maximum of four hours. In the event of such a catastrophic system failure, Digital River will notify Symantec of the unscheduled downtime and the status of the event via a telephone conversation. Digital River will escalate the issue within Symantec until live human contact is made.
3. Backup / Recovery Plan.
     a. Data.
i.	Digital River shall maintain all data on two separate physical arrays and two separate servers.

ii.	If any non-database data is lost then it shall be copied back from the backup server and its disk arrays. The backup server shall be updated automatically with the new non-database data from the primary server every morning. The primary server and backup server shall have standby databases that are updated immediately when a new archive log is produced.

iii.	A nightly backup to tape shall be performed by a robotic tape drive with four DLT 7000s. Digital River uses a standard rotation that involves nightly incremental and weekly full backups of all non-database data. All Oracle databases are hot backed up nightly. The tape drive can restore data with all four drives in parallel.

iv.	Digital River shall maintain a fire proof room in its facility that holds backup tapes. Backup tapes shall be rotated to an offsite tape storage facility every week.

v.	Non-database data that is no longer in use will be removed and stored for 6 months to a year.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

vi.	Digital River shall test database restores daily.
     b. Recovery Plan. If a full system restore is required, Digital River will switch from the primary server to the backup server. The backup server will act as the primary server until the original primary server is restored. The transition back to the original state will be scheduled at a time least likely to affect sales of Symantec Products, as mutually agreed by the Parties. Restoration of the original primary server will be done from tape. The internal boot and swap drives in the primary server and the backup server are mirrored and may be replaced hot.
     c. Audit Trails. Digital River shall maintain weekly access logs on its servers and shall maintain all access logs on backup for at least three years after the termination of this Agreement.
4. Disaster Recovery Plan.
     a. Internet Service Providers. Digital River shall maintain at least two Internet Service Providers (“ISPs”) with BGP routing with multiple paths into the building. If any of the ISPs have difficulties, traffic shall automatically be rerouted to another carrier.
     b. Fire. Digital River’s Data Center shall contain an automated fire suppression system that will not affect any of the equipment or systems but will immediately extinguish a fire. The Data Center shall also contain individual fire extinguishers that are safe to the systems and equipment.
     c. Bandwidth. In addition to the two ISPs and the automatic fail over between ISPs, Digital River shall maintain two identical routers and two firewall servers. The back-up router and Firewall shall be pre-configured and able to be brought online immediately.
     d. Power. Digital River’s Data Center shall have multiple sources of power including heavy-duty utility feed, extensive battery backup and a diesel generator. All systems shall be supported by an automatic transfer switch that will switch all power requirements to battery and start the generator in the event of a power failure. The generator shall have sufficient capacity to power not only the Data Center, but also the entire Digital River facility, allowing Digital River to continue to meet its obligations hereunder (including Customer service and development) until power is restored. Digital River shall not have any single point of failure with electrical power.
     e. Server Failure. Digital River’s commerce system shall be completely redundant. Digital River shall keep two complete commerce systems (primary and a backup) online at all times. If for any reason any of the primary servers fail, then a completely redundant backup server will be brought online.
5. System Monitors.
     a. Traffic. Digital River shall utilize a monitoring program to track its bandwidth and the status of individual data lines. In addition, Digital River shall capture the latency to server pages 24X7 and on a per client basis, connections to the database, and paths of Customers through the system, user drop off and all the other data required for reporting.
     b. Performance. Digital River shall use two primary tools for monitoring performance: (i) a crawler that tests URLs for response, database server pages for latency, and success of downloads and (ii) the Oracle Enterprise Manager to monitor its database performance.
6. Infrastructure Support.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     a. Organization. Digital River shall maintain a dedicated staff of at least * support engineers, including an Oracle Certified DBA, a Sun Solaris Engineer and a Sun Ultra Enterprise Engineer (authorized for Sun’s complete line of systems, software and networking). Digital River shall also maintain cross-trained people from the development teams who carry pagers and react to system problems. Digital River’s Development team members shall also be on call for 24X7 solutions that require programming or other developmental support.
     b. Escalation Plan.
i.	Problem Reporting.
(1)	Digital River shall maintain monitoring tools that report all problems and contact Digital River’s 24X7 support engineers simultaneously via email and pagers. Digital River’s onsite staff shall be notified when an error is discovered. Such staff shall respond on a priority basis. Digital River shall maintain continuous “on-call” and “on-call backup” administrators, and Digital River’s staff and senior management shall monitor their progress.

(2)	After making the appropriate corrective action, the administrator shall complete a detailed problem log that is permanently stored in the database.
ii.	Resolving Problem Reports.
(1)	Digital River’s monitoring programs shall allow for proactive response to avoid problems and alert Digital River’s system administration team, Digital River’s entire “on call” system administration team and senior management.

(2)	In the event of a Customer-detected problem, Digital River’s Customer service department shall have instant access to Digital River’s System Administration Team. A problem can often be fixed within minutes of a Customer being exposed to it. Customer Service team members shall also trained to monitor basic system functions throughout their shift, and report any issues to the “on-call” system administrator.

(3)	Once the Digital River administrator is contacted, such individual(s) shall immediately take steps to implement the appropriate solution. Any problem that causes or can cause a greater than 20 minute down time shall immediately escalated to senior management.

(4)	If maintenance is required, it shall be scheduled for during the lowest traffic time available, usually between 1:00am to 5:00am on a weekend. Digital River shall use its best efforts to perform maintenance without affecting Customers.

(5)	Digital River shall provide all downtime reports and/or incident reports to Symantec. Digital River will permit Symantec to be involved in any part of the alert process upon its request.
7. Security
     a. Personal and Financial Information.
i.	Transmission. All critical information shall be encrypted using SSL in the http interface and DES encryption, using the TCP / IP API interfaces.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ii.	Storage. Data shall not be accessible directly from the web server or directly from the database. All data must all go through proper page or API requests, which are abstracted from the data, Firewall, Unix, Oracle database and web server security block access to any data. In addition, fraud and hacker level tampering at the URL level shall be protected with behavior analysis programs, URL misdirection techniques, URL spoofing techniques and page to page integrity verification.
     b. System Integrity.
i.	Physical. The Data Center shall utilize state of the art card-key access systems and motion detection equipment. All visitors shall be escorted by an authorized Digital River employee at all times. Facility breach alarms shall automatically generate local police notification.

ii.	Operational.
(1)	Digital River shall use two proprietary heuristic security systems that will identify and block attempts to abuse the system. The first is the credit card fraud detection system, which uses hundreds of indicators (e.g., seeing the same credit card under different user names, users who have repeated attempts with different names and credit card numbers, etc.). The second program eliminates physically accessing the locations of the software on the computer, which program spoofs the location of the download so that even if someone captured the download location they could not use it as it does not physically exist. No downloads or any data shall be directly accessible via URLs.

(2)	Administrative access shall be controlled by a security login system, which assigns valid day, time of day and functional access. Such system shall also tracks and documents every access to the system.

(3)	Digital River shall utilize industry-leading software and industry standard Unix and Database techniques.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT G
EXPORT CONTROL MEASURES
Digital River shall use commercially reasonable measures to ensure that it does not deliver Symantec Products to End Users located in jurisdictions which the export of Symantec Products would be prohibited under United States or other applicable laws, including, without limitations, the measures specified below.
Digital River shall:
1.	Compare ESD End User’s billing address information (to account for international markets) and packaged product End User’s shipping address information (to account for international markets) with a list of countries that Symantec is allowed to export to. If the billing address or shipping address is located at a country Symantec is not allowed to export Symantec Products, Digital River will not allow the transaction or Symantec Product purchase to proceed.
2.	Use an integrated system to:
     a. Verify End User or purchaser information and geographic location using a sophisticated combination of geolocation technology and artificial intelligence to validate information provided by the End User or purchaser for compliance with applicable export control laws.
     b. Compare relevant order information against databases of Denied Persons, Specially Designated Nationals, Unverified List, Restricted Countries and numerous other U.S. Government lists published by the US Department of Commerce, US Department of State and the US Department of the Treasury as well as restricted and denied party lists as well as the embargoed countries and uses lists published by the European Union and the United Nations, and analyze transactions against those on the lists.
3.	Conduct a secondary check on the transaction history of an End User’s IP address to identify any inconsistencies in ship-to or bill-to requests.
Digital River hereby certifies that it will not sell any Symantec Product that is controlled for export purposes, and, in particular those goods identified as “dual use” items under either the US or the EU legislation, to any military entity or to any other entity for any military purpose, nor will it sell any Symantec Product for use in connection with chemical, biological or nuclear weapons or missiles capable of delivering such weapons. Digital River understands and agrees that Symantec Product containing encryption may require action on its behalf prior to sale into certain countries and to persons or entities within those countries. It is Digital River’s responsibility to comply with all applicable international, national, state, regional and local laws, regulations and any export licenses (when notified by Symantec from time to time) in performing its duties hereunder and in any of its dealings with respect to Symantec Products.
As the exporter of record, Digital River agrees to take any and all actions necessary to comply with applicable United States and European Union (in particular as implemented in Ireland) export laws and regulations in its performance of any Agreement with Symantec, including making determinations of final destination of Symantec Product(s) licensed to End Users in the Territory that may be intended for re-export or transfer to a location outside of the Territory. Digital River agrees that any export or re-export of Symantec Product by Digital River shall be done in accordance with the United States Export Administration Regulations, European Regulations (including Council Regulation EC No 1334/2000 of 22 June 2000) and Irish Department of Enterprise Trade and Employment regulations including reporting compliance. Diversion contrary to U.S. and Irish law is prohibited. Symantec Product is currently prohibited for export or re-export to Cuba, North Korea, Iran, Iraq, Libya, Syria and Sudan or

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

to any country subject to relevant EU trade sanctions. In addition, Symantec Product is prohibited for export or re-export to any person or entity on the U.S. Department of Commerce Denied Persons, Entities and Unverified Lists, the U.S. Department of State’s Debarred List, or on the U.S. Department of Treasury’s lists of Specially Designated Nationals, Specially Designated Narcotics Traffickers or Specially Designated Terrorists.
EXHIBIT H
Security Requirements
Supplier Security Review Checklist

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Copyright June 2005
www.symantec.com
e-mail: Security@Symantec.com

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Supplier Security Policy Manual
The Supplier Security Review Checklist
The Supplier Security Review Checklist
     Introduction
Use this checklist as you gather the necessary information based on the Supplier Security Standards for a security review and prepare to present the results of the review. Review the sample checklist if you have any questions.
     Project Information

Project Description

Type of Data handled by project

Project Manager

Contact Information

Remarks

Approval Date

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Supplier Security Policy Manual
The Supplier Security Review Checklist
     Checklist

Standard	Compliance Status	Risk	Recommendation
Network-Level Requirements

Security program

The supplier must have a security program in place that comprehensively addresses network-level requirements similar to those detailed in the European Computer Manufacturers Association (ECMA) Standard 271, Extended Commercially Oriented Functionality Class for Security Evaluation (E — COFC), addressing such issues as access control, accountability and audit. (See http://www.ecma.ch/.)

Controls

The supplier must use an International Computer Security Association (ICSA) Labs [1] or Trust Technology Assessment Program (TTAP) [2] certified firewall to protect servers hosting Symantec information.

The supplier must specify the name and version of the firewall(s) used.

The supplier must submit a sanitized network diagram for the portion of its network used to supply services to Symantec.

Intrusion detection

The supplier must use a network-based intrusion detection system (IDS; a freeware product such as Snort) to monitor the segment(s) on which servers hosting Symantec information are logically located.

This requirement shall be implemented within six (6) months of contract signing date.

The supplier must specify the name and version of the network-based intrusion detection system(s) used.

[1]	http://www.icsalabs.com/html/communities/firewalls/newsite/cert.shtml

[2]	http://niap.nist.gov/cc-scheme/ValidatedProducts.html — firewalls

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Supplier Security Policy Manual
The Supplier Security Review Checklist

Standard	Compliance Status	Risk	Recommendation
Vulnerability assessment

The supplier must use commercial products or freeware (e.g., Nessus) for vulnerability assessment and/or penetration testing of the segment(s) on which servers hosting Symantec information are logically located.

The supplier must specify the name and version of the network-based vulnerability assessment tool(s) used.

The supplier must conduct vulnerability assessment and/or penetration testing at least twice a year.

The supplier must submit the vulnerability assessment and/or penetration testing report(s) to Symantec’s Information Security upon request.

The supplier must agree to Symantec-conducted vulnerability assessment scans of the portion of its extranet to be used to service Symantec.

Operating System-Level Requirements

Security program

The supplier must have a security program that comprehensively addresses operating system-level requirements, similar to those detailed in the European Computer Manufacturers Association (ECMA) Standard 205, Commercially Oriented Functionality Class for Security Evaluation (COFC). These requirements address such issues as identification and authentication, access control, accountability and audit, and password requirements. (See http://www.ecma.ch/.)

Controls

The operating system(s) for the supplier’s servers must be “hardened” prior to use in accordance with recognized “best practices” configuration. These operating system(s) for servers must not be operated with an “out of the box” configuration. Several organizations and suppliers have documentation, checklists, or tools designed to facilitate this security configuration process, and are generally recognized as “best practices”.

For each platform used to host Symantec information, the supplier must indicate whose guidelines it adheres to for operating systems “best practices” (e.g., operating system supplier, Center for Internet Security).

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Supplier Security Policy Manual
The Supplier Security Review Checklist

Standard	Compliance Status	Risk	Recommendation
The supplier must submit documentation on patch management program.

Intrusion detection

A host-based intrusion detection system (IDS) shall monitor the server(s) on which Symantec information is hosted (e.g., Symantec’s Host Intrusion Detection System or a freeware product such as Logsurfer).

The host-based IDS must be implemented within six (6) months of the contract signing date.

The supplier must specify the name and version of the host-based intrusion detection system(s) used.

Vulnerability assessment

The supplier must use commercial products or freeware (e.g., Cerberus’ Internet Scanner) for vulnerability assessment and/or penetration testing of the servers(s) on which Symantec information is hosted.

The supplier must specify the name and version of the host-based vulnerability assessment tool(s) used.

The supplier must conduct vulnerability assessment and/or penetration testing at least twice a year.

The supplier must submit the vulnerability assessment and/or penetration testing report(s) to Symantec’s Information Security upon request.

Application-Level Requirements

Controls

“For Technology Service Approval Only”: The following programming languages must not be used for the application(s) hosting the service(s): Visual Basic (VB), PHP, Perl, and Python.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Supplier Security Policy Manual
The Supplier Security Review Checklist

Standard	Compliance Status	Risk	Recommendation
“For Technology Service Approval Only”: Secure Programming Specifications are provided for the following categories. The supplier must state their compliance level against these specifications and provide further information upon request.

Logical Layers of the application architecture (See Appendix 1A)

Domino web application (See Appendix 1B)

Custom application (See Appendix 1C)

The supplier must provide documentation on overall architecture, development and implementation of application(s) used by Symantec. If application-level security is applicable, the supplier must meet the related security requirements.

The supplier must submit documentation on an application patch management program with version control.

Vulnerability assessment/audit

The supplier must use commercial products or freeware for vulnerability assessment and/or penetration testing of the installed application(s) providing Symantec information.

The supplier must specify the name and version of the application-based vulnerability assessment tool(s) used.

The supplier must conduct vulnerability assessment and/or penetration testing at least twice a year.

The supplier must submit the vulnerability assessment and/or penetration testing report(s) to Symantec’s Information Security upon request.

For Technology Service Approval Only: The supplier must engage an independent and reputable IT company to audit their code. The subsequent audit report must be approved by Symantec’s IT security group before going live.

Data-Level Requirements

Controls

The supplier must use strong encryption for transmission of personal information collected from a customer.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Supplier Security Policy Manual
The Supplier Security Review Checklist

Standard	Compliance Status	Risk	Recommendation
If a customer completes a Web-based form with personal information, the supplier must protect that session using Transport Layer Security (TLS) or Secure Sockets Layer (SSL, version 3.0). The supplier must support both TLS and SSL v3.0.

If a customer completes a Web-based form with personal information, the supplier must use SSL with “strong encryption” (i.e., 128-bit) using a “step-up” technology (i.e., 40-bit browsers are stepped up to 128-bits), such as a Secure Site Pro certificate (Global Server ID) from VeriSign, or a SuperCert from Thawte.

The supplier must not use SSL version 2.0 due to known security weaknesses.

The supplier must use strong encryption (i.e., ≥ 112-bit symmetric) to encrypt and store personal information collected from a customer or a Symantec employee.

If the supplier receives personal data from employees and customers, it must be explicitly acknowledged. All data elements must be fully identified, with a clear explanation for the need and how the information will be used.

The supplier must provide session encryption to protect authentication information (e.g., username + password) when Symantec personnel logon to a server (e.g., to upload content, or to perform any administrative function). This session encryption may be SSL or Secure Shell (SSH). The supplier may not use insecure means for logon (i.e., username + password transmitted in the clear).

To ensure authenticity and integrity, the supplier must have the capability of digitally signing messages sent (e.g., e-mail, newsletters) on Symantec’s behalf.

The supplier must provide dataflow documentation highlighting the type of data involved at each point of the application system and how is it secured if not already addressed in the earlier requirements.

Intrusion detection

The supplier must specify the name and version of the anti-virus software(s) used.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Supplier Security Policy Manual
The Supplier Security Review Checklist

Standard	Compliance Status	Risk	Recommendation
The supplier must deploy comprehensive anti-virus software, preferably in a three-tiered deployment (i.e., at the gateway, server, and client-level), and preferably using Symantec products.

The supplier must demonstrate the ability to scan all documents for malicious code that are to be posted for download on Symantec’s behalf This requirement shall be implemented as a condition of service before going live.

The supplier must demonstrate the ability to scan all outgoing messages for malicious code (e.g., e-mails) sent on Symantec’s behalf. This requirement shall be implemented as a condition of service before going live.

General Requirements

The supplier must be in compliance with related regulatory requirements (eg. Payment Card Industry Data Security Standard, Japan’s Personal Information Protection Law) if applicable.

The supplier must provide documentation similar to a Statement Of Work (SOW), detailing the technologies, infrastructure, business arrangement, workflow, schedule, etc.

If the supplier’s contract with Symantec is more than or equal to USD $50,000.00 annually, the supplier shall complete an annual audit by a “nationally recognized” information security firm to certify compliance with all requirements. The supplier and Symantec must agree upon the selected audit firm prior to the audit.

The supplier must complete the initial audit within one (1) year of contract signing date.

The supplier must agree to the following audit methodology:

▪ British Standard (BS) 7799, “Code of practice for information security management” (now ISO Recommendation 17799)

▪ SAS [3] 70 Type II — if it’s control objectives match BS 7799 controls, or these Symantec security requirements

▪ AICPA SysTrust

[3]	American Institute of Certified Public Accounts (AICPA; http://www.aicpa.org/) Statement on Accounting Standards (SAS).

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Supplier Security Policy Manual
The Supplier Security Review Checklist

Standard	Compliance Status	Risk	Recommendation
The selected nationally recognized information security firm must provide Symantec with a full copy of the audit report within two weeks of completion.

If the supplier’s contract with Symantec is less than USD $50,000.00 annually, the supplier may chose to be audited directly by Symantec Security Services to fulfill their audit compliance and security requirement verification.

“For Technology Service Approval Only”: Upon completion of final development on the web site/service, the supplier must provide the Information Security group with the URL and IP addresses for penetration testing and approval before going live.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT I
Site Reporting Requirements
The following reports shall be made available through Digital River’s DRCC, or if not available through the remote management tool, sent electronically to Symantec no later than every Tuesday by 12:00 p.m. Pacific Standard Time for the previous week’s information, and no later than the 10th calendar day of each month for the prior month’s information. Digital River’s report generator shall have the capability to provide all reports in formats that are grouped and/or able to be sorted by region and/or country.
1. Customer Support Metrics. This report outlines the Customer support metric goal, actual Customer support performance, and the variance between the actual performance and the metric goal in regions where Digital River is providing Customer Support services. This information must be provided for the entire Storefront and divided between Sub-sites within the Storefront and countries. The following information is required to be reported:
a.	Total number of Issues.

b.	Total number of telephone calls.

c.	Total number of e-mail messages.

d.	Total number of Issues by sub-site.

e.	Total number of Issues by Wrap Up Codes.

f.	Volume of telephone call transfers to Symantec and/or other retailers.

h.	Total number of abandoned telephone calls, and average time to abandonment.

i.	Average length of telephone calls.

j.	Average queue time of telephone calls.
2. Order Processing and Shipping Metrics. This report outlines the order processing and shipping metrics, and actual performance. This information must be provided for all Sub-sites within the Storefront. This report must also be compiled into a summary report for the entire Storefront. The following information is required to be reported:
a.	Ratios of orders booked to orders shipped.

b.	Breakdown of orders booked according to the reasons why they were not processed.
3. Download Reports. This report outlines the download of Symantec Products. The following information is required to be reported (except as limited by the Wrapper Technology):
a.	Types of downloads broken down between Purchase First, Try/Buy and Try Before you Buy.

b.	Total number of Symantec Products downloaded successfully and unsuccessfully.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

c.	Total number of attempts to download Symantec Products (“Attempts”). An “Attempt” is defined as any request that is registered server-side to initiate a download.

d.	Total number of successful downloads (“Successful Download”). A “Successful Download” is defined as a complete download of an item as indicated on a server log.

e.	Total number of abandoned downloads.

f.	“Success Percentage,” which is defined as a percentage of download Attempts that result in Successful Downloads.
4. Sales Reports. This report outlines the sales of Symantec Products to End Users. Orders electronically placed through the Internet from within Symantec Products must be recorded and reported. The following information is required to be reported:
a.	Symantec Product SKUs.

b.	Symantec Product titles.

c.	Units of Symantec Products sold and revenues that resulted from sales.

d.	Dates, including the month and quarter, End Users purchased Symantec Products.

e.	Sub-sites where End Users purchased Symantec Products.

f.	Media type.

g.	Purchase option elected by the End User, e.g., Try/Buy, ESD purchase or packaged product purchase.
5. Inventory Levels. This report indicates the number of units of inventory of each Symantec Product that are held by Digital River, separated out by each SKU. Such report shall include the Symantec Product name, SKU, number of units actually held in inventory, and the number of units that would represent four weeks and six weeks of inventory based on Symantec’s forecast for the Storefront for the applicable quarter.
6. Report Formats. Digital River shall provide Symantec with a separate sales report and a returns report for each Partner in electronic format no later than the 30th calendar day of each month for the prior month’s sales and returns. These two files shall contain the information described below, and should be sent to ESDSALES@symantec.com in standard ASCII format (comma delimited, i.e., quotes around the text). Symantec shall also have access to all reports on a weekly basis and reserves the right to request reports more than once a month.
Sales report required information and format for Affiliates
•	status of order (paid and shipped),

•	dollar amount of total sale per transaction,

•	the website the purchaser came from and campaign ID used,

•	the order identification number,

•	transaction tracking number, and

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

•	the date and time of order.
Sales report required information and format for Partners:
•	Indicate the Storefront Name and Campaign URL, and the reporting period

•	For all units sold, include: Symantec SKU (“part number”), name of Symantec Product, number of units sold, distribution cost, total distribution revenue, which countries in the Territory the Symantec Products were sold into and the transaction date. Reports should be summarized by Storefront and Campaign URL; Symantec SKU; and number of units sold should be separated from any returns.

•	Include a calculation of the total amounts due Symantec from Digital River for products sold by Digital River during the reporting period, with subtotals for each Storefront.

•	A monthly hardcopy sales report with a check, or alternatively, as indicated below, an authorized wire transfer for amounts due from Digital River is due to Partner no later than the 20th calendar day of each month.

•	The report and check (if applicable) should be sent to Partners address listed on the SIF:
7. Partner Site Reporting Requirements. In addition to the current reporting and records requirements of Section 9 and Exhibit I of the Agreement, as amended, the following provisions shall be added to the Agreement under Exhibit I to govern certain reporting requirements by Digital River to both Symantec and such third party Partners concerning the various Site arrangements for Symantec Partner relationships In addition:
Partner Site Reports. Except as specifically set forth in any particular SIF, and in addition to all other non-conflicting reporting requirements, as set forth in the Agreement and this Exhibit I, as amended to date, Digital River reporting shall comply with the terms:
     (a) Download Sites. Digital River shall record all downloads of Symantec Products. Digital River shall report all such downloads to Symantec on any Download Site, per Download Site. The reports for Download Sites shall include: (i) the number of units of Symantec Product downloaded, by product name, (ii) the coupon number, if applicable, redeemed, (iii) the date of each download, (iv) the type of product version, as in Macintosh or PC version, and (v) any other Site statistics, such as traffic in a traffic analysis report per the SIF requirements. Digital River shall provide Symantec with both a separate penetration report by the tenth (10th ) day of each month for the prior month sales and a separate Partner report in electronic format no later than the fifteenth (15th) calendar day of each month for the prior month’s downloads, except as otherwise agreed to in the separate SIFs. The Partner report may need to contain only a subset of the foregoing or some additional information and Digital River agrees to comply with such other special requirements, as may be agreed to and set forth in the relevant SIF for such Partner. The Partner report, which will be customized, if applicable, per the terms of the SIF, should be sent to the Partner, only after approval by Symantec, but no later than the twentieth (20th) calendar day after the end of each calendar quarter except as otherwise agreed in separate SIFs, at the Partner’s reporting address listed in the SIF for such Partner. Symantec shall also have access to all reports on a weekly basis and reserves the right to request reports more often than once a month.
     (b) Store Sites. Digital River shall provide Symantec with a penetration report by the tenth (10th ) day of each month for the prior month sales, as well as a Partner report quarterly by the fifteenth (15th) day of the month for the prior quarter, both as a separate sales report and a separate report for each Partner in electronic format no later than the fifteenth (15th) calendar day of each month for the prior month’s sales and returns, except as otherwise agreed in separate SIFs, and comply with such other special requirements, as may be agreed to and set forth in the relevant SIFs. The Partner report will be a subset of the information in the Symantec

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

report, and typically should only contain the total number of units, by Symantec Product, of the Symantec Product sold and the detailed revenue share calculation, but which report shall be customized, as applicable per the SIF. The Partner report (after approval by Symantec), and check if applicable, is due to the Partner no later than the twentieth (20th) calendar day after the end of each calendar quarter and should be sent to the Partner’s address listed in the SIF for such Partner. Symantec shall also have access to all reports on a weekly basis and reserves the right to request reports more often than once a month.
     (c) Requirements for Report to Symantec. Unless and until such future on-line reporting method provided by Digital River is available in such format which shall be detailed in writing and approved as being satisfactory in writing and signed by an authorized signatory of Symantec, the sales report to Symantec shall include the following information and be in the following format:
          (i) Indicate the Site by Partner name and URL, and the reporting period;
          (ii) For all units of Symantec Product sold, include: Symantec SKU (“part number”), name of the Symantec Product, number of units sold, unit sales price charged to the End User, total distribution revenue, which countries in the Territory the Symantec Products were sold into and the transaction date.
          (iii) Reports should be summarized by Site and URL; Symantec SKU; and number of units sold should be separated from any returns;
          (iv) A revenue share calculation for each Partner, which includes that particular Partner’s formula and revenue share percentage, as indicated in the SIF;
          (v) Include a calculation of the total amounts due to Symantec from Digital River for Symantec Products sold by Digital River during the reporting period, with subtotals for each Site; and
          (vi) Reporting should be separately by territory, which consists of the (i) the Americas, which consists of North America and South America, (ii) AsiaPac which is the Asian and Pacific rim countries and (iii) EMEA, which consists of Europe, Middle East and Africa.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT J
Termination Procedures
Digital River shall carry out the following termination procedures upon termination or expiration of this Agreement:
For a period of two months after the termination or expiration of this Agreement (the “Transition Period”), Digital River shall perform all its obligations and services under this Agreement, including but not limited to continuing to take orders for Symantec Products. During any Transition Period, Symantec shall continue to honor all of its obligations under this Agreement, including, but not limited to, providing Digital River with the same * for all orders it takes for Symantec Products pursuant to this Agreement. Symantec reserves the right, in its sole discretion, to reduce the duration of the Transition Period or Digital River’s obligations during the Transition Period, and will notify Digital River of any such changes. Any Transition Period extensions are to be mutually agreed to by both Parties.
During the Transition Period, Digital River shall also use best efforts to assist Symantec in transferring its Storefront responsibilities to Symantec or a third party authorized by Symantec. Such assistance shall include, but not limited to, the following requirements, which shall be performed by Digital River at *:
1.	Customer Information and Databases. Digital River shall ensure that all Customer data, including Customer names, Key server data, licensing information on individual Customer records, and telephone numbers, are provided to Symantec in the file format to be mutually agreed upon by the Parties. Digital River will update Symantec, on a weekly basis, as to any Customer data changes it becomes aware of as a result of Customer support calls, even if such changes are received after the Storefront has been transitioned to Symantec. Digital River’s notification obligations shall not extend for more than a period of one month after the Transition Period expires.
2.	URLs. At termination, Digital River will ensure that any links to the Symantec Storefront or related sites hosted by Digital River are appropriately redirected to new mutually agreed upon URLs or IP addresses. Digital River will assist Symantec in redirecting all links, including the forwarding of any Storefront e-mail services, to Symantec or a new Storefront location to be decided at termination.
3.	Transition Notifications. During the Transition Period, Digital River will provide required notifications on the Symantec Storefront regarding the transition plan from Digital River to Symantec or another party. Any transition notifications must be approved by Symantec. Transition notifications include messages regarding Storefront downtime.
4.	Marketing Programs. Upon notice of termination, Symantec shall have the discretion to decide whether to immediately terminate any current or planned marketing arrangements.
5.	Support/Fulfillment. Digital River shall not claim any exclusive rights when contracting with third party vendors for Customer support or order fulfillment during the term of this Agreement. After the Agreement’s termination, Symantec will have all rights to retain the same vendors obtained by Digital River during the term of this Agreement. If Symantec decides to retain such vendors, it will establish separate service agreements with such vendors. Further, Digital River shall not enter into any contracts with vendors which would bind Symantec to Digital River obligations under such contracts when the Agreement expires or terminates. Symantec has all rights not to obtain such vendors upon the Agreement’s termination or expiration, and may select other vendors that were not retained by Digital River.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

6.	Telephone Call Support. Digital River will ensure that Symantec possesses the latest telephone scripts and procedures during the Transition Period. During the Transition Period, Digital River will alter Customer support protocols only based on mutually agreed upon alterations. Such alterations may include implementing automatic forwarding of calls, or performing manual transfers to a location or telephone number(s) specified by Symantec. At the end of the Transition Period, all telephone calls to Digital River personnel, relating to Symantec Products and services, including Customer support calls, shall be automatically transferred or forwarded to Symantec, at Symantec’s expense.
7.	Storefront Content. Digital River will provide all graphics and text (HTML) files to Symantec used on the Storefront during the term of this Agreement. Digital River shall transfer a source database to Symantec in a format mutually agreed to by the Parties during the Transition Period. During the Transition Period, Symantec shall have rights to request up to three (3) transfers of all Storefront Content.
8.	Redirection of Telephone Numbers. The toll free and toll share numbers referenced in Section B(2)(c)(i), Exhibit X, or elsewhere in the Agreement shall be redirected to telephone numbers selected by Symantec. Any cost of such redirect shall be paid by Symantec.
9.	Processing of Try/Buy Keys. During the Transition Period and for 30 days thereafter, Digital River shall continue to provide purchase transaction services for Try/Buy Symantec Products that were that were downloaded or ordered by Customers prior to the Agreement termination date.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT K
Symantec Sell Through Reporting Procedures And Policies
1.	EDI Sell-Through Reporting Requirements

Americas (including LAM)	EMEA	Asia Pac
▪ Daily	▪ Daily	▪ Daily
▪ Via EDI	▪ Via EDI	▪ Via EDI
▪ Fields:	▪ Fields:	▪ Fields:
Customer name	Customer name	Customer name
Customer address (bill to)	Customer address (bill to)	Customer address (bill to)
Customer Address (ship to)	Customer Address (ship to)	Customer Address (ship to)
Customer email address	Customer email address	Customer email address
Product	Product	Product
P/N	P/N	P/N
Qty	Qty	Qty
Price (matching price list)	Price (matching price list)	Price (matching price list)
Country code	Promo Code (Symc. ID which drives correct price for promotions)	Country code
Country code
2.	Product Returns Reporting Requirements

Americas (including LAM)	EMEA	Asia Pac
▪ Daily via EDI	▪ Daily via EDI	▪ Daily via EDI
▪ Fields:	▪ Fields:	▪ Fields:
Customer Name	Customer Name	Customer Name
Customer Address (bill to)	Customer Address (bill to)	Customer Address (bill to)
Customer email address	Customer email address	Customer email address
Product description	Product description	Product description
P/N	P/N	P/N
Qty	Qty	Qty
Price	Price	Price
Country code	Country code	Country code
Promo code/campaign ID	Promo code/campaign ID	Promo code/campaign ID
3.	Wire Transfer Information

Americas (including LAM)	EMEA	Asia Pac
*	*	*
4.	Accounts Receivable

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Americas (including LAM)	EMEA	Asia Pac
Symantec Corporation	Symantec Limited	Symantec Singapore
International Way,	Schipholweg 103	3 Phillip Street
Springfield,	2316 XC Leiden	#19-00
Oregon 97477	Netherlands	Commerce Point
Attn: Credit and Collections Supervisor	Attn: Credit and Collections Supervisor	Singapore 048693 Attn: Credit and Collections Supervisor
5.	Symantec Order Services:

Symantec Corporation International Way, Springfield, Oregon 97477

Attention: Order Services

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT L
Digital River MarketForce Programs
Placement of Advertising with Providers, aka, Paid Search
1.	General. Digital River has entered into agreements with the Providers, pursuant to which Digital River will purchase the Paid Search Services. Digital River will use the Paid Search Services to promote the distribution of Consumer Symantec Products, in return for which Symantec will pay Digital River the Management Fee, as defined below in Section “3,” “Payments.” Symantec acknowledges and agrees that the Providers are authorized to make use of any and all materials provided by Symantec for such purposes, or by Digital River at Symantec’s written request, in connection with the Paid Search Services. Symantec will have reasonable operational control of the Paid Search Services, and Digital River will provide such services to Symantec at Symantec’s direction.
2.	Paid Search Campaigns. “Paid Search Campaign,” or “Campaign,” means a discrete marketing effort focused on a specific market segment with the goal of increasing sales of Consumer Symantec Products from that segment. The following parameters will apply to each Campaign on a per Campaign basis (each individually a “Campaign Parameter” and collectively the “Campaign Parameters”). Symantec must provide its written approval, if applicable, of a Campaign Parameter for each separate Campaign prior to the commencement of that Campaign. For the avoidance of doubt, the approval of a Campaign Parameter for one Campaign does not translate to approval for that Campaign Parameter for any subsequent Campaigns. The Campaign Parameters are as follows:
a.	Keyword Bid Pricing: Digital River may make changes to keyword bid pricing without Symantec’s prior approval.

b.	Landing Pages: Digital River will create, and Symantec will pre-approve in writing, several landing pages. Digital River will be free to select from among the pre-approved landing pages in their sole discretion.

c.	Keywords: Symantec will pre-approve, in writing, a list of keywords per campaign, and Digital River will be free to select from among that list, in their sole discretion.

d.	Search Engines: Symantec will pre-approve, in writing, a list of search engines, and Digital River will be free to select from among that list in their sole discretion.

e.	Advertising Copy: Symantec will pre-approve, in writing, several different sets of advertising copy, and Digital River will be free to select from among those sets in their sole discretion.

f.	Landing Page URLs: Symantec has registered all necessary URLs for the landing pages associated with the Paid Search Services, and Digital River may select which specific URL to utilize.

g.	Paid Search Campaign Commencement and Completion Dates: Symantec and Digital River will mutually agree, in writing, on a Campaign calendar for the next calendar month, which calendar will include the commencement and completion dates for each Campaign scheduled for that month.
To clarify: other that as expressly set forth above, Symantec must approve, in writing, any and all customer-facing efforts or materials of any kind prior to their implementation.
3.	Payments. As payment for the Paid Search Services, Symantec shall pay Digital River a service fee in an amount equal to * of the product sales of Symantec Products – and not for any purchases of third party product sold together with the Symantec Product as a bundle – through the Storefront, which purchases are directly traceable to End Users who click through to the Storefront as a direct result of the Paid Search Services, and not as a result of any other web site or method (the “Paid Search Service Fee”). In order to receive the Paid Search Service Fee, Digital River must track and report to Symantec the product sales

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

resulting from the Paid Search Services, in a manner and format reasonably acceptable to Symantec, as a part of the Paid Search Reports. Symantec’s payment of the Management Fee to Digital River will not affect the * for Digital River pursuant to the Agreement. Symantec’s paying of the Management Fee to Digital River will be according to Symantec and Digital River’s current accounting process. For the avoidance of doubt, other than the Management Fee, and * discussed in the Agreement, Symantec will * as a result of its use of the Paid Search Services.

4.	Territory. Digital River may provide the Paid Search Services in the Territory.

5.	Reporting. Digital River will make reports regarding the Paid Search Services available to Symantec on a weekly and monthly basis (the “Paid Search Reports”). The Paid Search Reports will contain: (i) costs; (ii) sales revenue; (iii) return on investment; and (iv) percentage of the global spend. The Paid Search Reports will be broken down by the following regions: (i) North America, which will be further broken down into the United States and Canada; (ii) EMEA, which will be further broken down into the UK, France, Germany, Italy, the Netherlands, and Switzerland; (iii) Other EMEA; APAC; (iv) Japan; and (v) Latin America.

6.	Termination. Either party may, by providing the other party with prior thirty (30) days written notice of termination, terminate the Paid Search Services. Any such termination shall not affect the parties’ rights and obligations with respect to the Paid Search Services used prior to such termination.
Free Trial with Automatic Billing Marketing Program.
1.	DR shall provide to certain End Users of Symantec’s Storefront the ability to try Symantec Products and automatically bill End Users who decide to keep the Symantec Product. Symantec acknowledges that DR requires that End Users requesting Free Trial with Automatic Billing present a valid credit card in good standing at the time of the Free Trial request. Symantec further acknowledges that DR may initiate a credit card authorization at the time of the free trial request to verify that the End User’s credit card is valid and in good standing at the time of the free trial request.
2.	DR shall provide End Users with the ability to cancel their free trial. DR will only allow two thousand downloads as a part of the initial test of the free trail with automatic billing marketing program, and will suspend the download within twenty-four (24) hours of reaching two thousand downloads. DR may only continue allowing downloads beyond the initial two thousand if Symantec provides written authorization, from a Symantec Vice President, to do so.
3.	At the end of each free trial period, DR shall settle the total price on the credit card of each End User who did not cancel their free trial.
4.	Symantec agrees that returns and refund requests will be granted to End Users up to thirty days after settling the free trial purchase.
5.	Symantec acknowledges that a live executable file (not trial version) will be delivered to End User at the time of the free trial request. End Users who cancel their free trial will be required to execute an Electronic Letter of Destruction similar to the current practice for returns and refunds (the “ELOD Process”). DR cannot process such cancellations unless and until the affected End User has completed the ELOD Process.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

6.	Either Party shall have the right to discontinue offering the Free Trial with Automatic Billing program at any time.
7.	For each Symantec Product in a transaction for which Free Trial with Automatic Billing has been settled on a credit card, DR will be entitled to an additional payment equal to * of the product sales of each such Symantec Product (the “Free Trial Amount”, payable monthly. In addition, the Free Trial Amount will be reconciled along with, and DR will report with the same frequency and timing as under Digital River and Symantec’s current accounting process.
Blue Hornet Services
Digital River will, either directly or through its subsidiary Blue Hornet, Inc., (“Blue Hornet”) provide the services listed on Attachment 1 (the “Blue Hornet Services”). The Blue Hornet Services will be considered Digital River Information, as defined in the Agreement. Digital River hereby authorizes Symantec to use the Blue Hornet Services in a manner consistent with the purposes of the Agreement, which may include, if applicable, the use of the Blue Hornet Services by Symantec subcontractors or independent contractors provided such third parties use the Blue Hornet Services solely on Symantec’s behalf and solely in accordance with the purposes of the Agreement.
Reporting regarding Symantec’s use of the Blue Hornet Services will be available for Symantec to view via the DRCC (“BH Reporting”). BH Reporting will: (i) be available on a 24x7x365 basis (subject to the Up Time requirements in Exhibit F); (ii) contain all relevant information regarding the Blue Hornet Services; (iii) provide authenticated access to authorized Symantec personnel on a worldwide basis; (iv) contain a user interface similar that found in the DRCC; and (v) be provided by Digital River to Symantec, *, for the Term of the Agreement.
As compensation for Digital River’s provision of the Blue Hornet Services, Symantec will pay to Digital River * of the Tracked Sales per month (the “Blue Hornet Service Fee”). “Tracked Sales” means product sales, less returns, that result directly and solely from Blue Hornet Services; provided that, in order to receive the Blue Hornet Service Fee, Digital River must track and report to Symantec the product sales resulting from the Blue Hornet Services in a manner and format reasonably acceptable to Symantec. The Blue Hornet Service Fee will be reconciled with the same frequency and timing as under Symantec and Digital River’s current accounting process. For the avoidance of doubt, Symantec will not pay Digital River any other amounts for the Blue Hornet Services, however, Digital River will also be entitled to its * under the Partner Efficiency Model for each sale.
Fireclick Technology
The technologies and platforms used by Digital River to perform its obligations under this Agreement, including but not limited to the Digital River Core Technology, EE System, The Digital River Application, the Pacific (e-commerce) platform, and the Atlantic (e-Commerce) Platform, may include, as necessary, in all respects, those technologies, methodologies, development or other tools, platforms or other intellectual property, written or otherwise, obtained by Digital River through its acquisition of Fireclick, Inc., (the “Fireclick Technology”) and the use of the Fireclick Technology by Symantec will be governed by this Agreement. The Fireclick Technology will be considered Digital River Information, as defined in the Agreement. Digital River hereby authorizes Symantec to use the Fireclick Technology in a manner consistent

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

with the purposes of the Agreement. The Fireclick Technology includes the Fireclick warehouse module hosted application (the “Warehouse Module”). As part of its use of the Warehouse Module, Symantec is allowed to have unlimited users, unlimited phone and email support, and unlimited training via online webinars, *.
Reporting regarding Symantec’s use of the Fireclick Technology will be available for Symantec to view via the DRCC. Symantec may use the Fireclick Technology not only on the Storefront, but also, in Symantec’s sole discretion, on the Symantec Renewal Center, and all Symantec corporate web sites, including both Metro Symantec.com sites, as well as non-Metro Symantec.com sites.
In the event of a Transfer of the Digital River Fireclick subsidiary, which means the business operations and Fireclick Technology acquired by Digital River through its acquisition of Fireclick, Inc. (the “Fireclick Sub”), to a third party, Digital River will use commercially reasonable efforts to give Symantec sixty (60) days written notice of the entry of a letter of intent or equivalent document referencing an intent to make such a Transfer. Notwithstanding the foregoing, Digital River will not be obligated to provide Symantec with more notice that it can provide given the restrictions inherent in such a Transfer, including, but not limited to, confidentiality obligations and the adherence to applicable laws. “Transfer” means a transfer of Control to a third party, with “Control” meaning an ownership interest of fifty percent (50%) or more. Spinning off the Fireclick Sub to create a standalone entity is not considered a Transfer. If Digital River Transfers the Fireclick Sub, neither Digital River nor the entity acquiring the Fireclick Sub will be obligated to continue providing Symantec access to the Fireclick Technology.
If Symantec’s use of the Fireclick Technology is terminated for any reason, Digital River will: (a) within thirty days, at Symantec’s direction, remove any tagging or coding on any Symantec Site included by Digital River in connection with the Fireclick Technology; and (b) within thirty days, at Symantec’s direction, remove Symantec from any features or databases relating to the Fireclick Technology.
DR oneNetwork Services.
1.	Definitions for purposes of the DR oneNetwork Services:
oneNetwork Affiliate: third party online merchant who has agreed, as evidenced by its acceptance of the DR oneNetwork Affiliate Terms and its acceptance of the Symantec Program Terms to participate in a Symantec Affiliate Program, which is available via the DR oneNetwork. Affiliates are recruited for the purpose of driving traffic the Storefront. Symantec must provide written approval for DR to drive traffic to any site other than the Storefront.
oneNetwork Affiliate Payments: financial compensation for each Referral Sale paid by DR on Symantec’s behalf to a oneNetwork Affiliate pursuant to the DR oneNetwork Affiliate Terms and the Symantec Program Terms. Notwithstanding the foregoing, DR shall be responsible for paying * in oneNetwork Affiliate payments. As a result, DR shall be responsible for the first * in oneNetwork Affiliate Payments each calendar quarter, and Symantec will not reimburse, or otherwise pay, DR for any such payments. Once DR has satisfied its * oneNetwork Affiliate Payments requirement, its responsibility for such payments will cease, and Symantec will then be responsible reimbursing DR for oneNetwork Affliate Payments.
Referral Customer: customer who used a Referral Link to purchase the Symantec Product on the Storefront.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

DR oneNetwork: DR’s network of relationships with online third party merchants, through which DR facilitates online marketing programs.
DR oneNetwork Affiliate Terms: the terms and conditions that govern the relationship between DR and its affiliate(s).
DR oneNetwork Services: all services provided by DR to Symantec under the DR oneNetwork program, as discussed in these DR oneNetwork Terms, including, but not limited to, access to the DR oneNetwork, and any related services, pursuant to which DR, as a service provider to Symantec, facilitates online marketing programs. For the avoidance of doubt, DR oneNetwork Services do not include any services provided to Symantec as part of the Global Managed Affiliate Program DR runs for Symantec under a separate amendment.
Referral Link: unique Internet URL, issued to a oneNetwork Affiliate by DR on Symantec’s behalf, which is to be used to refer potential customers to the Storefront.
Referral Sale: a sale of Symantec Product or third party products bundled with a Symantec Product on the Storefront to a purchaser who entered the Storefront and made the purchase via a Referral Link.
Symantec oneNetwork Affiliate Program: Through DR and the DR oneNetwork, Symantec may conduct a oneNetwork Affiliate marketing program, which will likely involve, among other things: (a) posting, distributing, or making available to oneNetwork Affiliates proposals to enter into the Symantec Program Terms; (b) entering into the Symantec Program Terms with certain third party online merchants; and (c) pursuant to which Symantec Program Terms, oneNetwork Affiliates: (1) agree to display a Referral Link; and (2) receive oneNetwork Affiliate Payments.
Symantec Info-Pack: The business terms and conditions regarding the Symantec oneNetwork Affiliate Program, viewed by potential affiliates via the DR oneNetwork affiliate interface, and which must be accepted by a potential affiliate in order to participate in the Symantec oneNetwork Affiliate Program. Either Symantec or DR will create, but Symantec will have final approval of, the Symantec Info-Pack. DR may suggest a template or other presentation format for the Symantec Info-Pack in order to maintain a uniform method of presentation. The Symantec Info-Pack will include, at least:
a.	the criteria and methods for calculating oneNetwork Affiliate Payments;

b.	whether and to what extent Symantec will provide marketing materials or any restrictions on how such materials may be used by oneNetwork Affiliate;

c.	should Symantec so choose, a description of any Symantec Products which are the focus of the Symantec oneNetwork Affiliate Program

d.	restrictions, if any, on placement of Referral Links on particular media or delivery methods; and

e.	any special qualifications required of a potential affiliate to become approved by Symantec for participation in the Symantec oneNetwork Affiliate Program.
Symantec Program Terms: the terms and conditions approved by Symantec, and accepted by a third party online merchant via the DR oneNetwork Web site, which govern that merchant’s participation in a Symantec oneNetwork Affiliate Program. For the avoidance of doubt, Symantec Program Terms may include brand protection, keyword exclusion, and limits on oneNetwork Affiliate ’ use of e-mail campaigns, but may not impact DR oneNetwork operational mechanics (notice, payment, etc.) of the DR oneNetwork without the advance written approval of DR, which will not be unreasonably withheld.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

2. Terms
a.	Control of Symantec oneNetwork Affiliate Program. Either Symantec or DR will create, but Symantec will have final approval of, the Symantec Program Terms. These DR oneNetwork Terms solely govern Symantec’s use of the DR oneNetwork Services, and do not contain any authorization for DR to manage any other affiliate marketing program. DR’s management of other Symantec Affiliate Programs is covered elsewhere in this Agreement. Symantec may, subject to the Symantec Program Terms and DR oneNetwork Affiliate Terms, direct DR to stop the DR oneNetwork Services as a whole, or to a particular Symantec oneNetwork Affiliate Program, at any time upon written notice to DR.

b.	Referral Links and Referral Sales. DR will make available one or more Referral Links to each oneNetwork Affiliate who has agreed to the Symantec Program Terms. Each Referral Link is designed to identify an individual oneNetwork Affiliate as the particular participant in the Symantec oneNetwork Affiliate Program that referred a specific Referral Customer to the Storefront. Referral Customer’s use of a oneNetwork Affiliate’s assigned Referral Link to purchase Symantec Product on the Storefront will be deemed a “Referral Sale” for purposes of these DR oneNetwork Terms.

c.	Use of Referral Links. Although DR makes available Referral Links on Symantec’s behalf, Symantec ultimately controls the use of, and access to, the Referral Links. Symantec reserves the right at any time to request that DR impose additional limitations on the use or posting of the Referral Link, or that DR suspend use of a particular oneNetwork Affiliate’s Referral Link, or particular group of Referral Links. DR will use, subject to the Symantec Program Terms and DR oneNetwork Affiliate Terms, commercially reasonable efforts to timely honor all such requests.

d.	Calculation of oneNetwork Affiliate Payments.
i.	Payment Definitions.
a.	Chargebacks. An amount of money which has been:
i.	deemed to have been refunded by or returned by Symantec or DR to a Referral Customer based on a Referral Sale which has been voided, retracted, subject to returns, been reversed due to fraud, or otherwise rescinded for any reason under the terms of these DR oneNetwork Terms or the terms of sale on the Storefront; or

ii.	retrieved from, reserved against and/or or charged against DR or DR’s credit card/debit card merchant accounts under the terms of any applicable credit card merchant account agreements; or

iii.	retrieved from, reserved against and/or or charged against DR, DR’s bank accounts or DR’s credit card merchant accounts because of government actions including but not limited to embargo, court order, levy, security interest or other form of lien, reclamation, escheat or civil forfeiture.
b.	Related Chargeback. A Chargeback is a Related Chargeback to the extent DR’s records indicate that such Chargebacks arose out of Referral Sales whether the original Referral Sale occurred during the same period or a prior period.

c.	Gross Receipts. For any particular period of time, the gross sum of money actually received from Referral Customers during the relevant period for all Referral Sales under the Symantec oneNetwork Affiliate Program less the amount collected by DR for any shipping, sales or use taxes, valued added or other transaction-based taxes, import or export duties or import/export fees arising out of such Referral Sales.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

d.	Net Receipts. For any particular period of time, the net result of the following calculation:
i.	The Gross Receipts accruing during such period; less

ii.	The gross sum of all Related Chargebacks, which accrued during such period.
ii.	Calculation. oneNetwork Affiliate Payments will be calculated by multiplying the applicable oneNetwork Affiliate commission by the appropriate oneNetwork Affiliate Net Receipts accruing during the relevant payment period for that oneNetwork Affiliate. Subject to the DR oneNetwork Affiliate Terms, Symantec can alter this calculation via either the Symantec Program Terms or the Symantec Info-Pack.

iii.	oneNetwork Affiliate Payments for Referral Sales of Third Party Products. oneNetwork Affiliate Payments will be made by DR on Symantec’s behalf for all products that are the subject of a Referral Sale, regardless of whether such products are Symantec Products or third party products (excluding EDS sold by DR) bundled with Symantec Products on the Storefront.

iv.	Affiliate Payments & Chargebacks. DR will make reasonable efforts to match any Related Chargebacks to any related Referral Sale and to account for such Chargebacks as described above. Symantec acknowledges and agrees that in some cases DR may not be able to match certain Chargebacks to particular Referral Sales, and that this may cause certain Affiliate Net Receipt amounts to be calculated by DR without accounting for the Chargebacks. Symantec also agrees that DR’s only obligations are to make the reasonable efforts to match the Chargebacks as may occur, and that DR also has no obligation to attempt to collect any debit balances against Affiliates whose Related Chargebacks have put their Affiliate Net Receipt amounts into negative balances.
e.	Trademark License. DR is authorized by Symantec to use the trademark “Symantec,” the Symantec logos for Symantec Products and the designations “Symantec Order Desk” and “Storefront” in connection with:
i.	the promotion of the DR oneNetwork Affiliate Program in general or regarding any Symantec Info-Pak, in the manner specified by Symantec;

ii.	the distribution of Symantec Info-Packs to oneNetwork Affiliate who may wish to participate in the Symantec oneNetwork Affiliate Program; and

iii.	the distribution of any Symantec-created advertisements to oneNetwork Affiliate participating in the Symantec oneNetwork Affiliate Program in a manner specified by Symantec.

iv.	Further, the above licenses shall be sublicenseable from DR to any oneNetwork Affiliate to the extent reasonably necessary for such oneNetwork Affiliate to perform its duties under the Symantec oneNetwork Affiliate Program.
3.	DR Services.
a.	Relationships. Symantec oneNetwork Affiliate Programs are offered by DR on Symantec’s behalf. The DR oneNetwork Affiliate Terms and the Symantec Program Terms, along with the Symantec Info-Pack, combine to form the terms that govern a oneNetwork Affiliate’s participation in the Symantec oneNetwork Affiliate Program. DR provides the value added service to Symantec of administering the Symantec oneNetwork Affiliate Program, which includes remitting oneNetwork Affiliate Payments.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

DR is not responsible for Symantec’s behavior and/or the content that Symantec makes available through the DR oneNetwork, or the performance of or any damages caused by the products or services sold by Symantec.

b.	oneNetwork Affiliate Payment Services. Subject to these DR oneNetwork Terms, DR shall determine, and deliver to oneNetwork Affiliate, the actual oneNetwork Affiliate Payments that should be paid to a oneNetwork Affiliate by Symantec under a given Symantec oneNetwork Affiliate Program. The amounts to be paid by Symantec to a oneNetwork Affiliate will be set forth in the Symantec Info-Pak. Symantec will communicate to DR the relevant information in the Symantec Program Terms and/or Symantec Info-Pak regarding oneNetwork Affiliate Payments to be remitted by DR to oneNetwork Affiliates. DR’s delivery of oneNetwork Affiliate Payments to oneNetwork Affiliates will governed by the DR oneNetwork Affiliate Terms, the Symantec Program Terms and the Symantec Info-Pack. DR may withhold oneNetwork Affiliate Payments owed to a oneNetwork Affiliate, if such oneNetwork Affiliate has failed to satisfy the then-current minimum payment threshold, as agreed between oneNetwork Affiliate and DR.

c.	Reporting. DR will make reports regarding the DR oneNetwork Services available to Symantec on a weekly and monthly basis (the “Symantec oneNetwork Affiliate Program Reports”). The Symantec oneNetwork Affiliate Program Reports will contain the: (i) number of sales per oneNetwork Affiliate, broken down by product; (ii) sales revenue to Symantec generated by each oneNetwork Affiliate; (iii) associated pending oneNetwork Affiliate Payments due to oneNetwork Affiliates; and (iv) total oneNetwork Affiliate Payments paid by DR on Symantec’s behalf.

d.	Remote Control Functionality/Access. DR will provide Symantec additional functionality within the DR’s commerce engine to be used by Symantec to manage its oneNetwork Affiliate relationships within the Symantec oneNetwork Affiliate Program, including the ability to upload marketing materials, to control the status of particular oneNetwork Affiliates, and to receive various reports concerning Symantec’s use of the DR oneNetwork Services, including, but not limited to, the Symantec oneNetwork Affiliate Program Reports.

e.	Payment for DR oneNetwork Services. As compensation for DR’s provision of the DR oneNetwork Services, Symantec will pay to DR * of Gross Receipts for all Referral Sales, less: (i) returns; and (ii) the amount collected by DR for any shipping, sales or use taxes, valued added or other transaction-based taxes, import or export duties or fees arising out of such Referral Sales (the “DR Network oneNetwork Affiliate Amount”). The DR Network oneNetwork Affiliate Amount will be reconciled with the same frequency and timing as under Symantec and Digital River’s current accounting process. Notwithstanding the foregoing, in order to receive the DR Network oneNetwork Affiliate Amount, DR must track and report the Referral Sales as stated above.

f.	Credit Risk from Chargebacks. Until such time as Symantec takes over Customer Service within a given region, DR assumes * for that region under the Agreement, and will therefore absorb * resulting from any Chargebacks.
i.	Accordingly, Symantec acknowledges and agrees that DR will still calculate any Affiliate Payments as though the Chargeback had occurred (in other words, the Affiliate’s receipts will be reduced in some manner due to the Chargeback).

ii.	Because DR assumes * under the Agreement, Symantec receives the amounts paid for a Referral Sale regardless of the existence of a Chargeback. Similarly, Symantec will owe oneNetwork

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Affiliate Payments for all Referral Sales regardless of the existence of a Chargeback. However, oneNetwork Affiliates will not receive oneNetwork Affiliate Payments for Referral Sales with a Chargeback; in order to offset its assumption of the *, DR will retain oneNetwork Affiliate Payments for a Referral Sales accompanied by Chargeback for its own benefit.
f.	oneNetwork Affiliate Information. All oneNetwork Affiliates contact information (names, email addresses, mailing addresses or other personally identifiable contact information) (but not including contact information of end consumers) shall be deemed to be DR’s Confidential Information. For the avoidance of doubt, Symantec may use this Confidential Information to perform its obligations under this Agreement. All Referral Customer information of any kind is Symantec Confidential Information.

g.	Exclusivity. While DR will not prohibit its affiliates from belonging to more than one affiliate network, or Symantec from using those affiliates in another network, Symantec is prohibited: (a) from soliciting oneNetwork Affiliate to join another affiliate network, or (b) from forming a direct affiliate relationship with Symantec. These prohibitions shall apply during the term of this Section 3 and for six (6) months after the termination of this Section 3. Notwithstanding the foregoing, if Symantec terminates the Section 3 for cause, this restriction shall not apply.
4.	Term and Termination.
a.	Term. The initial term of the DR Network Services will be four (4) months from the Effective Date (the “Initial Term”). After the Initial Term, the DR Network Services will continue automatically for additional terms equal to the Initial Term (each a “Renewal Term”) unless either party notifies the other in writing at least thirty (30) days prior to the end of the Initial Term or Renewal Term, as applicable, that it has elected not to renew the DR Network Services. Upon such written notice of non-renewal, the DR Network Services will terminate at the end of the Initial Term or Renewal Term, as applicable.
i.	In the event of any third party claims involving violations of applicable law or regulation are asserted against DR or Symantec, in connection with the Symantec Affiliate Program or the Symantec Products, or in the event of a violation of the DR oneNetwork Affiliate Terms or the Symantec Program Terms or Info-Pack, DR shall have the right in its sole discretion to immediately terminate the affected Symantec Affiliate Program, to halt the distribution of any affected Symantec marketing materials, and/or to notify any oneNetwork Affiliate of any such actions as DR deems reasonably necessary to mitigate further damages to itself or any Affiliate.

ii.	Upon thirty days written notice, DR may terminate its provision of the DR oneNetwork Services to Symantec.
b.	oneNetwork Affiliate Payment Suspension. DR may, upon written approval from the Symantec Consumer Online Sales Manager, suspend oneNetwork Affiliate Payments to a oneNetwork Affiliate due to an investigation of potential fraud, misrepresentation, or violation of law.

c.	Effect of Termination. Upon termination of these DR oneNetwork Terms, or the DR Network Services, oneNetwork Affiliate will no longer be credited for Referral Sales that occur on or after the termination date.

d.	Indemnification. Subject to the notice and cooperation and related process provisions of the indemnification provision in Section I of the Agreement, which shall apply to both subsections below, each party will indemnify the other for:

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

i.	By Symantec. Symantec will defend and indemnify DR, for any third party claims for damages, which arise out of, through no fault of DR: (a) a oneNetwork Affiliate’s use of content provided by Symantec for use in the Symantec oneNetwork Affiliate Program; (b) the infringement of the Symantec Storefront or Symantec Product of any applicable intellectual property right; (c) any misrepresentation by Symantec in the performance of its obligations to DR regarding the DR oneNetwork Services; or (d) any third party claims arising out of the Symantec Program Terms or the Symantec Info-Pack.

ii.	By Digital River. DR will defend and indemnify Symantec, for any third party claims for damages, which arise out of, through no fault of Symantec: (a) DR’s failure to comply with its payment obligations as stated herein; (b) DR’s failure to comply with Symantec’s direction, subject to the terms and conditions herein, regarding the Symantec Affiliate Program; or (c) any misrepresentation by DR in the performance of the DR oneNetwork Services.
Global Managed Affiliates
Definitions.
“Affiliates” means, for purposes of this exhibit only, all NP Affiliates and all oneNetwork Affiliates.
“Affiliate Network Partner,” or “ANPs,” means the entities that Symantec contracts with directly that create, manage, and operate its own network of Affiliates. ANPs may include Trade Doubler, Commission Junction, LinkShare (depending on Symantec’s execution of separate agreements with each of the foregoing), Digital River, and such other partners as Symantec shall engage from time to time.
“NP Affiliate” means third party online merchant that has agreed, as evidenced by its acceptance of the required terms, and who is accepted, in writing, by the Affiliate Network Partner, Digital River, or Symantec, as applicable, to participate in a Symantec NP Affiliate Program.
“Symantec Affiliate Program” means the Symantec NP Affiliate Program and the Symantec oneNetwork Affiliate Program.
“Symantec NP Affiliate Program” means Symantec marketing program conducted (either by Symantec or by DR) through an Affiliate Network Partner other than Digital River, which will likely involve, among other things, NP Affiliates posting links that drive traffic to the Storefront, and NP Affiliates receiving commissions based on sales resulting from such links.
“Symantec Program Services” means the management of all Affiliate Network Partners and Affiliates, pursuant to the applicable terms and conditions in place for each such relationship, by Digital River for Symantec.
I.	Services Offered
a.	Program Design.
i.	Digital River will provide an optimized global affiliate marketing program using its pool of domestic and international affiliate network providers (the “Program Design”). Digital River will not share any details of the Program Design with any Symantec competitors. Certain elements of the Program Design are the intellectual property of Symantec, and therefore not to be shared with Symantec competitors. Such elements include, but are not limited to, any concepts suggested by

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Symantec, or by the Symantec Marketing Manager (as defined below) for incorporation into the Program Design. Notwithstanding the foregoing, nothing in the preceding sentence is deemed to provide Symantec any rights to: (a) the Digital River Core Technology; or (b) Program designs, concepts or strategies that were in use by DR with other clients prior to the introduction of the concept into the Symantec Program Services.

ii.	Digital River will recommend positioning to Symantec for each Symantec Product to be included in the Symantec Program, which cannot be implemented without Symantec’s prior written approval.
b.	Symantec Affiliate Program Description. Digital River will maintain at each Affiliate Network Partner a program description, as approved in writing by Symantec, which introduces potential affiliates to: Symantec, Symantec’s products, and the benefits of joining the Symantec Affiliate Program (and therefore marketing Symantec’s products). Symantec shall have final approval and complete control over the Screening Criteria, the banner and text link messaging, the location where the customer lands on the Storefront, as well as the ability to reject, at any time, applications to the Symantec Affiliate Program, or Affiliates from the Symantec Affiliate Program. Subject to any limits in the applicable Symantec-ANP agreement, Symantec will also be able to approve a previously rejected potential affiliate should it so desire. Digital River will: (i) provide day-to-day operational management of the Symantec Program, which includes the monitoring Affiliate Network Partners and Affiliate Partners for compliance and enforcement with the terms of the Symantec Program; (ii) deliver performance metrics; (iii) track the sales from the traffic sent to the Storefront and report the same on a weekly basis to Symantec; and (iv) make all authorized payments to the Affiliate Network Partners. The Symantec Program will be run and managed by a single marketing manager, who has Symantec’s Program, and related Symantec MarketForce Programs, as his/her sole responsibility (the “Symantec Marketing Manager”). Digital River will also have at least one web designer, in addition to the Symantec Marketing Manager, who will be exclusively dedicated to the Symantec Program (the Symantec Marketing Manager and the web designer are collectively the “Dedicated Personnel”). The Dedicated Personnel will not be members of the Dedicated Team. The Dedicated Team will not divert its attention from any other Symantec project(s) to handle the Symantec Program Services. Notwithstanding the foregoing, if the volume of work generated by the Symantec Program Services is insufficient to reasonably occupy the web designer member of the Dedicated Personnel on a full time basis, then DR may, upon written notice to the Consumer Online Sales Manager, use this web designer on other Symantec MarketForce Programs until such time as the volume of work generated by the Symantec Program Services is again sufficient to reasonably occupy the web designer on a full time basis.

c.	Creative. Digital River will upload all banners, text links and other such links used by Affiliates for marketing Symantec’s Products, subject to review and prior written approval by Symantec.

d.	Landing Pages/Strategies. Digital River will test and optimize landing pages and strategies for each Symantec Product included in the Symantec Affiliate Program using DR’s proprietary optimization engine, the results of which will be reported to Symantec on a weekly basis, or as otherwise agreed between the Consumer Online Sales Manager and DR.

e.	Affiliate Participation Guidelines. All entities wishing to participate in a Symantec Affiliate Program must first apply, and be accepted by the appropriate Affiliate Network Partner or Symantec, as applicable, into the Symantec Affiliate Program. Symantec will, at all times, maintain sole control over the content of the applications and acceptance of potential affiliates and will create and provide to Digital River the Screening Criteria (defined below) under which it will allow affiliate participation. Digital River will review affiliate applications, and accept or reject such applications on Symantec’s behalf based upon the potential affiliate’s performance against the Screening Criteria. Digital River

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

will then provide Symantec with a written list of Affiliates, as updated periodically by Digital River. Digital River will then maintain such list and guidelines for Affiliate participation in the Symantec Affiliate Program, as updated periodically by Symantec. Notwithstanding the foregoing, as part of Symantec’s sole control over the Symantec Affiliate Program, Symantec may choose to reject an Affiliate at any time, in its sole discretion.

f.	Affiliate Commissions.
i.	Digital River will optimize affiliate commission rates with the target being greatest overall net dollars to Symantec. As the Symantec Affiliate Program matures, commission rates may be optimized by product, based on experience. All such changes are subject to Symantec’s prior written approval.

ii.	When the Symantec Affiliate Program begins, the commission shall be *. Digital River, with advance written approval from Symantec, will also recommend and optimize Affiliate incentives in the form of higher or lower commission rates for meeting sales thresholds; and Digital River will attempt to keep the range of such commissions at or around * to *. At no time will an Affiliate commission of greater than * be implemented without further amendment to the Agreement.
g.	Affiliate Recruitment. Digital River will:
i.	Create and deploy recruitment emails.

ii.	Create and maintain affiliate network keywords that potential affiliates may use to find merchant programs within the network.

iii.	Manually approve each potential affiliate across all ANP networks joining the Symantec Affiliate Program, based on the Screening Criteria.

iv.	Create a potential affiliate onsite sign up page with information and links to be deployed on Symantecstore.com. DR will advise Symantec on the creation and placement of links from Symantec.com to the potential affiliate sign up page.

v.	Register the Symantec Affiliate Program with several affiliate directory sites, provided Symantec has given its prior written consent.
h.	Affiliate Management, Retention and Termination. DR will:
i.	Respond to all potential affiliate requests and comments following the Screening Criteria, as defined below.

ii.	Develop and refine automated means to monitor Affiliates post acceptance into the Symantec Affiliate Program for ongoing compliance with the applicable criteria/guidelines, with manual review based on factual developments, provided, however, that regardless of the status of Digital River’s automation of the aforementioned monitoring process, Digital River remains responsible for ongoing monitoring of the active Affiliates and Affiliate Network Partners sites on no less than a quarterly basis, to ensure compliance with the program criteria/guidelines. For the avoidance of doubt, any automated process developed in this regard shall be deemed Digital River Core Technology, and shall not be Symantec’s intellectual property.

iii.	Use commercially reasonable efforts to identify and immediately terminate fraudulent Affiliates and Affiliate Network Partners who cease complying with the applicable guidelines/criteria, reporting the same to Symantec writing within forty eight (48) hours of termination. Digital River shall comply with the fraud prevention policy and termination requirements mandated by the Agreement

iv.	Create and deploy periodic affiliate newsletters highlighting new products, new releases, promotions, etc.

v.	Manage Affiliate transactions and/or charges

vi.	Review order transactions and decline orders, if necessary.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

vii.	Identify and manage fraudulent transactions consistent with its obligations under the Agreement. In addition, Digital River will use commercially reasonable efforts to report fraudulent or misleading content, of which it becomes aware, to Symantec. For the avoidance of doubt, DR shall not have an affirmative obligation to manually screen Affiliates in order to discover and report potentially fraudulent or misleading content to Symantec.

viii.	Digital River will identify returned orders and will, to the maximum extent possible under the applicable ANP agreement, delete these transactions from Affiliate commission payments. (Depending mostly on the timing of the return, certain Affiliate commissions related to returned items cannot be cancelled, but must be adjusted immediately thereafter.)
i.	Funding. Digital River will make all payments to Affiliate Network Providers and Affiliates, and (where applicable) maintain appropriate levels of funding for Affiliate commission payments at the Affiliate Network Providers.

j.	Account Set Up/Maintenance.
i.	To the extent permitted by Symantec’s contract with each Affiliate Network Provider, Digital River will set up and maintain all necessary accounts with Affiliate Network Providers in Symantec’s name.

ii.	Digital River will place the necessary tracking tags on Symantec confirmation pages hosted by Digital River.
k.	Reporting. Digital River will provide weekly reports summarizing gross sales, commissions paid, network provider transaction fees paid, additional fees paid, Net Sales, number of Affiliates which is then broken down by the number of active Affiliates and terminated Affiliates. Reporting and tracking shall include, but not be limited to, impressions, click–throughs, number of sales, and compensation earned (roll up views with historical data log). Digital River must provide the Affiliates with view reporting through their respective Affiliate Network Partner. Provided DR obtains reporting from other Affiliate Network Partners, if required, all reporting must run no later than a two (2) to three (3) hour time lag. Digital River must also provide Symantec online access to all information consolidated by Affiliate Network Partners.

l.	Interference with Symantec Business Prospects. Except as otherwise stated in this Exhibit, Digital River acknowledges that the purpose of the Symantec Affiliate Program is to establish affiliate marketing relationships with Affiliates and Affiliate Network Partners, as well as resulting Referral Customers, that Symantec would not otherwise reach through its other sales channels, which includes, but are not limited to, the various Symantec partner programs and the Storefront. Digital River shall comply with this purpose, and will not operate the Symantec Affiliate Program in any manner that would interfere with Symantec’s ability to engage in direct contractual relationships with certain entities or Referral Customers. Symantec shall establish a process by which it will evaluate potential affiliates and Affiliate Network Partners on the basis of size, as well as appropriateness of the potential Affiliate Partners and Affiliate Network Partners’ site content or products. Digital River acknowledges that the target group of Affiliate Network Partners and Affiliates will not include those that Symantec may wish to pursue a direct relationship and will be evaluated and classified by Symantec in relation to vertical market synergies and strategic value in Symantec’s sole discretion.

m.	Cookie Tracking Methodology. Digital River shall not allow any Affiliate Network Partner or Affiliate Partner to insert any type of a tracking method or tracking data on any of the links for the Symantec Program or on any pages of Symantec’s Storefront, which would allow a session to be permanent or otherwise allow an entity to : (i) take control of a browser in use by a potential Referral Customer;

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(ii) take control of any particular site session and cause it to continue beyond the duration desired by the end user; or (iii) capture any information captured within a session that may be associated with an individual customer. Notwithstanding the foregoing, Digital River may allow an Affiliate Network Partner or Affiliate Partner to capture clickstream data or any other data permitted to be captured/used by the Affiliate or Affiliate Network Partner under its agreement with Symantec.

n.	Spam/Adware/Scumware. Symantec must approve the language, and frequency, of email distributions to Affiliate Partners or Affiliate Partner prospects; provided that Symantec may provide Digital River with a database of pre-approved content, which Digital River may use without approval for such content. Except as otherwise provided for under the Agreement, under no circumstances will Digital River email end users, as compared to Affiliate Partners, directly. Digital River shall not violate the Symantec e-mail distribution policies currently required by the Agreement or any applicable anti-spam laws or regulations and will indemnify and hold Symantec harmless for any violations thereof to the same extent set forth in the underlying Agreement. Digital River shall also monitor, and to the extent they become aware of it, report any use of adware/scumware by Affiliates or ANPs, and refrain from using the same on the Storefront or as part of the Symantec Program.

o.	Screening Process.
i.	Symantec shall directly contract with its own Affiliate Network Partners. Digital River shall not be involved or participate in those discussions or matters and shall not interfere with the same.

ii.	Digital River will use the Screening Criteria to perform an initial screen of each potential affiliate, subject to update by Symantec from time to time at its sole discretion. All potential affiliate recruitment processes must be preapproved in writing by Symantec. Symantec will be involved in the screening and acceptance process for all potential affiliates. Symantec will provide Digital River with the screening criteria and guidelines (the “Screening Criteria”) to incorporate in an affiliate agreement that Digital River may share with the Affiliate Network Partners. Digital River will use the Screening Criteria to select Affiliates; provided that, notwithstanding anything to the contrary: (a) Symantec will have final control over the ongoing participation of each Affiliate in the Symantec Affiliate Program; and (b) Except as otherwise limited herein or as limited elsewhere in this Agreement, Symantec may, at any time, choose to engage a certain Affiliate in a direct contractual relationship, which would remove such an Affiliate from the Symantec Affiliate Program. Subject to any contractual limitations with the given Affiliate or ANP, Symantec shall have the right to refuse or to terminate any Affiliate relationship, or to take any action to restrict access to, or of availability of objectionable material, inaccurate listings, unlawful items or any items prohibited in the guidelines of the Affiliate agreement. Symantec may update and change the Screening Criteria and guidelines, as well as the terms for Affiliate agreements, without prior notice at any time.
p.	Affiliate Partner agreement terms/guidelines. Either Symantec or DR will create, but Symantec will have final approval of, all the contractual requirements a potential affiliate must accept in order to participate in the Symantec Affiliate Program.

q.	Contracting Process. Except as otherwise provided for in this Agreement, Symantec will determine the process by which potential affiliates will apply to the Symantec Affiliate Program and who are to be contracted with, subject to modifications as provided by Symantec from time to time.

r.	Sufficient Information to Perform. Symantec shall provide DR with sufficient information – related to DR’s obligations to perform the Symantec Program Services – regarding Symantec’s contractual obligations with each Affiliate Network Provider to permit DR to discharge its obligations, and

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Symantec specifically acknowledges that DR may rely to its detriment on the accuracy of any such information provided by Symantec.
II.	Term.
The Symantec Program will terminate when the Agreement terminates, unless terminated earlier by Symantec, per the terms of the Agreement; provided however, either party may terminate this Symantec Program without cause upon thirty (30) days written notice to the other party.
III.	Pricing/Fees
a.	Pass Through Fees. Only those network fees that Symantec has separately agreed to in a signed contract with the Affiliate Network Partner may be passed through to Symantec. The payment shall be made on a monthly basis. To the extent DR is making payments to Affiliates or Affiliate Network Partners on Symantec’s behalf, Symantec shall provide sufficient information for DR to make the correct payment to each Affiliate or Affiliate Network Partner, as applicable.

b.	Affiliate Management Amount. As payment for the Symantec Program Services provided by Digital River, Symantec will pay Digital River a value added service amount equal to * of the product sales of Symantec Products – and not for any purchases of third party product sold together with the Symantec Product as a bundle – through the Storefront, which purchases are directly traceable to End Users who click through to the Storefront as a direct result of the Symantec Program Services, and not as a result of any other web site or method (the “Affiliate Management Amount”). Digital River must track and report to Symantec the product sales resulting from the Symantec Program Services, in a manner and format reasonably acceptable to Symantec. For the avoidance of doubt, Symantec will not pay Digital River any other amounts for the Symantec Program Services; however, Digital River will also be entitled to its * for each sale.
IV.	Authorization
Symantec may authorize Digital River to access and make operational management changes, with Symantec’s prior written approval, through Symantec’s accounts at all Affiliate Network Providers.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Attachment 1 to Exhibit L
BlueHornet eMarketing Suite v3.0
Service Description
1.	Term. Unless otherwise terminated earlier by Symantec pursuant to the Agreement, the term for the Blue Hornet Services will follow that defined in the Agreement between Digital River and Symantec.
2.	The Blue Hornet Services. Symantec will have access to the features and functions as defined above thorough Digital River’s BlueHornet email Technology (or similar technology):
a.	Permission-Based Data Collection & Management

b.	Email Creation Tools

c.	Dynamic Content

d.	Viral Marketing Technology

e.	Smart List Builder & Management Tools

f.	Sub-Account Controls

g.	Event Triggered Messaging

h.	Campaign & Cross-Campaign Reporting

i.	QuickStart Program Services — Enterprise Service Level

j.	Campaign Management Services — Basic Level

k.	Delivery Management Services — Enterprise Level

l.	Delivery Optimization Analysis and Reporting Services

m.	Online Brand Tracking Report

n.	Viral Marketing and Online Loyalty Programs and Tools

o.	Name Capture Optimization/List Management

p.	Campaign optimization
3.	Creative Services. “Creative Services,” means complete development services, the creation of content, functionality, template design, and/or copywriting. Creative Services will also include any similar service that is provided by Digital River or Blue Hornet as a part of the Blue Hornet services to their other customers. Notwithstanding the foregoing, Symantec is responsible for providing Digital River or Blue Hornet all background marketing assets, such as box shots or marketing content, for campaigns created by Digital River or Blue Hornet.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

a.	Included in the Blue Hornet Service Fee: Creative Services for any online collateral or materials, which includes all collateral or materials to be used in electronic marketing efforts, or marketing efforts that are accessed by, or offered through, a computer, a computer network or the Internet.

b.	Not Included in the Blue Hornet Service Fee: Creative Services for any offline collateral or materials, that is, collateral or materials that cannot be offered electronically, or through a computer, a computer network, or the Internet. If a Creative Service is not included in the Blue Hornet Service Fee, then each such engagement and scope will be customized to meet specific client deliverables, goals and requirements. Pricing will be based on a time and materials basis at Symantec’s contracted per hour rate. Fixed price quotes are available.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT M
Sample Symantec Store Site and/or Partnership Initiation or Modification Form
Instructions: The Symantec Business Development Representative submitting this Symantec Store Site and/or Partnership Form (the “Form” or also defined as the “SIF”), must complete Part I (other than the approval section), all of Part II, and Exhibit M-1 information, as well as attach required New Vendor Form and Specifications as Exhibit M-1. Then submit the completed Form to Symantec’s E-commerce Site Coordinator. The Symantec E-commerce Site Coordinator then signs off in Part I, indicating all necessary information has been provided and presents it to Digital River. Digital River completes the blanks in Part III and signs this Form. This SIF becomes part of the Agreement. The Symantec E-commerce Site Coordinator is responsible for tracking and delivering one (1) original, fully executed copy of this Form to Symantec Legal Department, to be stamped as accepted by the Legal Department, and filed as part of the Agreement. Any capitalized terms used herein and not otherwise defined in this SIF shall have the respective meanings set forth in the Second Amended and Restated Electronic Reseller Agreement by and between Symantec and Digital River, dated April 1, 2006, as amended to-date (the “Agreement”).
PART I: Partner Information, Symantec Business Development Representative’s Information and Symantec’s E-commerce Site Coordinator Approval.
1.	Partner Information:

Partner’s Corporate Name:

Partner’s Contact Persons Names:

Headquarters’ Address:

Phone: Fax: Email:

2.	Name of Symantec Business Development Representative owning the Partner relationship from outside of GOS:

Title:

Date Submitted:

Contact Information:

3.	Name of Symantec Store Manager managing the Partner Relationship:

4.	Symantec E-commerce Site Coordinator Approval (*, or the Senior Group Manager Online Partnerships, or higher, Global Online Sales) to sign form – coordinating with *, * & * (LAM) for partnerships outside North America):

I hereby verify that all the necessary information has been provided on this Form and all deviations from the standard approach have been discussed with and approved by Digital River.

Signature of approval from Symantec E-commerce Site Coordinator

Name/ Title:

Date:

Phone: Fax: Email:

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

PART II: Description of Promotion and Category of Partner Relationship. Please explain the promotion below.
1.	Type of Promotion (check one):
a.	☐	Download Site Only (i.e., for hosting OEM or Limited Subscriptions Builds)

b.	☐	New Generic Store (only Symantec Marks) with a separate Site Identification (“SID”)

c.	☐	New Co-branded Store (Both Symantec and Partner Marks) with a separate SID

d.	☐	API tracking to existing country store SID or Partner Store SID page

e.	☐	API tracking with a unique entry page to existing SID

f.	☐	OEM build revenue share tracking via SKU from Renewal Center (skip to Question 13)

g.	☐	Intersite partnership with DR network (DR allows a link on the Partner’s site, purchase takes place on Symantec site and DR handles payments to third party)

h.	☐	New Reporting Site ID for use in tracking transactions on current country stores.

i.	☐	CID tracking with a unique entry page to an existing store SID or to a Partner Store SID page. Please note, this will require a unique SID for reporting purposes if the partner does not already have a SID or if the revenue share percentage differs from what is paid for other existing upsell business with this account (this can be ecommerce SID or a reporting SID). For details on how to submit your part CIDs for tracking, please contact your applicable GOS representative.
2.	Type of Sales Transaction Involved (check one):
a.	☐ Direct Sale by Symantec If checked, Digital River shall create, launch and host the Site in return for the “per transaction or per download fee” to be paid to Digital River, as indicated in Part III, item 2. Under a Direct Sale, check here if boxed Symantec Product is required to be delivered under this Direct Sale wherein Digital River shall be paid ERP ☐ and explain under what circumstances Digital River will provide boxed Symantec Product to the Customer:

b.	☐ Standard resale transaction under the terms of the Agreement with Digital River. In this situation, Digital River pays Symantec ERP and sets the pricing on the Site.
3.	Site Specifications and Requirements. The Site is to be built in accordance with the Specifications attached hereto as Exhibit M-1, which are hereby incorporated by reference, with the look and feel indicated in the Specifications and the Site shall meet all the requirements and functionality indicated in the Specifications, as well as the following additional special requirements and functionality not otherwise indicated in the attached Specification:

The attached Specifications, which were approved by the Partner on: (Date final approval from Partner received).

4.	Go Live Date and Anticipated Time Period Site to be Active. The Site is anticipated to be active by the Partner per the terms of the Front End Agreement between Symantec and the Partner until: (date), which is subject to change by written notice to Digital River by Symantec. The Go Live or Launch Date for Symantec, i.e. delivery of fully functional, activated Site:

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

5.	Sales Promotion. Describe the sales promotion of the Partner and indicate all additional requirements and special services required as part of the promo and the Site, such as any instant rebates or electronic coupons:
•	Does Symantec provide/pay for a * to Partner’s Customer purchase?: ☐ Yes ☐ No (check one)

•	If Yes: Percentage * off MSRP: %

•	The Symantec Products on which the customer will receive a *:

•	Describe any additional info specific to this promo:

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

6.	API Assignments (if using API tracking)
a.	API2: (REQUIRED: Partner Name, no spaces, example: Barclays_Bank)

b.	API3: (OPTIONAL: Program or other identifier)

c.	API4: (OPTIONAL: Program or other identifier)

d.	API5: (OPTIONAL: Program or other identifier)

7.	SID(s) to direct API to (example: 24876, 27645, 37771):

8.	Date URLs Needed to Go Live (this is provided by Symantec):

Final URLs:

9.	Allowed URLs (as designated by Partner as the URLs Where End User may be directed from, such as the Partner’s homepage, coupons, email promos, etc):

Does Partner require access to the Site be restricted to only End Users coming from Allowed URLs:

☐ Yes ☐ No

If yes, the Authentication Page requirements and verbiage are as follows:

10.	Telesales Promo (describe):

11.	Email Campaign Promo:

12.	Referring URL (short URL for print media, For example: software.Symantec.com/partnername/cid#):

☐Yes ☐ No

13.	Revenue Share: ☐ Yes ☐ No (check one)

If Yes, Digital River, shall, within twenty (20) days of the end of the calendar quarter, pay an amount equal to the Revenue Share Percentage, indicated below, of the Net Revenue received by Symantec resulting from the End Users of this Symantec Partner, who click through hypertext links on the Site and complete the purchase of the Symantec Products from the Site only and not from any other site or method (the “Click-Through Sales”). “Net Revenue” shall mean the ERP ( i.e. the purchase price paid by Digital River) for the Symantec Products sold through the Site as a result of Click-Through Sales due to Symantec, less returns, taxes, shipping and handling charges, and a flat * of ERP take into account the End User rebate redemption.
a.	Revenue Share Percentage: %

b.	Only pay Revenue Share if the Net Revenue is over $2,000 for the particular quarter in question (no carry over of prior quarter numbers in this calculation): ☐ Yes ☐ No (check one)

c.	The Symantec Products that Partner will receive a Revenue Share on:

d.	How will DR deliver the payment?

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

☐ ACH (direct deposit) (complete New Vendor Form)

☐ Wire Transfer (complete New Vendor Form)

☐ Live Check (goes to address on page 1)
e.	New Vendor Form completed and attached?

☐ Yes ☐ No

f.	EMEA Partner Site?

☐ Yes ☐ No (check one)

If “Yes” the following Net Revenue definition shall instead apply:

“Net Revenue” shall mean and be calculated on a quarterly basis as the purchase price paid by the Reseller for subscription renewals of Software and for those defined Symantec Products sold through the Renewal Center as a result of Click-Through Sales, which is due to Symantec, less returns, Taxes, shipping and handling charges. “Reseller” means a Symantec authorized agent or reseller, as appointed solely by Symantec.
14.	Reporting Requirements:
a.	Report Due Date to Symantec: Per the Agreement, a penetration report is due by the tenth (10th) day of each month for the prior month sales, as well as a Partner report quarterly by the fifteenth (15th) day after the end of the previous month, for Symantec’s review.

b.	Report Due Date to Partner: Per the Agreement, twenty (20) days after end of calendar quarter along with a check if applicable.

c.	All reports must be sent to Symantec first for review and only after Symantec has signed off, will Digital River deliver the report to the Partner at the designated reporting address on page one: If different address is to be used, indicate here:

d.	Additional Reporting Requirements other than what is indicated in the Agreement. Explain the exact components that differ from the terms of the Agreement, if any, and also provide example:
15.	Effective Date for Partner Agreement: (date)

16.	Retention Business under the Symantec Renewal Center. Symantec hereby agrees to send traffic from the Symantec Renewal Center for the following jurisdiction to Digital River: .

To be effective, this must be signed by the Vice President, Global Consumer and SMB Sales

Date:

Phone: Fax: Email:
17.	Emerging Market – Requires VP Global Online Sales Signature: ☐ Yes ☐ No
     a. If yes, applicable * at which Digital River can purchase the Symantec Product:                                          for sales   utilizing the following Emerging Market payment method(s):                                         .

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     b. If yes, applicable * at which Digital River can purchase the Symantec Product:                                          for           sales utilizing the following Emerging Market shipping method(s):                                         .
     c. If yes, applicable * at which Digital River can purchase the Symantec Product for sales                      from the Emerging Market Store:                                         .
PART III: This Part is to be completed by Digital River and signed and returned to the Symantec E-commerce Site Coordinator.
1.	Basic Site Information. The Site has been set up with the following Site address, with the following URLs:
a.	Site Address:

b.	URLs:

c.	URL 1:

d.	URL 2:

e.	URL 3:

f.	URL 4:

g.	URL 5:

h.	Referring (short) URL:

i.	Date URL(s) were sent or will be sent to Symantec:

j.	If so required, verification that only the Allowed URLs have access: ☐ Yes ☐ No (check one)
2.	Direct Sale Per Transaction Fee: If Part II, Item 2.a is checked, Digital River hereby agrees to a total fee per transaction as indicated for the Site if this Site is a “direct sale” from Symantec to the Partner or Partner’s End Users and not a traditional resale transaction:
3.	Signing and Returning the Form: Instructions to Digital River: Please return an original signed copy of completed Site Initiation Form to the Symantec Site Coordinator via facsimile and mail one copy with original signature within one week of receiving this request.

I hereby confirm and acknowledge the terms set forth in this Form or SIF for this particular Site and will proceed subject to, and in accordance with, the terms and conditions of this SIF and the terms of the Agreement, to which this Form is incorporated by reference.

Signature of Authorized person at Digital River.

Name/ Title:

Date:

Phone: Fax: Email:
4.	For Future Use, Upon Completion of Site/Promo. When the promo is completed and the Site is taken down with only a redirect message being launched, Digital River will complete the following on its copy of the fully signed Form and provide the completed Form to The Symantec E-commerce Site Coordinator no less than three (3) days prior to expiration of the Promo:
a.	Partner Name:

b.	Effective Date of Form under which this Site is initiated: (date)

c.	The actual Promo has completed and no further sales activity is possible as of: (date)

d.	The Site will be completely disabled and a redirect message will be launched as of: (date); and shall continue until: (date)

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Signature of Authorized person at Digital River.

Name/ Title:

Date:

Phone: Fax: Email:

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit M-1
The attached Specifications apply to the Partner Site (name of Partner and date of Form)                                          and shall become part of the Agreement, and are incorporated herein by reference.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT N
Site Testing Standards And Criteria
The Site shall be tested to ensure it is in complete compliance with all the requirements set forth in the Agreement, the SIF, and the Specifications, in accordance with the following standards and requirements (hereafter referred to as “QA”), which standards and requirements may be amended, from time to time, upon mutual agreement by the parties.
1. The Site design and functionality shall be fully tested in QA by Digital River before its own final testing and provided then to Symantec to review and provide feedback on prior to completion of the QA process. All feedback provided by Symantec and the Partner, through Symantec, shall be implemented.
2. The Site and all aspects of any promotion shall then be tested by Digital River to ensure it is in full compliance in terms of design, look and feel and functionality with the relevant final Specifications and the terms and descriptions set forth in the SIF.
3. After QA has been signed off by Digital River and Symantec in steps one and two, then secured access to the Site shall be provided to Symantec, and only as indicated by Symantec, to the Partner, for testing by Symantec and the Partner. This access shall be pursuant to a URL to the server of Digital River, known as the QA server. No one other than Symantec and the Partner shall be able to access the Site at this point in time.
4. Digital River shall also provide testing access to the Site to both Symantec, and the Partner pursuant to Symantec’s instructions, via any promotional process as a test run, such as an e-mail address, coupon or other testing harness that provides authorization access to the secure Site.
5.	Digital River agrees that no less than ten (10) business days shall be allowed for the participation of Symantec and the Partner in the above outlined QA process for the purposes of allowing Symantec and the Partner to test the Site, as indicated above, and to allow at least three (3) business days for Digital River to make any final changes, Corrections and again QA to the Site prior to the Launch Date.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT O
Shipping and Handling Table
Notwithstanding anything to the contrary in this Exhibit, or in the Agreement, * control of how the Symantec Products are shipped, including the carrier used and the freight account charged. In addition, within thirty days after the signing of this Agreement, Symantec will provide Digital River with a master shipping list for use in determining carriers, recommended delivery priorities (ie.; next day, two, air, ground, etc.), and Symantec freight account numbers (the “Master Shipping List”). To minimize shipping costs as much as possible for all Symantec products, Digital River will use best efforts to ship in accordance with the Master Shipping List. Symantec will maintain the Master Shipping List and has the option to revise, or update, the list no more than on a quarterly basis. Notification to Digital River of revisions, or updates, to the Master Shipping List will be controlled by date.
Weight: 1-5 pounds.

					Alaska&
	Lower 48	USPS PRIORITY	Lower 48	USPS PRIORITY	Hawaii
UPS Ground	New 2005	MAIL	New 2005	MAIL	New 2005
Weight LB	Rate	Weight LB	Rate	Weight LB	Rate

1	$7.65	1	$6.95	1	$6.95
2	$8.25	2	$7.95	2	$8.45
3	$8.85	3	$9.95	3	$11.25
4	$9.10	4	$11.75	4	$13.10
5	$9.35	5	$11.95	5	$14.95

					Alaska&
Purolator (Canada Only)			Lower 48		Hawaii
	New 2005	UPS 2nd Day	New 2005	UPS 2nd Day	New 2005
Weight LB	Rate	Weight LB	Rate	Weight LB	Rate

1	$16.10	1	$12.45	1	$17.65
2	$16.50	2	$13.50	2	$19.20
3	$18.50	3	$14.70	3	$20.65
4	$20.50	4	$15.95	4	$22.10
5	$22.50	5	$17.30	5	$23.85

					Alaska&
	Puerto Rico		Lower 48		Hawaii
UPS 2nd Day	New 2005	UPS OVERNIGHT	New 2005	UPS OVERNIGHT	New 2005
Weight LB	Rate	Weight LB	Rate	Weight LB	Rate

1	$17.95	1	$15.10	1	$23.20
2	$19.55	2	$16.10	2	$25.45
3	$21.00	3	$18.05	3	$27.60
4	$22.55	4	$18.95	4	$29.70
5	$24.35	5	$19.95	5	$31.65

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

UPS	CANADA	UPS	S. AMERICA	UPS	EUROPE
INTERNATIONAL	New 2005	INTERNATIONAL	New 2005	INTERNATIONAL	New 2005
Weight LB	Rate	Weight LB	Rate	Weight LB	Rate

1	$21.95	1	32.95	1	$33.95
2	$22.95	2	33.95	2	$36.35
3	$23.65	3	37.45	3	$38.95
4	$23.65	4	38.95	4	$39.95
5	$23.65	5	39.95	5	$40.95

	MIDDLE		JAPAN &
UPS	EAST	UPS	ASIA	UPS	AFRICA
INTERNATIONAL	New 2005	INTERNATIONAL	New 2005	INTERNATIONAL	New 2005
Weight LB	Rate	Weight LB	Rate	Weight LB	Rate

1	$37.45	1	$30.50	1	$47.95
2	$39.45	2	$30.95	2	$57.95
3	$42.95	3	$31.45	3	$64.95
4	$44.95	4	$32.50	4	$72.45
5	$46.95	5	$36.95	5	$81.95

					PUERTO
UPS	MEXICO	UPS	CARIBBEAN	UPS	RICO
INTERNATIONAL	New 2005	INTERNATIONAL	New 2005	INTERNATIONAL	New 2005
Weight LB	Rate	Weight LB	Rate	Weight LB	Rate

1	$24.95	1	$32.95	1	$26.95
2	$26.95	2	$33.45	2	$28.95
3	$29.95	3	$33.95	3	$31.95
4	$30.95	4	$34.95	4	$32.95
5	$31.95	5	$37.45	5	$33.95

UPS	AUST – NZ
INTERNATIONAL	New 2005
Weight LB	Rate

1	$32.95
2	$33.25
3	$33.45
4	$33.95
5	$34.95

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Weight: 6 pounds and higher.

		Purolator (Canada
UPS GROUND			Only
Weight		Weight
LB	DOMESTIC	LB	PRICE

6	$8.95	6	$21.95
7	$9.95	7	$22.95
8	$10.45	8	$23.95
9	$10.75	9	$24.95
10	$10.95	10	$25.95
15	$12.25	15	$36.95
20	$13.95	20	$40.95
25	$15.75	25	$41.95
30	$20.45	30	$42.95
50	$24.95	50	$92.95
70	$28.95	70	$132.95
90	$53.95	90	$165.95
110	$63.95	110	$199.95
130	$72.95	130	$232.95
150	$81.95	150	$267.95
USPS PRIORITY MAIL

Weight LB	Lower 48 States	A & H

6	$15.45	$17.95
7	$16.45	$19.95
8	$16.95	$21.95
9	$17.45	$22.45
10	$19.95	$22.95
15	$26.95	$36.95
20	$33.95	$46.95
25	$40.95	$49.95
30	$42.95	$52.95
50	$76.95	$109.95
70	$103.95	$150.95
90	$134.95	$195.95
110	$162.95	$237.95
130	$189.95	$279.95
150	$219.95	$322.95
FEDEX

Weight				S.		Middle	Japan &				Puerto	AUST –
LB	Domestic	A & H	Canada	America	Europe	East	Asia	Africa	Mexico	Caribbean	Rico	NZ

1	$13.95	$19.85	$19.95	$26.95	$30.95	$35.95	$25.95	$45.95	$19.45	$19.45	$19.45	$25.95
2	$14.95	$21.45	$20.95	$31.95	$34.95	$43.95	$26.95	$52.95	$22.95	$22.95	$22.95	$26.95
3	$16.95	$22.85	$22.95	$36.95	$38.95	$49.95	$30.95	$58.95	$26.45	$26.45	$26.45	$29.95
4	$17.95	$25.45	$24.95	$42.95	$43.95	$54.95	$32.50	$69.95	$29.95	$29.95	$29.95	$33.95
5	$18.95	$25.95	$25.95	$46.95	$45.95	$60.95	$36.95	$70.95	$33.45	$33.45	$33.45	$34.95

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Weight				S.		Middle	Japan &				Puerto	AUST -
LB	Domestic	A & H	Canada	America	Europe	East	Asia	Africa	Mexico	Caribbean	Rico	NZ

6	$20.45	$29.95	$27.95	$58.95	$46.95	$62.95	$43.95	$82.95	$36.95	$36.95	$36.95	$41.95
7	$21.95	$30.45	$28.45	$59.95	$47.95	$66.95	$45.95	$88.95	$40.45	$40.45	$40.45	$42.95
8	$22.95	$30.95	$28.95	$60.95	$50.45	$70.95	$47.95	$89.95	$43.95	$43.95	$43.95	$44.95
9	$24.45	$31.45	$29.45	$61.45	$54.95	$74.95	$50.45	$90.95	$47.45	$47.45	$47.45	$45.45
10	$25.95	$31.95	$29.95	$61.95	$56.95	$78.95	$50.95	$91.95	$47.95	$49.45	$43.95	$45.95
15	$30.95	$46.95	$43.95	$120.95	$65.95	$82.95	$62.95	$140.95	$60.45	$61.45	$54.45	$80.95
20	$34.95	$48.95	$46.95	$123.95	$89.95	$136.95	$93.95	$170.95	$83.45	$83.45	$61.95	$87.95
25	$38.95	$50.95	$47.95	$124.95	$90.95	$154.95	$98.45	$172.95	$86.95	$86.95	$68.45	$88.45
30	$43.55	$51.95	$48.95	$125.95	$92.95	$174.95	$98.95	$174.95	$88.95	$88.95	$74.95	$88.95
50	$61.95	$103.95	$117.95	$365.95	$192.95	$240.95	$184.95	$378.45	$129.45	$199.45	$107.95	$241.95
70	$81.95	$143.95	$141.95	$468.95	$252.45	$319.95	$241.95	$488.95	$155.95	$258.95	$149.95	$319.95
90	$106.25	$186.95	$164.95	$556.95	$311.95	$398.45	$298.95	$603.95	$176.95	$313.45	$192.95	$398.95
110	$127.45	$228.95	$193.95	$632.95	$375.45	$476.95	$359.95	$725.45	$204.95	$372.95	$235.95	$476.95
130	$149.95	$268.95	$228.95	$714.95	$441.95	$555.95	$423.95	$854.95	$240.95	$437.95	$277.45	$555.95
150	$172.95	$308.95	$263.45	$799.95	$506.45	$635.45	$484.95	$983.95	$276.95	$502.95	$319.95	$635.95

Latin America	See table below
Shipping Locations for Packaged Symantec Products Purchased through the Puerto Rico and the Caribbean Sub-site
Anegada (British virgin Islands)
Anguilla
Antigua and Barbuda
Aruba
Bahamas
Barbados
Belize
Bermuda
Bonaire
Bonaire (Netherlands Antilles)
Cayman Islands
Curacao
Curacao (Netherlands Antilles)
Dominica
Dominican Republic
French Guiana
Shipping Locations for Packaged Symantec Products Purchased through the Puerto Rico and the Caribbean Sub-site (Continued)
Grenada
Guadeloupe

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Guyana
Haiti
Jamaica
Martinique
Montserrat
Puerto Rico
Saba (Netherlands Antilles)
Saint Eustatius (Netherlands Antilles)
St. Croix (US Virgin Islands)
St. John (US Virgin Islands)
St. Kitts and Nevis
St. Lucia
St. Maarten (Netherlands Antilles)
St. Martin
St. Thomas (US Virgin Islands)
St. Vincent and the Grenadines
Suriname
Tortola (British Virgin Islands)
Trinidad and Tobago
Turks & Caicos Islands
Virgin Gorda (British Virgin Islands)
St. Christopher

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT P
Product
Text of message to be provided to Customers prior to downloading Try/Buy Symantec Products:
“Please fill out all fields below, and press submit. Our server will then send you a confirmation email to verify your email address. Download instructions will be contained in this email.
First Name:
Last Name:
Country:
Email:
Please note: By confirming your email address and downloading this file, you are signing up to receive periodic follow up emails from us. Any emails we send you will contain unsubscribe information, and you may opt-out of future emails at any time.”

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT Q
URL Structure Requirements
1.	In order for Symantec to effectively use the Fireclick Technology, as well as certain search engine optimization services, it is necessary for Symantec URLs to follow the below requirements. As a result, Digital River will ensure that all Symantec URLS meet the below requirements.
2.	Examples of Symantec STORE URLs that are unacceptable:

*

*
3.	Examples of STORE URLs, outside of Symantec, that are acceptable:

http://www.macromedia.com/cfusion/store/index.cfm?store=OLS-US

http://www.macromedia.com/cfusion/store/index.cfm?store=OLS-US#view=ols_prod&loc=en_us&store=OLS- US&category=/Software/Development/StandAlones/Captivate&distributionMethod=FULL
4.	Examples of Symantec CORP URLs that are acceptable:

http://www.symantec.com/small_business/products/detail/requirements.jsp?cat_id=1030&prod_id=6001

5.	As a general matter, after “.com” Symantec requires consistent and clean variables. The below are provided solely as examples – and do not cover all possible variables that Symantec does not want included in its URL structures. If in doubt regarding whether or not a particular variable is acceptable, Digital River will confirm with either of the Primary Contacts listed in Exhibit X prior to the inclusion of such a variable.

Sat 1 Sat 2 V2 Ec_Main_Entry SP=10007 V5=31033611 &S1= &S2= &S3= &S4= &S5= &V2= &V3= &V4= &DSP= 0&CUR=840 &PGRP=0 &CACHE_ID=0

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT R
Symantec Products and List Prices
The Symantec Products consist of Consumer Symantec Products, attached hereto as Exhibit R-1, Enterprise Symantec Products and attached hereto as Exhibit R-2.
The scope of this Agreement covers operations of the worldwide stores, with exception of Japan and other yet to be determined emerging markets, for the sale of new products, upgrades of existing products and renewals of 2006 and later products.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit S
Customer Support Services
For so long as Digital River is responsible for Customer Service within a particular region, this Exhibit S shall govern Digital River’s Customer Support Services within that region.
1. Customer Support Services. English language Customer support services to Customers through a toll-free telephone number in North America on a 24 X 7 X 365 basis, and by email in the following languages: French, German, Italian, Swedish, Spanish, English, Portuguese, Dutch, and French Canadian. With respect to the Customer support services to be provided by Digital River hereunder, Digital River shall meet the metrics and staffing requirements set forth on Exhibit B hereto. In the event Symantec desires to change the support services that Digital River is to provide hereunder, the Parties shall mutually agree to any such changes. Specific Customer support services to be provided by Digital River are set forth below:
a.	Answer inquiries regarding order transactions and status by e-mail and/or telephone.

b.	Answer End Users’ e-mail inquiries.

c.	Respond to failed credit card transactions inquiries.

d.	Process Internet and telephone orders with all payment options listed in Exhibit E

e.	Respond to failed download inquiries.

f.	Respond to order disputes and billing questions.

g.	Answer pricing questions.

h.	Resolve authentication problem inquiries.

i.	Respond to subscribe and unsubscribe requests from Customers regarding broadcast e-mail messages on product upgrades and updates, online technical notes, and newsletters and promotions that are sent by Digital River.

j.	Respond to return and refund credit requests in accordance with the policy set forth in the applicable Symantec Product EULA.

k.	Include Symantec in Digital River’s Chat Support beta program (or the equivalent thereof in the event of a name change) at no additional cost to Symantec.
2.	Online Support. Digital River will also provide the following online support:
     a. To End Users. Digital River shall (x) permit End Users to subscribe and unsubscribe from physical and electronic communications in a real-time, web-based interface and (y) provide End Users the ability to review their order status online on a real-time basis for electronic orders, and within 90 minutes during normal business hours for other orders.
     b. To Symantec. Digital River shall provide Symantec with secure online access to Digital River’s order information on a worldwide, 24 X 7 X 365 basis. Such order information shall include but not be limited to

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

identification of the product(s) ordered and shipping information.
3. Maximum Customer Service Expense. As provided in this subsection, Symantec shall reimburse Digital River to the extent its total Customer Service Expense in a given month exceeds * percent (*%) of Net Sales for such month, as calculated on a monthly basis and average for the quarter. “Net Sales,” for purposes of this subsection, shall mean Digital River’s actual gross receipts from distribution of the Symantec Products in the Territory, less returns and related tax and shipping costs. Digital River’s “Customer Service Expense” for a given month shall be calculated as: (i) Digital River’s Internal Customer Service Costs, plus (ii) the actual charges from third party providers used by Digital River to meet its Customer service obligations under this Agreement, provided that Symantec has previously approved in writing the arrangements (including rates charged) made between Digital River and any such third party provider, plus (iii) the actual cost to Digital River for use by Symantec Product Customers of the toll free and toll share telephone numbers for Customer support, if applicable, less (iv) the portion of the total Customer Service Expense relating to downtime of the Storefront, latency or intermittent order processing issues on the Storefront less returns, or corruption of Try/Buy or ESD products (calculated by adding the Internal Customer Service Costs and actual third party provider charges for all calls and emails received relating to those types of issues). “Internal Customer Service Costs” shall be the sum of the following amounts: (i) * per minute for each Customer service phone call received in Digital River’s North America Customer service center (currently in Eden Prairie, Minnesota), (ii) * per e-mail support request received and answered in Digital River’s North America Customer service center and (iii) * per email support request received and answered in Customer support sites outside of the United States, or * total for all such email supports requests answered, whichever amount is greater. No later than the tenth day of each month, Digital River will invoice Symantec for any amounts that may be due hereunder as set forth in Section G(4) hereof, and will concurrently provide Symantec with detailed reporting indicating the calculation of the Customer Support Expense. In the event of any disputes relating to the amounts owed by Symantec to Digital River hereunder, the Parties will mutually resolve such disputes.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT T
Purchase Order Format

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit U
List of SubSites
Sites to be shut down:
Inactive Sites—Partnerships team to work with DR to close down

Dealer	Affiliates / Partner
27940	Symantec Brightmail
34175	Symantec Bell South
41168	Symantec Telewest
41187	Symantec BTOW for Business
41188	Symantec BTOW for Consumers
42665	Symantec NEC
43365	Symantec Tiscali UK
46205	Symantec Tiscali Germany
46206	Symantec Tiscali France
46207	Symantec Tiscali Italy
46208	Symantec Chello
49887	Symantec Cojeco
49951	Symantec Cojeco French
49995	Symantec Netbank
49996	Symantec MSN Germany
49992	Symantec Tiscali Belgium Nederland (NL)
49993	Symantec Tiscali Belgium French (FR)
53297	Symantec CMIT
49929	Symantec Westpak???
49930	Symantec HSBC
tbd	Symantec Westpak (Pacific)
tbd	Symantec HSBC (Pacific)
49936	Symantec EPPP 10%
49937	Symantec EPPP 20%
49938	Symantec EPPP 30%
49939	Symantec EPPP 40%
49941	Symantec PartnerNet

OEMs
49946	Symantec Snap
49947	Symantec Evesham
49948	Symantec Watford
49947	Symantec Evesham
49948	Symantec Watford

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Active Sites
Download Sites:
•	Yahoo! NIS 30-day in U.S.

•	Yahoo NIS 60-day in FR

•	Yahoo NIS 60-day in GE

•	Yahoo NIS 60-day in IT

•	Yahoo NIS 60-day in SL

•	Adobe NIS 60-day in U.S.

•	Adobe NIS 60-day in FR

•	Adobe NIS 60-day in GE

•	Adobe NIS 60-day in JPN (hosted by SBT)

•	Accoona NIS 60-day in U.S.

•	Fidelity NIS 90-day in U.S.

•	TD Bank NIS, NAV, NPF In EN and FR

•	E*trade NIS 60-day in U.S.

•	Telstra NIS 60-day only APAC

•	Google NAV 05 special edition in 12 languages

•	Wayport
Additional Partner Pages
•	La Caixa

•	Nokia

•	Generic SMB Renewal Site

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Affiliate/Partner Sites

26492	Symantec Yahoo
49949	Symantec TD Bank
49265	Symantec Earthlink
49953	Symantec Fidelity
49931	Symantec OCSP 10%
49932	Symantec OCSP 20%
49933	Symantec OCSP 30%
49934	Symantec OCSP 40%
49935	Symantec SBC (used to be Partner Net)
OEM
Sites

37771	Symantec Generic
38512	Symantec HP Mobile
38612	Symantec Compaq
38613	Symantec Gateway
38614	Symantec Sony
38674	Symantec Micron
38872	Symantec Dell
40586	Symantec HP CPC
43485	Symantec eMachines
43486	Symantec Intel
47925	Symantec Scientific Atlantic
48146	Symantec Lynksys
48405	Symantec Sony Europe UK
48406	Symantec Sony Europe Germany
48407	Symantec Sony Europe France
48408	Symantec Sony Europe Italy
49950	Symantec Toshiba America Info Systems
49952	Symantec HP BPC
49950	Symantec Toshiba America Info Systems
49952	Symantec HP BPC

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     Host Metro

50905	Symantec Metropolis — Consumer Products (including multi-user packs)
50906	Symantec Metropolis — VLP-Media Media Packs, License products, and Maintenance for License products
50907	Symantec Metropolis — Maintenance for Multi User Packs (for small biz)
     Host Legacy

6715	Symantec Corp
35335	Symantec VLP and Media Packs Retail
27687	Symantec Maintenance Products
     Dealer Metro

49997	Symantec Metropolis — Home/Home Office
49998	Symantec Metropolis — Small Biz
49999	Symantec Metropolis — Enterprise
51185	Symantec Metropolis — Government — Enterprise
51186	Symantec Metropolis — Government — Small Business

Dealer	North America
27674	Symantec US
27677	Symantec Canada — English
27678	Symantec Canada — Francais
42305	Symantec Call Center
69059	Symantec Free Trial Program

Dealer	EMEA
27679	Symantec Deutschland
27680	Symantec Nordic
27681	Symantec France
27682	Symantec Italia
27683	Symantec Nederland
27684	Symantec Euro
27685	Symantec UK
27686	Symantec Middle East
41185	Symantec Espana
49465	Symantec Norway
49466	Symantec Sweden
49467	Symantec Denmark
49468	Symantec Finland

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Dealer	APAC
27688	Symantec Asia Pacific (English)
symantkr	Symantec Korea (Pacific)
symanhk	Symantec Hong Kong (Pacific)
symantw	Symantec Tawain (Pacific)
72709	Symantec South Asia
symantch	Symantec China

Dealer	LAM
27675	Symantec America Latina
27676	Symantec Brasil
41186	Symantec Puerto Rico
49970	Symantec Puerto Rico HHO
49971	Symantec Puerto Rico SMB
49972	Symantec Puerto Rico ENT

Dealer	Affiliates / Partner
26492	Symantec Yahoo
27940	Symantec Brightmail
34175	Symantec Bell South
41168	Symantec Telewest
41187	Symantec BTOW for Business
41188	Symantec BTOW for Consumers
42665	Symantec NEC
43365	Symantec Tiscali UK
46205	Symantec Tiscali Germany
46206	Symantec Tiscali France
46207	Symantec Tiscali Italy
46208	Symantec Chello
49887	Symantec Cojeco
49951	Symantec Cojeco French
49949	Symantec TD Bank
49995	Symantec Netbank
49996	Symantec MSN Germany
49992	Symantec Tiscali Belgium Nederland (NL)
49993	Symantec Tiscali Belgium French (FR)
53297	Symantec CMIT
49265	Symantec Earthlink
49953	Symantec Fidelity
49929	Symantec Westpak
49930	Symantec HSBC
tbd	Symantec Westpak (Pacific)
tbd	Symantec HSBC (Pacific)
49931	Symantec OCSP 10%

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

49932	Symantec OCSP 20%
49933	Symantec OCSP 30%
49934	Symantec OCSP 40%
49935	Symantec SBC (used to be Partner Net)
49936	Symantec EPPP 10%
49937	Symantec EPPP 20%
49938	Symantec EPPP 30%
49939	Symantec EPPP 40%
49941	Symantec PartnerNet

Dealer	Subscriptions
40405	Symantec English Subscriptions
40406	Symantec German Subscriptions
40407	Symantec French Subscriptions
40408	Symantec Italian Subscriptions
40409	Symantec Nederlands Subscriptions
49886	Symantec Chile Subs

Dealer	OEMs
37771	Symantec Generic
38512	Symantec HP Mobile
38612	Symantec Compaq
38613	Symantec Gateway
38614	Symantec Sony
38674	Symantec Micro
38872	Symantec Dell
40586	Symantec HP CPC
43485	Symantec eMachines
43486	Symantec Intel
47925	Symantec Scientific Atlantic
48146	Symantec Lynksys
48405	Symantec Sony Europe UK
48406	Symantec Sony Europe Germany
48407	Symantec Sony Europe France
48408	Symantec Sony Europe Italy
49946	Symantec Snap
49947	Symantec Evesham
49948	Symantec Watford
49950	Symantec Toshiba America Info Systems
49952	Symantec HP BPC

Dealer	I-Store
48125	Symantec I-Store

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

49925	Symantec Germany i-Store
49926	Symantec Italy i-Store
49927	Symantec France i-Store
49928	Symantec Nederland I-Store
57578	Symantec iStore Enterprise Admin Products
49992	Symantec iStore SMB
49993	Symantec iStore ENT
49942	? — Amy istore copy 9/27/05
49943	? — Amy istore copy 9/27/05
Atlantic Pacific SID Nitro Mapping SIDs

49990	49990 Symantec Hong Kong English <Nitro Mapping SID>
Additional Sites not mentioned above:
•	50727 Metro Shared Shopping Cart (this site is used for reporting purposes only, sales from 49997-49999 funnel into this site after nightly processing)

•	69559 Metropolis – Small Biz iStore

•	symanlam Puerto Rico (these are the new Pacific LAM sites that are scheduled to launch shortly)

•	symanbr Brasil

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit V
Destruction of Obsolete or Defective Product
Digital River Destruction Process:
1.	Schedule. Digital River will destroy obsolete and/or defective product a minimum of twice a year.

2.	Notification. The Symantec GOS Operations Specialist will notify Digital River’s warehouse which products need to be removed from the warehouse.
a.	The Symantec GOS Operations Specialist will review the most current stock status report and highlight which products are discontinued and need to be destroyed.

b.	Once the destruction list has been completed – the Symantec GOS Operations Specialist will send the list to the Symantec Regional Storefront Managers for their approval.

c.	Once the Symantec Regional Storefront Managers have approved, the Symantec GOS Operations Specialist will send Digital River the finalized list of Symantec products to be destroyed.
3.	Preparation. Digital River will prepare the discontinued products for destruction.
a.	Digital River’s warehouse will comply with the destruction list sent by the Symantec GOS Operations Specialist and pallet all obsolete, damaged and discontinued products.

b.	Digital River will add any damaged products to the destruction list and send the list back to the Symantec GOS Operations Specialist for review and approval.
4.	Final Approval. Symantec Regional Storefront Managers and the Symantec GOS Operation Specialist must approve Digital River’s updated destruction list before the subject products can be removed from the warehouse and destroyed.

5.	Deadline. Digital River has thirty days from the final approval date to remove and destroy the products.

6.	Subcontracting. Digital River may subcontract the actual destruction of the product so long as: (i) Digital River subcontracts to a pre-approved Symantec Destruction Provider; (ii) Digital River represents and warrants that the subcontractor’s performance hereunder will comply with all terms and conditions of this Exhibit and the Agreement, as applicable; (iii) Digital River will be fully responsible for the performance of the subcontractor under the terms of this Exhibit and the Agreement and shall remedy any noncompliance thereunder; and (iv) any failure regarding an obligation under this Exhibit or the Agreement belonging to Subcontractor will be considered Digital River’s failure under the Exhibit or the Agreement.
a.	The subcontractor will provide Digital River with a certificate of destruction.

b.	This certificate will then be sent to the OSG RMA team.
7.	Certifications. See the Attachment 1 to this Exhibit V for the certificates that Digital River will need to provide to the Symantec OSG RMA team after it has gathered all products that need to be destroyed.
Digital River – One off destruction process
Occasionally Digital River will need to destroy one product at a time. When this occurs Digital River will complete the form found on Attachment 2. This form will be sent to the GOS Operation Specialist. During this process Digital River will destroy the product on site.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Attachment 1
Field Destruction Certificate
     By signing below, Digital River agrees that they have taken the necessary steps to delete and destroy the obsolete Symantec Products described in the table below in full compliance with the required process outlined in the Agreement and Exhibit.
     Digital River warrants and represents that the final quantities of product that were destroyed by title are as follows:

Total Quantity
Product Name	Version Number	Destroyed	Date Destroyed

Digital River certifies that the person signing below is a duly authorized signatory with full authority.
Digital River Contact Information

Name:

Title:

Date:

Signature:

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Attachment 2
Certification of Software Destruction
By signing below, the Digital River agrees that they have taken the necessary steps to delete and destroy the obsolete software described in the table below in full compliance with the required process outlined in the Agreement and Exhibit V.
Digital River warrants and represents that the final quantities of product that were destroyed by title are as follows:
Digital River certifies that the person signing below is a duly authorized signatory with full authority.

Date Received	Product Name/Version #	Qty	Reason

Digital River certifies that the person signing below is a duly authorized signatory with full authority.
Digital River Contact Information

Name:

Title:

Date:

Signature:

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT W
Symantec Policy:
Refunds Requested More than Sixty Days from Purchase
For so long as Digital River is responsible for Customer Service aspects of Refunds within a particular region, this Exhibit W shall govern Digital River’s conduct with regard to Refunds within that region.
1.	Refunds Requested More than Sixty Days from Purchase.
a.	Policy. Symantec’s policy is to refuse refunds when a refund is requested more than sixty (60) days from purchase. Nonetheless, Symantec understands that exceptions should be considered in some circumstances. Digital River must always initially deny refund requests that are made after sixty (60) days of purchase; however, in the event of customer escalation, exceptions can be made for the following reasons:
i.	Processing error by Digital River;

ii.	Faxed LOD “not received” by Digital River;

iii.	Duplicate order with Digital River (Purchases made with other resellers do not qualify);

iv.	Other Symantec Support Partner Recovery Case involving a Digital River order.
b.	Other Exceptions. Other exceptions will be considered upon request, as necessary. Requests must be communicated to the Digital River Symantec Account Liaison, who will request further approvals from Symantec’s Global Online Sales Customer Support Manager.

c.	Refunds Requested More than Ninety Days from Purchase. Refunds requested more than ninety (90) days from purchase are not to be processed without prior approvals from Symantec’s Global Online Sales Customer Support Manager.
2.	SMB/License/Maintenance/Appliance Refund Requests.
a.	Policy. Symantec’s policy is to refuse refunds when a refund is requested returned more than sixty (60) days from purchase. Nonetheless, Symantec understands that exceptions should be considered in some circumstances. Digital River must always initially deny SMB/License/Maintenance/Appliance refund requests that are made after sixty (60) days of purchase; however, in the event of customer escalation, exceptions can be made for the following reasons:
i.	Processing error by Digital River, including customer not being told during phone order that the order is non-refundable;

ii.	Customer ordered wrong product, and wishes to get refund and reorder the correct product;

iii.	Duplicate order with Digital River (Purchases made with other resellers do not qualify);

iv.	Other Symantec Support Partner Recovery Case involving a Digital River order.
3.	Installation Hard/Soft Count Reset Requests. Digital River is to approve and process all Hard/Soft Count Reset requests made by customers until further instruction from Symantec. Digital River Agents are to notify the Digital River Symantec Account Liaison with customer information if an account is suspect to abuse – more than three (3) reset requests will be considered by DR as suspected abuse. The Digital River Symantec Account Liaison will provide suspected abuse cases and reset statistics to Symantec’s Global Online Sales Customer Support Manager.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit X
Customer Support Transition Schedule
In each region set forth below, the Parties will continue to operate under the terms of the Direct Marketing Outsourcing Agreement with an Effective Date of August 19, 2002 until the responsibility for Customer Service has transferred from Digital River to Symantec pursuant to the Customer Support Transition Schedule and the terms of this Agreement.
Transition Dates
The following are the initial dates on which transition of responsibility for Customer Service will move from Digital River to Symantec. The transition of responsibility will occur over a period of time not to exceed two weeks, at which point Symantec shall be 100% responsible for Customer Service within the listed region.
July 1
•	APAC English

•	LAM

•	Swedish

•	APAC DBCS Countries
July 15
•	Japan OEM
August 1
•	EMEA English

•	EMEA Languages — Dutch, German, Spanish, French, Italian

•	French Canada

•	(Japan other)
August 15
•	NAM English
September
•	Hebrew and Polish (Point to EMEA English on August 1)
October
•	Danish Norwegian Finnish (Point to EMEA English on August 1)
Phone Changes (numbers/IVR)
As each language/country support is moved from Digital River to Symantec, Symantec will modify the Customer contact information to point to Symantec. When this change is done the only Customers Symantec should have contacting the phone numbers at Digital River will be legacy Customers, meaning those who have stored the Digital River Customer Service phone number. After the Customer Service transition of responsibility period ends for a given region, Digital River will refer all Customers from that region, including legacy Customers, to Symantec.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Where technically possible, Digital River will provide messaging at their telecom provider giving the appropriate Symantec phone number. Digital River will provide monthly reports of traffic for NAM to these numbers so Symantec can determine the appropriate time for the numbers to be discontinued. If Digital River is not able to do this, then Digital River will message appropriately on their IVR systems to give the new contact information. There will be no additional fees for the first thirty (30) days for Digital River to maintain telecom or IVR standard Customer facing automatic announcement messaging. Digital River will update IVR systems only after communicating with Symantec Support for approval. Unless Symantec provides localized IVR scripts, such communications will be in English. After the initial thirty (30) days, these lines will be, at Digital River’s sole discretion, either disconnected or repurposed within Digital River.
Email Changes (Online Contacts)
Symantec wishes to change the current Digital River auto-response email system. The current experience for Customers who contact Digital River online is that they fill out an online form; and are then sent an auto-response from the system with a list of possible generic solutions. If the Customer question is not answered by the auto-response, there is a link in the email that the Customer can click on and then their issue is put into the queue for agent response. Digital River agents are currently responding to these Customers while they are assisting Customers on the phone. Digital River will continue to use the auto-response functionality for replying to emails from Customers to Digital River that arrive in response to those emails generated by the ecommerce system. Digital River will redirect such Customers to Symantec Customer Service links. Symantec will either use the auto-response system at their partners, or will allow direct Customer contact. The maintenance of the Digital River auto-response system would require either another point of integration or a process for Symantec to request that Digital River update these, either of which would lead to a larger maintenance issue. In the event Symantec determines that this is still a course of action Symantec would like to pursue, Digital River will be prepared to address this for Symantec dependent upon system functionality due to internal tool enhancements or replacement that may limit external access outside of Digital River’s systems. Digital River will have no obligation to make any further refinements to the Symantec auto-response system without further consideration from Symantec, and an appropriate SOW or Amendment reflecting the same.
Symantec will still have legacy Customers that will have stored the email contact information. There are also some back office items that will remain at Digital River that require them to email Customers with potential contact information. If the response to these customers is an automatically generated response there is no work to be performed by Digital River, *. If Digital River performs work in connection with such customers, then such work will be performed at the Customer Service Rate or the Consulting Rate, depending on which Digital River personnel perform such work..
Online Support Experience (Web/Content)
Symantec is currently developing a new customer service online experience. This new site will be designed to support current customers (no matter who sold the Symantec products to that customer) as well as the Digital River Customers. Symantec intends to have a single experience for all customers. Symantec does not yet have dates for this to be complete or localized, so as a short term solution Symantec will use the Digital River sites that currently exist and redirect those who chose the contact option to the Symantec landing page that provides Symantec customer service contact options. As the new Symantec support pages are brought online, Symantec will send them for review by the regions to ensure that the pages maintain regional specific content.
Digital River will maintain the self-support options that they currently provide such as eLOD (electronic letter of destruction used by Customers to request refunds) and order look-up. Symantec will work with Digital River to address look and feel from the Symantec site to the Digital River site. These will still be hosted on the Digital

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

River side. If Symantec so requests, the Dedicated Team may be assigned to revise the Digital River hosted pages to mimic the look and feel of the new Symantec customer service online experience.
Digital River will continue hosting the support pages, as well as provide a mechanism for making any changes to the pages as determined to be necessary by Symantec. Changes shall be completed by the Dedicated Team.
Symantec will localize, at its sole expense, any Customer facing support documentation.
Back Office Activities
Digital River will provide Symantec access to any customer service tools, systems or technologies to which Digital River has access, and to any modifications and/or enhancements to such tools, systems or technologies that Digital River makes available. If there are separate tools, systems or technologies for the Altantic Pacific platforms, then Digital River will make all such items available to Symantec; provided that if Symantec desires that Digital River combine such tools into a single offering, then the Parties will mutually agree upon the appropriate compensation, if any, for such efforts.
Symantec agents use an escalation form to have Digital River access financial information and address Customer issues such as check status and refund of a manual payment option (ELV, Check, Wire Transfer). Symantec also has direct access to some data, though it may have gaps in areas such as check status (i.e., actual receipt or processing status) and credit card status (i.e., billed vs. incomplete). Symantec will use commercially reasonable efforts to eliminate the bulk of Symantec’s dependence on Digital River for back office activities by moving to Symantec through rights in the current tool as well as access to the payment processor (Global Collect). Until this is completed, Digital River will provide ongoing support to Symantec to manage the third party relationships they own, training, updates of material as well as account management at the Customer Service Rate. Digital River will also maintain staffing to handle escalations through the Digital River process at the Customer Service Rate when Symantec is unable to use functions within the third party tools. As requested, Digital River will act as a liaison between Symantec, Netfulfilment, DSS and Global Collect. Where tool transitions are not available, Digital River will assist with ongoing escalations at the Customer Service Rate.
Digital River will respond to requests for back office support within one business day, including fraud escalations that are not able to be handled by Symantec, either due to technical issues, or access issues. Based on the issue, if resolution is determined to take more than 24 hours, Symantec will be promptly told of the anticipated resolution time. This will also include limitations as a result of tools access, or access limitations. Symantec will use its business escalation path for any items that have been open for an unreasonable period time. Symantec will use its business escalation path for any items that have been open for an unreasonable period time.
Digital River will continue to support Symantec Support and Partners through the escalation forms and will respond within one business day to all requests. If Digital River cannot meet this commitment on any given item it will communicate this to Symantec within that period.
Tools
DRCC
Digital River will continue to support DRCC and functionality for Symantec Support agents. This will include bug fixes, performance issues and any new functionality required to support Digital River/Symantec Customers.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Symantec Support order tool
This is the order tool that was developed for Symantec support agents and partners to allow for order taking. Digital River will make changes requested by Symantec via the Dedicated Team and through a SOW, in order to accommodate the ability for agents to place orders. Digital River will respond to Symantec inquiries on critical issues within one business day.
Netfulfilment
Digital River will make available a tool to Symantec which Symantec may view a Customer’s shipping status. Digital River will use best efforts to maintain this access for Symantec support and partners. Digital River will provide Symantec access to any tools, systems or technologies to which Digital River has access, and to any modifications and/or enhancements to such tools, systems or technologies,         , as long as there is appropriate security in place so that only Symantec business can be seen (this is currently read only and Symantec only).
DSS
Digital River will make available a tool to Symantec via which Symantec, as well as Symantec’s support partners, may view a Customer’s shipping status. Digital River will use best efforts to maintain this access for Symantec support and partners. Digital River will provide Symantec access to any tools, systems or technologies to which Digital River has access, and to any modifications and/or enhancements to such tools, systems or technologies, as long as there is appropriate security in place so that only Symantec business can be seen (this is currently read only and Symantec Only)
Global Collect
Digital River will make available a tool to Symantec via which Symantec may view a Customer’s manual payment method status. Digital River will use best efforts to maintain this access for Symantec support and partners.
Tools Training
As tools are updated or changed, Digital River will provide, at the Customer Service Rate, training documentation to Symantec Support a minimum of three weeks prior to launch. When it is a Digital River developed tool Symantec will also require a UAT (User Acceptance Testing) to be included during that same time period.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT Y
DRM Requirements and ESD Platform
DRM REQUIREMENTS
1.	Posting Services. Vendor shall provide the following posting services:
a.	Posting Process. Upon receiving an updated Symantec Product list containing a new Symantec Product, Vendor will retrieve the non-Commerce enabled Purchase First and Try/Buy Symantec Products and related collateral, including the product executable, product description, thumb nail and box shots, from * site. Vendor will Commerce Enable the Symantec Products for Purchase First sale, and for Try/Buy download and subsequent sale, from the *. Vendor will perform all necessary quality assurance to ensure that the Purchase First and Try/Buy Symantec Products can be successfully purchased at the correct price, and that the product can be successfully downloaded and installed. Following receipt of an updated Symantec Product list containing a new Symantec Product, Vendor shall Commerce Enable, test, and post the Purchase First and Try/Buy version live for sale on the * within * business days. Vendor will also perform the following.
i.	Commerce enablement. Vendor shall commerce enable Symantec Purchase First and Try/Buy products in appropriate localized languages.

ii.	Merchandising. Symantec will have final approval regarding not only the merchandise space and content, but also all confirmation procedures, to be presented to End Users during downloads. Symantec’s approval will not be unreasonably withheld or delayed.

iii.	Other Services. At Symantec’s request and pursuant to the terms of a separate SOW mutually agreed upon by the Parties, Vendor shall provide commerce enabling services for Try/Buy products to be distributed directly by Symantec or its partners.

iv.	Licensing and Entitlement Integration. Pursuant to the terms of the Agreement, Vendor will perform the Licensing and entitlement Integration, which will include any and all later versions and updates to the Symantec Licensing and Download Manager Technology. Vendor agrees to design, develop, launch, operate and maintain the Symantec Licensing and Download Manager Technology as provided herein and in the Agreement.
b.	Technology Integration.
i.	Set-up. Symantec and Vendor will mutually create and agree upon timelines and specifications for integration of the Symantec Licensing and Download Manager Technology into the Vendor systems.

ii.	Integration and implementation of Symantec Licensing and Download Manager Technology. Vendor shall integrate, implement and maintain the Symantec Licensing and Download Manager Technology at Vendor’s operations sites according to Symantec’s specifications as agreed upon by both Parties and pursuant to the quality assurance testing requirements of Symantec, as provided to Vendor by Symantec, from time to time, which are subject to change in Symantec’s sole discretion. Such Integration of Symantec Licensing and Download Manager Technology must:

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

a.	Comply with Symantec’s guidelines, specifications (as agreed to by the Parties), security and development requirements for the Taiwan Stores, as previously provided to Vendor, and as updated by Symantec;

b.	Contain all features, including operational, graphical components, and as otherwise indicated in the specific specifications that comprise the “look and feel” of the Licensing Technology; and support all languages, currencies, and payment options available on the Direct Store globally. Any future customization requests after the final acceptance signoff and any changes to the completed work product that are required due to Symantec’s changed quality assurance, security or development requirements which were provided by Symantec after the completion of the work product may require additional development, as mutually agreed upon by the Parties, and as evidenced by an executed amendment to this Agreement or separately executed SOW and shall be billed at the lesser of: (a) an amount agreed upon by the parties; or (b) * dollars an hour (the “Billing Rate”).
iii.	Collaboration and Customization. During the integration and implementation process, Vendor and Symantec will collaborate on the integration, implementation, and look and feel of such in the use of the Symantec Licensing and Download Manager Technology. Such customization shall include, but not be limited to, the Customer experience (front end purchase process), security and commerce integration (back end purchase process) for the Symantec products that are commerce enabled. Any future customization requests after the final acceptance signoff may require additional development, as mutually agreed upon by the Parties, and as evidenced by an executed amendment to this Agreement or separately executed SOW.

iv.	Symantec Review and Testing. During Vendor’s integration with Symantec’s Licensing and Download Manager Technology and related QA testing, Vendor will permit Symantec to review and conduct live testing of the code as often as it deems reasonably necessary in its sole discretion. Upon Vendor’s completion of the integration of the purchase process components using the Symantec Licensing and Download Manager Technology, Symantec will have final review and testing of the purchase process using before the commerce enabled Symantec product goes live for Customer use on the Direct Store. If Symantec requests changes to be made, Vendor will make such changes and re-submit such changes to Symantec by no later than the next business day. Any changes that deviate from the original Work Request Specification will be subject to additional development, as mutually agreed upon by the Parties, and as evidenced by an executed amendment to this Agreement or separately executed SOW, billed at the Billing Rate. Symantec will have up to * business days to re-review and test the final commerce enabled product, and will notify Vendor of any additional changes required or of its acceptance of the final work product by the end of such period. The procedure set forth in this Section will be repeated until Symantec accepts the final commerce enabled product, consisting of the Symantec Licensing and Download Manager Technology as fully integrated and implemented by the Integration process, in writing. Upon receipt of written approval, Vendor shall launch the final commerce enabled product within * (the “Launch Date”).

v.	Sub-site Launch. Vendor shall launch the final commerce enabled product to the public no later than * following receipt of Symantec’s written acceptance. Vendor shall launch and maintain the final commerce enabled product that integrated with the Symantec Licensing and Download Manager Technology as soon as is reasonably possible.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SOLS Overview
• This document gives an overview of the SOLS (Symantec Online Licensing System) platform, including system components, functions, general flows, and integration with Symantec backend systems.
• There are two main types of E-Commerce models – ESD (buy before you try) and Trialware (try before you buy). The first part of this document discusses the simpler, ESD case. The second part discusses the Trialware case.
• The SOLS platform allows E-Commerce and other partners to offer Symantec consumer security products to their customers. Partners handle the business relationship with their customers, and the SOLS platform handles the secure download of products.
SOLS System
• There are * main aspects of the SOLS system:
*
Terms

Term	Definition

SOLS	Symantec Online Licensing System

EBE	Entitlement Backend

ESD	Electronic Software Distribution. Buy before you try (ecommerce). User pays, downloads, and installs software.

Trialware	Try before you buy. User downloads software, installs, runs for a trial period, and then purchases a license for the software. Software is turned into a fully functioning product.

Activation	Process of unlocking the software after purchase. This can either be automatic (in the case of ESD and Trialware) or manual where the user will have to enter an Activation Key in order to unlock the product (in the case of reinstall on a new machine).

Grace Period	Amount of time that a user can run the purchased software before they are forced to activate.

*	*

*	*

Activation Key	Unique key that is required to unlock the application.

VID	Vendor ID. Used to uniquely identify a business entity in the backend. Ex. Symantec.

PID	Product ID. Used to identify a product family for a vendor. Ex. NAV

SID	SKU ID. Used to identify a SKU within a vendor product family. Ex. NAV US English.

*	*

*	*
Trialware: delivered in the initial purchase request from the Symantec application.

ESD: delivered in the ecommerce request response.

*	*
System Components
•	* (The remainder of this page and the next five full pages have been omitted.)

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Trialware – Try Before You Buy
Trialware Process
•	Providing a complete trialware solution is inherently more complicated than the ESD solution, as the *.
The process of downloading and (later) purchasing a trialware application takes place in many steps, including:
•	* (The remainder of this page and the next three full pages have been omitted.)

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit Z
Channel Partners and Electronic Distribution
     a. Price List. The prices for the Symantec products sold on the Channel Partner Sites, as defined below, is as found on the Channel Partner price list, which is provided by Symantec to Digital River from time to time.
     b. Channel Partner Download Sites. Symantec hereby authorizes Digital River to distribute Symantec Products to, and operate the download sites for, certain Symantec Partners (the “Channel Partner Sites”). These certain Symantec Partners are: Best buy; Egghead; Comp USA or CompUSAnet; Office Max; Staples; Amazon; Circuit City; AT&T; Dell; Gateway; Microwarehouse; Binary Research; Iomega; Multimicro; Hewlett Packard, AAFES; Apple Wharehouse; ClubMac; Computers4Sure (and .com); dartek.com; E-cost; Fujitsu Systems Business of America, Inc. and Fujitsu Shop Ltd.; Futureshop Ltd; Global Direct Mail and the Ltd site; Government Acquisitions, Inc.; GTSI; Micro Center; Office Depot; Outpost.com (Fry’s); PC Mall; Programmer’s Paradise; Quill corporation; RadioShack.ca; Walmart.com (all variations); Zones Inc.; Toshiba; and DSG Retail Limited, Maylands Avenue, Hemel Hempstead, Hertfordshire HP2 7TG, registered in England No. 504877, VAT No. 22659933, who commonly uses the trading name “Dixon’s” (collectively the “Channel Partners”). Note that Symantec and Digital River will use the EMEA Channel Distribution Price list for this particular Channel Partner, Dixon’s. The Channel Partner Sites are treated as Link and Revenue Share arrangements under the Agreement. Symantec will provide Digital River with a completed SIF for each Channel Partner Site it has decided to remove from the Channel Partner program, and convert to a Symantec-direct partner relationship. Upon receipt by Digital River of a Channel Partner SIF: (a) the Channel Partner Site will be deemed removed from the Channel Partner program; (b) the Channel Partner Site Price List will no longer apply to such Channel Partner Site; and (c) sales from the affected Channel Partner Site(s) will then be combined with all other Digital River sales for the purposes determining the * that Digital River will pay Symantec for the Symantec Product. Digital River is only authorized to operate such Channel Partner Sites as such Sites exist. For the avoidance of doubt, without the express written consent of Symantec, Digital River is not authorized to: (a) operate download sites for any other entity; or (b) alter, enhance or expand the download sites for the Channel Partners in so far as they relate to the offering of Symantec Products. Upon Symantec’s determination, in its sole discretion, regarding how and where it will transition the Channel Partners, Digital River will offer all reasonable assistance to Symantec in connection with such a transition. The foregoing authorization includes the right to use, solely in connection with this Exhibit Z and to the minimum extent necessary, the DRM Technology and any other technology or Symantec Tools reasonably required in order for Digital River to discharge the specific obligations contained in this Exhibit.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.